As filed with the Securities and Exchange Commission on February 12, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tempur Sealy International, Inc.

Delaware	2510	33-1022198
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Guarantors Listed on Schedule A Hereto

(Exact name of Registrant as Specified in its charter)

1000 Tempur Way

Lexington, Kentucky 40511

(800) 878-8889

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott L. Thompson, Chairman, President and Chief Executive Officer

Tempur Sealy International, Inc.

1000 Tempur Way

Lexington, Kentucky 40511

(800) 878-8889

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:

Joe Dannenmaier

Amy R. Curtis

Thompson & Knight LLP

One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, Texas 75201

(214) 969-1700

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Amount of registration fee(1)
5.625% Senior Notes due 2023	$450,000,000	$45,315
Guarantees of 5.625% Senior Notes due 2023	$450,000,000	None(2)

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required for the registration of the guarantees.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Table of Guarantor Co-Registrants

Name	State or Other Jurisdiction of Incorporation/ Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Tempur World, LLC	Delaware	2510	61-1364709
Tempur-Pedic Management, LLC	Delaware	2510	26-2807648
Tempur-Pedic North America, LLC	Delaware	2510	20-0798531
Tempur-Pedic Technologies, Inc.	Delaware	2510	20-8165334
Tempur Production USA, LLC	Virginia	2510	61-1368322
Cocoon International Sales, LLC	Delaware	2510	33-1069158
Tempur-Pedic Manufacturing, Inc.	Delaware	2510	26-2821802
Tempur-Pedic Sales, Inc.	Delaware	2510	26-2821774
Tempur Retail Stores, LLC	Delaware	2510	61-1666069
Tempur Sealy International Distribution, LLC	Delaware	2510	46-4713308
Sealy Corporation	Delaware	2510	36-3284147
Sealy Mattress Corporation	Delaware	2510	20-1178482
Sealy Mattress Company	Ohio	2510	34-0439410
Ohio-Sealy Mattress Manufacturing Co.	Georgia	2510	58-1186228
Sealy Mattress Company of Kansas City, Inc.	Missouri	2510	44-0523533
Sealy Mattress Company of Illinois	Illinois	2510	36-1853967
A. Brandwein & Co.	Illinois	2510	36-2525330
Sealy Mattress Company of Albany, Inc.	New York	2510	14-1325596
Sealy of Maryland and Virginia, Inc.	Maryland	2510	52-1192669
Sealy of Minnesota, Inc.	Minnesota	2510	41-1227650
Sealy, Inc.	Ohio	2510	34-1439379
The Ohio Mattress Company Licensing and Components Group	Delaware	2510	36-1750335
Sealy Mattress Manufacturing Company, Inc.	Delaware	2510	36-3209918
Sealy Technology LLC	North Carolina	2510	56-2168370
Sealy Mattress Company of Puerto Rico	Ohio	2510	34-6544153
Sealy Texas Management, Inc.	Texas	2510	75-1491047
Sealy US Sales, LLC	Delaware	2510	32-0480178

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated February 12, 2016

PROSPECTUS

Tempur Sealy International, Inc.

Offer to Exchange

5.625% Senior Notes due 2023

for

New 5.625% Senior Notes due 2023

that have been registered under the Securities Act of 1933

We are offering to exchange registered 5.625% Senior Notes due 2023, or the Exchange Notes, for an equivalent amount of our outstanding, unregistered 5.625% Senior Notes due 2023, or the Original Notes. The Original Notes and the Exchange Notes are sometimes referred to in this prospectus together as “the notes.” The terms of the Exchange Notes are identical to the terms of the Original Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended, or the Securities Act, and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes. The Exchange Notes are fully and unconditionally guaranteed, jointly and severally, by certain of our subsidiaries subject to customary release provisions. The Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. This exchange offer is subject to certain customary conditions and will expire at midnight, New York City time, on                    , 2016, unless we extend such expiration date. The Exchange Notes will not be listed on any securities exchange or any automated dealer quotation system and there is currently no market for the Exchange Notes.

Material terms of the Exchange Offer

•	The exchange offer expires at midnight, New York City time, on , 2016.

•	You will receive an equal principal amount of Exchange Notes for all Original Notes that you validly tender and do not validly withdraw.

•	Tenders of Original Notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	There has been no public market for the Original Notes and we cannot assure you that any public market for the Exchange Notes will develop.

•	The terms of the Exchange Notes are substantially identical to the Original Notes, except for transfer restrictions, and registration rights and additional interest payment provisions relating to the Original Notes.

•	If you fail to tender your Original Notes for the Exchange Notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

•	The conditions to completing the exchange offer are that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission, or the SEC, and the other conditions as set forth in this prospectus.

•	We will not receive any cash proceeds from the exchange offer.

Results of the Exchange Offer:

•	The Exchange Notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods.

•	We do not plan to list the Original Notes or Exchange Notes on a national market.

•	All outstanding Original Notes not tendered will continue to be subject to the restrictions on transfer set forth in the indenture governing the Original Notes. In general, outstanding Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

•	Other than in connection with the exchange offer, we do not plan to register the outstanding Original Notes under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of Exchange Notes received in exchange for Original Notes where the Original Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Investing in the Exchange Notes involves risks that are described in the “Risk Factors” section beginning on page 9 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2016.

In this prospectus, except as otherwise indicated, the terms “Tempur Sealy,” “the Company,” “we,” “us,” “our” and “ours” refer to Tempur Sealy International, Inc. together with its consolidated subsidiaries.

In making an investment decision, you must rely on your own examination of our business and the terms of the exchange offer, including the merits and risks involved.

You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.

We are incorporating by reference into this prospectus important business and financial information that is not included in or delivered with this prospectus. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

The information contained in this prospectus has been furnished by us and other sources we believe to be reliable. This prospectus contains summaries, believed to be accurate, of the terms we consider material of certain documents, but reference is made to the actual documents. All such summaries are qualified in their entirety by this reference. See “Where You Can Find More Information.”

The information contained or incorporated by reference in this prospectus has been furnished by us and other sources we believe to be reliable. You should not rely on anything contained or incorporated by reference in this prospectus as a promise or representation, whether as to the past or the future. This prospectus contains summaries, believed to be accurate, of the terms we consider material of certain documents, but reference is made to the actual documents. All such summaries are qualified in their entirety by this reference. See “Where You Can Find More Information.”

The distribution of this prospectus and the offer and the sale of the notes may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus or any of the notes come must inform themselves about, and observe, any such restrictions. See “Plan of Distribution.”

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC also maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Tempur Sealy.

We are “incorporating by reference” certain documents that we have filed with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, or any subsequently filed document deemed incorporated by reference. We incorporate by reference into this prospectus the document listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 12, 2016.

Any future filings Tempur Sealy makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated herein by reference until completion of the offering (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide a copy of the documents we incorporate by reference or refer to in this prospectus, at no cost, to any person that receives this prospectus. To request a copy of any or all of these documents, such as the indenture or registration rights agreement, you should write or telephone us at: Tempur Sealy International, Inc., 1000 Tempur Way, Lexington, Kentucky 40511, Attention: Investor Relations, (800) 805-3635.

To obtain timely delivery, you must request such information no later than five (5) business days before the expiration date of the exchange offer.

The distribution of this prospectus and the offer and the sale of the notes may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus or any of the notes come must inform themselves about, and observe, any such restrictions. See “Plan of Distribution.”

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, AS AMENDED (“RSA 421-B”), WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION

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OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, contains “forward looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which includes information concerning one or more of our plans; objectives; goals; strategies and key strategic growth initiatives; future revenues or performance; our ability to realize the anticipated benefits from our recent asset dispositions and the acquisition of brand rights in certain international markets; the impact of the macroeconomic environment in both the U.S. and internationally on our business segments and expectations regarding growth of the mattress industry; uncertainties arising from global events; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; competition in our industry; consumer acceptance of our products; the ability to continuously improve and expand our product line, maintain efficient, timely and cost- effective production and delivery of products, and manage growth; the ability to expand brand awareness, distribution and new products; the efficiency and effectiveness of our advertising campaigns and other marketing programs; the ability to increase sales productivity within existing retail accounts and to further penetrate the retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the effects of strategic investments on our operations, including our efforts to expand our global market share; changing commodity costs; changes in product and channel mix and the impact on the Company’s gross margin; initiatives to improve gross margin; our capital structure and increased debt level, including our ability to meet financial obligations and continue to comply with the terms and financial ratio covenants of our credit facilities; changes in interest rates; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; effects of changes in foreign exchange rates on our reported earnings; the outcome of pending tax audits or other tax proceedings; the effect of future legislative or regulatory changes; litigation and similar issues; financial flexibility; our expected sources of cash flow; changes in capital expenditures; our ability to effectively manage cash; and our share repurchase program. Many of these statements appear, in particular, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PART II, ITEM 7 of our most recent Annual Report on Form 10-K incorporated by reference herein. When used in this prospectus, including the information incorporated herein by reference, the words “assumes,” “estimates,” “expects,” “guidance”, “anticipates,” “proposed,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations and various assumptions. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. There can be no assurance that we will realize our expectations or that our beliefs will prove correct.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, including the information incorporated herein by reference. There are important factors, many of which are beyond the Company’s control, that could cause our actual results to differ materially from those expressed as forward-looking statements in this prospectus, including the information incorporated herein by reference, including the risk factors discussed in this prospectus under the heading “Risk Factors” and the risk factors discussed under the heading “Risk Factors” under PART I, ITEM 1A of our most recent Annual Report on Form 10-K incorporated by reference herein. There may be other factors that may cause our actual results to differ materially from the forward looking statements.

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All forward-looking statements attributable to us apply only as of the date of this prospectus, including the information incorporated herein by reference, and are expressly qualified in their entirety by the cautionary statements included in this prospectus, including the information incorporated herein by reference. Except as may be required by law, we undertake no obligation to publicly update or revise any of the forward-looking statements, whether as a result of new information, future events, or otherwise.

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SUMMARY

This summary highlights the information contained elsewhere in this prospectus or incorporated herein by reference. This summary may not contain all of the information that may be important to you or that you should consider before making a decision to participate in the exchange offer. You should read the entire prospectus carefully. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference. In particular, you should read the section entitled “Risk Factors” included elsewhere in this prospectus and our financial statements and the related notes and management’s discussion and analysis of financial condition and results of operation incorporated herein by reference.

Our Company

We are the world’s largest bedding provider, created through the acquisition by the Company of Sealy Corporation (“Sealy”) and its historical subsidiaries in March 2013 (the “Sealy Acquisition”). We develop, manufacture, market and distribute bedding products, which we sell globally in approximately 100 countries. Our brand portfolio includes many of the most highly recognized brands in the industry, including TEMPUR®, Tempur-Pedic®, Sealy®, Sealy Posturepedic®, Optimum™, and Stearns & Foster®. Our comprehensive suite of bedding products offers a variety of products to consumers across a broad range of channels.

Corporate Information

We were incorporated in September 2002 under the laws of the State of Delaware. On May 22, 2013, we changed our name to Tempur Sealy International, Inc. Our principal executive office is located at 1000 Tempur Way, Lexington, Kentucky 40511 and our telephone number is (800) 878-8889. Our internet address is www.tempursealy.com. Information on, or accessible through, our website is not part of this prospectus.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

On September 24, 2015, we issued $450.0 million in aggregate principal amount of our 5.625% Senior Notes due 2023 in a private placement. We entered into a registration rights agreement with the initial purchasers of the Original Notes in which we agreed to deliver to you this prospectus. You are entitled to exchange your Original Notes in the exchange offer for registered notes with identical terms, except that the registered notes will have been registered under the Securities Act and will not bear legends restricting their transfer. Unless you are a broker-dealer or unable to participate in the exchange offer, we believe that the Exchange Notes to be issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery requirements of the Securities Act. You should read the discussions under the headings “The Exchange Offer” and “Description of Exchange Notes” for further information regarding the Exchange Notes.

Registration Rights Agreement	You are entitled under the registration rights agreement governing your Original Notes to exchange your Original Notes for Exchange Notes with substantially identical terms. The exchange offer is intended to satisfy these rights. After the exchange offer is completed, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your Original Notes.

If you do not receive freely tradable Exchange Notes in the exchange offer or you are ineligible to participate in the exchange offer and indicate that you wish to have your Original Notes registered under the Securities Act, the registration rights agreement governing your Original Notes requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit. See “The Exchange Offer.”

The Exchange Offer	We are offering to exchange up to $450.0 million aggregate principal amount of our Exchange Notes, which have been registered under the Securities Act, for up to $450.0 million aggregate principal amount of our Original Notes, on the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, which we refer to as the exchange offer. You may tender Original Notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Original Notes we are offering to exchange hereby were issued under an indenture dated as of September 24, 2015.

Resale of Exchange Notes	Based upon the position of the staff of the SEC as described in no-action letters issued to third parties unrelated to us, we believe that Exchange Notes issued pursuant to the exchange offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes to be issued in the exchange offer;

•	you are not an “affiliate” of ours as defined under Rule 405 of the Securities Act; and

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the Exchange Notes.

We do not intend to apply for listing of the Exchange Notes on any securities exchange or seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer or, if developed, that such market will be sustained or as to the liquidity of any such market.

By tendering your Original Notes as described in “The Exchange Offer,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC will make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes during the period ending on the earlier of (i) 180 days from the date on which the registration statement on Form S-4, to which this prospectus forms a part, became effective and (ii) the date on which such broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

Consequences If You Do Not Exchange Your Original Notes	Original Notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such Original Notes unless:

•	you are able to rely on an exemption from the requirements of the Securities Act;

•	the Original Notes are registered under the Securities Act; or

•	the transaction requires neither an exception from nor registration under the requirements of the Securities Act.

After the exchange offer is closed, we will no longer have an obligation to register the Original Notes, except under limited circumstances. To the extent that Original Notes are tendered and accepted in the exchange offer, the trading market for any remaining Original Notes may be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offer.”

Expiration Date	The exchange offer will expire at midnight, New York City time, on , 2016, unless we extend the exchange offer and the exchange offer will be open at least through the twentieth business day following commencement of the offering. See “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Issuance of Exchange Notes	We will issue Exchange Notes in exchange for Original Notes tendered and accepted in the exchange offer promptly following the Expiration Date (unless amended as described in this prospectus). See “The Exchange Offer—Terms of the Exchange.”

Certain Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which we may amend or waive. The exchange offer is not conditioned upon any minimum principal amount of outstanding Original Notes being tendered. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes	If you wish to accept the exchange offer, you must deliver to the exchange agent:

•	your Original Notes, either by tendering them in certificated form or by timely confirmation of book-entry transfer through DTC, and

•	all other documents required by the letter of transmittal.

These actions must be completed before the expiration of the exchange offer. If you hold Original Notes through DTC, you must comply with its standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.

By signing, or by agreeing to be bound by, the letter of transmittal, you will be representing to us that:

•	you will be acquiring the Exchange Notes in the ordinary course of your business,

•	you have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes within the meaning of the Securities Act,

•	you are not an affiliate, as defined in Rule 405 under the Securities Act, of ours, and

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the Exchange Notes.

See “The Exchange Offer—Procedures for Tendering.”

Guaranteed Delivery Procedures for Tendering Original Notes	If you cannot tender your Original Notes by the expiration date or you cannot deliver your Original Notes, the letter of transmittal or any other documentation to comply with the applicable procedures under DTC standard operating procedures for electronic tenders in a timely fashion, you may tender your Original Notes according to the guaranteed delivery procedures set forth under “The Exchange Offer—Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Holders	If you beneficially own Original Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either arrange to have the Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time. See “The Exchange Offer—Procedures for Tendering.”

Withdrawal Rights	You may withdraw your tender of Original Notes at any time before the exchange offer expires. See “The Exchange Offer—Withdrawal of Tenders.”

Accounting Treatment	We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with U.S. generally accepted accounting principles, or GAAP. See “The Exchange Offer—Accounting Treatment.”

U.S. Federal Income Tax Consequences	The exchange pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the exchange or the issuance of Exchange Notes in connection with the exchange offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under “The Exchange Offer—Exchange Agent.” The Bank of New York Mellon Trust Company, N.A., is also the trustee under the indenture governing the notes.

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

The following summary is provided solely for your convenience. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the notes, see “Description of Exchange Notes.”

Issuer	Tempur Sealy International, Inc.

Securities Offered	$450 million aggregate principal amount of 5.625% Senior Notes due 2023.

Maturity	October 15, 2023.

Interest	Interest will be payable in cash on April 15 and October 15 of each year, beginning April 15, 2016.

Guarantees	The Exchange Notes will be guaranteed by all of our existing and future domestic restricted subsidiaries that guarantee or are borrowers under our 2012 Credit Agreement. The guarantees will rank equally to all other unsecured and unsubordinated indebtedness of the guarantors, but will be effectively junior to all of the secured indebtedness of the guarantors, to the extent of the value of the assets securing that indebtedness.

Ranking	The Exchange Notes will rank equally to all of our other unsecured and unsubordinated indebtedness, but will be effectively junior to all of our secured indebtedness, to the extent of the value of the assets securing that indebtedness. The Exchange Notes will also effectively rank junior to all liabilities of our subsidiaries that do not guarantee the notes. As of December 31, 2015:

•	The notes would have effectively ranked junior to $529.3 million of secured indebtedness of Tempur Sealy and the subsidiaries guaranteeing the notes (including outstanding letters of credit, plus up to an additional $330.2 million available for borrowing under our revolving credit facility); and

•	The notes would have effectively ranked junior to $170.2 million of liabilities of our non-guarantor subsidiaries (excluding intercompany liabilities).

Optional Redemption	We may redeem any of the Exchange Notes beginning on October 15, 2018. The initial redemption price is 104.219% of their principal amount, plus accrued interest. The redemption price will decline each year after 2018 and will be 100% of their principal amount, plus accrued and unpaid interest, beginning on October 15, 2021.

In addition, before October 15, 2018, we may redeem up to 35% of the aggregate principal amount of Exchange Notes with the proceeds of certain offerings of our equity securities at 105.625% of their principal amount plus accrued and unpaid interest. We may make such redemptions only if, after any such redemption, at least 65% of the aggregate principal amount of Exchange Notes originally issued remains outstanding.

We may also redeem some or all of the Exchange Notes before October 15, 2018 at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, to the redemption date, plus an applicable “make- whole” premium.

Change of Control	Upon a change of control (as described under “Description of Exchange Notes”), we will be required to make an offer to repurchase the Exchange Notes. The purchase price will equal 101% of the principal amount of the notes on the date of repurchase plus accrued and unpaid interest. We may not have sufficient funds available at the time of any change of control to make any required debt repayment (including repurchases of the notes). See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control.”

Trustee, Registrar and Transfer Agent	The Bank of New York Mellon Trust Company, N.A.

Certain Covenants	The terms of the Exchange Notes restrict our ability and the ability of certain of our subsidiaries (as described in “Description of Exchange Notes”) to:

•	incur additional indebtedness or provide guarantees in respect of obligations of other persons;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	prepay, redeem or repurchase subordinated debt;

•	make loans or investments;

•	sell or otherwise dispose of certain assets;

•	incur liens;

•	restrict dividends, loans or asset transfers from our subsidiaries;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into a new or different line of business; and

•	enter into certain transactions with our affiliates.

However, these limitations will be subject to a number of important qualifications and exceptions.

Use of Proceeds	We will not receive any proceeds from the exchange offer.

No Public Trading Market	The Exchange Notes will not be listed on any national securities exchange or any automated dealer quotation system and there is currently no market for the notes. Accordingly, there can be no assurances that an active market for the Exchange Notes will develop upon the completion of the exchange offer or, if developed, that such market will be sustained, or as to the liquidity of any such market.

Risk Factors	In analyzing an investment in the Exchange Notes and participation in the exchange offer, you should carefully consider, along with other matters included, incorporated by reference, or referred to in this prospectus, the information set forth under “Risk Factors.”

RISK FACTORS

Any investment in the notes involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before participating in the exchange offer. If any of the following risks actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur. If any such event does occur, you may lose all or part of your original investment in the notes.

Risks Related To Our Business

Set forth below are descriptions of certain risks relating to our business.

Unfavorable economic and market conditions could reduce our sales and profitability and as a result, our operating results may be adversely affected.

Our business has been affected by general business and economic conditions, and these conditions could have an impact on future demand for our products. The global economy remains unstable, and we expect the economic environment to continue to be challenging. Economic uncertainty may give households less confidence to make discretionary purchases.

There could be a number of other effects from these economic developments on our business, including reduced consumer demand for products; insolvency of our customers, resulting in increased provisions for credit losses; insolvency of our key suppliers resulting in product delays; inability of retailers and consumers to obtain credit to finance purchases of our products; decreased consumer confidence; decreased retail demand, including order delays or cancellations; counterparty failures negatively impacting our treasury operations; inability for us, our customers and our suppliers to accurately forecast future product demand trends; and adverse movements in foreign currency exchange rates. If such conditions are experienced in future periods, our industry, business and results of operations may be severely impacted.

Our leverage may limit our flexibility and increase our risk of default.

As of December 31, 2015, we had $1,445.6 million of debt outstanding and our stockholders’ equity was $290.2 million. Our degree of leverage could have important consequences to our investors, such as:

•	increasing our vulnerability to adverse economic, industry or competitive developments;

•	requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and other business opportunities;

•	making it more difficult for us to satisfy our obligations with respect to our indebtedness;

•	restricting us from making strategic acquisitions or investments or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate, placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting;

•	exposing us to variability in interest rates, as a substantial portion of our indebtedness is and will be at variable rates; and

•	limiting our ability to return capital to our stockholders, including through share repurchases.

In addition, the instruments governing our debt contain financial and other restrictive covenants, which limit our operating flexibility and could prevent us from taking advantage of business opportunities and reduce our flexibility to respond to changing business and economic conditions, which could put us at a competitive disadvantage. Our failure to comply with these covenants may result in an event of default. If such event of default is not cured or waived, we may suffer adverse effects on our operations, business or financial condition, including acceleration of our debt. See “—Risks Related to the Notes—We will have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business.”

Because we depend on our significant customers, a decrease or interruption in their business with us would reduce our sales and results of operations.

Our top five customers, collectively, account for approximately 39.4% of our net sales for 2015. The credit environment in which our customers operate has been relatively stable over the past few years. We expect that some of the retailers that carry our products may consolidate, undergo restructurings or reorganizations, experience financial difficulty, or realign their affiliations, any of which could decrease the number of stores that carry our products or increase the ownership concentration in the retail industry. An increase in the concentration of our sales to large customers may negatively affect our profitability due to the impact of volume and other incentive programs related to these customers. Furthermore, as sales to our large customers grow, our credit exposure to these customers may also increase. Some of these retailers may decide to carry only a limited number of brands of mattress products, which could affect our ability to sell products to them on favorable terms, if at all. A substantial decrease or interruption in business from these significant customers could result in the loss of future business and could reduce liquidity and profitability. In addition, the timing of large purchases by these customers could have an increasingly significant impact on our quarterly net sales and earnings.

Mattress Firm Holding Corp., which is represented in the North America segment, is our largest customer. On February 5, 2016, Mattress Firm Holding Corp. acquired all of the outstanding equity interests in HMK Mattress Holdings, LLC (“Sleepy’s”). Sleepy’s operates approximately 1,500 specialty mattress retail stores located in 17 states and the combined company will operate approximately 3,500 stores in 48 states. Sleepy’s was also one of our top 5 customers in 2015 and as a result of this acquisition, based on 2015 net sales, the combined company will be our largest customer, and will represent a significant portion of our overall sales. Mattress Firm and Sleepy’s together represented approximately 25% of our overall net sales for 2015. This higher customer concentration will increase the risks associated with large customers described above.

Our sales growth is dependent upon our ability to implement strategic initiatives and actions taken to increase sales growth may not be effective.

Our ability to generate sales growth is dependent upon a number of factors, including the following:

•	our ability to continuously improve our products to offer new and enhanced consumer benefits and better quality;

•	ability of our future product launches to increase net sales;

•	the effectiveness of our advertising campaigns and other marketing programs in building product and brand awareness, driving traffic to our distribution channels and increasing sales;

•	our ability to expand into new distribution channels and grow our existing channels, including our current roll-out of Sealy mattress products in various international markets;

•	our ability to continue to successfully execute our strategic initiatives;

•	the level of consumer acceptance of our products; and

•	general economic factors that negatively impact consumer confidence, disposable income or the availability of consumer financing.

We may be adversely affected by fluctuations in exchange rates, which could affect our results of operations, the costs of our products and our ability to sell our products in foreign markets.

Approximately 25% of our net sales were generated outside of the United States in 2015. As a multinational company, we conduct our business in a wide variety of currencies and are therefore subject to market risk for changes in foreign exchange rates. If the U.S. dollar strengthened relative to the euro or other foreign currencies where we have operations, there would be a negative impact on our operating results upon translation of those foreign operating results into the U.S. dollar. In 2015, foreign currency exchange rate changes negatively impacted our adjusted EBITDA, which is a non-GAAP financial measure, by approximately 6.4%. In 2016, we expect foreign exchange could continue to negatively impact our results of operations. Changes in foreign currency exchange rates could have an adverse impact on our financial condition, results of operations and cash flows. We do not hedge the translation of foreign currency operating results into the U.S. dollar.

We use foreign exchange forward contracts to manage a portion of the exposure to the risk of the eventual net cash inflows and outflows resulting from foreign currency denominated transactions between our subsidiaries and their customers and suppliers, as well as among certain subsidiaries. These hedging transactions may not succeed in managing our foreign currency exchange rate risk.

Refer to “Management’s Discussion and Analysis” included in Part II, ITEM 7 and “Quantitative and Qualitative Disclosures About Market Risk” included in Part II, ITEM 7A of our most recent Annual Report on Form 10-K incorporated by reference herein for further discussion on the impact of foreign exchange rates on our operations.

We are subject to a pending tax proceeding in Denmark, and an adverse decision or a negotiated settlement could adversely impact our results of operations and cash flows.

We have received income tax assessments from the Danish Tax Authority (“SKAT”). We believe the process to reach a final resolution of this matter could potentially extend over a number of years. If we are not successful in defending our position that we owe no additional taxes, we could be required to pay a significant amount to SKAT. In addition, the Company could choose to pursue a settlement with SKAT, which could also require the Company to pay significant amounts to SKAT in excess of any related reserve. Each of these outcomes could have a material adverse impact on our results of operations and cash flows. In addition, prior to any ultimate resolution of this issue before the Tribunal or the Danish courts, or a settlement of the matter with SKAT, based on a change in facts and circumstances, the Company may be required to further increase its uncertain tax liability associated with this matter, which could have a material impact on the Company’s reported earnings. For a description of these assessments and additional information with respect to these assessments and the various related legal proceedings, see “Legal Proceedings” included in Part I, ITEM 3, Note 14, “Income Taxes”, in our Consolidated Financial Statements included in Part II, ITEM 8, and “Management’s Discussion and Analysis” included in Part II, ITEM 7 of our most recent Annual Report on Form 10-K incorporated by reference herein.

We operate in the highly competitive mattress and pillow industries, and if we are unable to compete successfully, we may lose customers and our sales may decline.

Participants in the mattress and pillow industries compete primarily on price, quality, brand name recognition, product availability and product performance and compete across a range of distribution channels.

A number of our significant competitors offer mattress and pillow products that compete directly with our products. Any such competition by established manufacturers or new entrants into the market could have a material adverse effect on our business, financial condition and operating results. In addition, mattress and pillow manufacturers and retailers are seeking to increase their channels of distribution and looking for new ways to reach the consumer, including the recent expansion in the number of companies pursuing online direct-to-consumer models for foam mattresses. The pillow industry is characterized by a large number of competitors, none of which are dominant. The highly competitive nature of the mattress and pillow industries means we are continually subject to the risk of loss of market share, loss of significant customers, reductions in margins, and the inability to acquire new customers.

We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology could harm our ability to effectively operate our business.

Our ability to effectively manage our business depends significantly on our information systems. The failure of our current systems, or future upgrades, to operate effectively or to integrate with other systems, or a breach in security of these systems could cause reduced efficiency of our operations, and remediation of any such failure, problem or breach could reduce our liquidity and profitability. Any disruptions caused by the failure of these systems could adversely impact our day-to-day business and decision making and could have a material adverse effect on its performance.

We have successfully implemented a new enterprise resource planning, or “ERP,” system across several of our global subsidiaries. We are continuing this implementation and expanding into our North America segment. This new system will continue to replace a substantial portion of our legacy systems currently supporting our operations. If we are unable to successfully implement the replacement of the legacy systems, it could lead to a disruption in our business and unanticipated additional use of capital and other resources, which may adversely impact our results of operations.

Changes in tax laws and regulations or other factors could cause our income tax rate to increase, potentially reducing net income and adversely affecting cash flows, and fluctuations in our tax obligations and effective tax rate may result in volatility of our financial results and price for our securities.

We are subject to taxation in various jurisdictions around the world and at any one time multiple tax years are subject to audit by various taxing jurisdictions. In preparing financial statements, we calculate our annual effective income tax rate based on current tax laws and regulations and the estimated taxable income within each of these jurisdictions. Our effective income tax rate, however, may be higher due to numerous factors, including, but not limited to, changes in accounting methods or policies, tax laws or regulations, the tax litigation environment in each such jurisdiction, and the outcome of pending or future audits, whether the result of litigation or negotiations with taxing authorities. Each such item may result in a tax liability that differs from our original estimate. An effective income tax rate that is significantly higher than currently anticipated could have an adverse effect on our net income and cash flows. In addition, there could be ongoing variability in our quarterly tax rates as events occur and exposures are evaluated, which could adversely affect our quarterly results of operations and price for our securities.

Officials in some of the jurisdictions in which we do business, including the United States, have proposed or announced that they are considering tax increases and other revenue raising laws and regulations. Additionally, the global tax environment is becoming more complex, with government tax authorities becoming increasingly more aggressive in asserting claims for taxes. Any resulting changes in tax laws or regulations could increase our effective income tax rate or impose new restrictions, costs or prohibitions on our current practices and reduce our net income and adversely affect our cash flows.

In addition to the increased activity of taxing authorities with respect to income tax, taxing authorities are also becoming more aggressive in asserting claims for indirect taxes such as import duties and value added tax. These types of claims present similar risks and uncertainties as those discussed above. We believe we are in compliance with all tax laws and regulations that govern such indirect taxes in each of the jurisdictions we do business in. However, because claims taxing authorities assert often involve the question of internal product pricing, which is inherently subjective in nature, any such claim may require us to litigate the matter to defend our position or to negotiate a settlement on the matter with the taxing authorities that differs from the amount of potential exposure recorded in the financial statements.

We are subject to fluctuations in the cost of raw materials, and increases in these costs would reduce our liquidity and profitability.

The bedding industry has been challenged by volatility in the price of petroleum-based and steel products, which affects the cost of polyurethane foam, polyester, polyethylene foam and steel innerspring component parts. The price and availability of these raw materials are subject to market conditions affecting supply and demand. Given the significance of the cost of these materials to our products, volatility in the prices of the underlying commodities can significantly affect profitability. To the extent we are unable to absorb higher costs, or pass any such higher costs to our customers, our gross margin could be negatively affected, which could result in a decrease in our liquidity and profitability.

If we, or our service providers, are unable to adequately protect our information assets from cyber-based attacks or other security incidents, our operations could be disrupted and our reputation could be damaged.

We are increasingly dependent on information technology, including the Internet, for the storage, processing, and transmission of our electronic, business-related information assets. We leverage our internal information technology infrastructures, and those of our service providers, to enable, sustain and support our global business interests. In the event that we or our service providers are unable to prevent, detect and remediate cyber-based attacks or other security incidents in a timely manner, our operations could be disrupted or we may incur financial or reputational losses arising from the theft, alteration, misuse, unauthorized disclosure or destruction of its information assets.

We cannot guarantee that we will repurchase our common stock pursuant to our recently announced stock repurchase program or that our stock repurchase program will enhance long-term stockholder value. Stock repurchases could also increase the volatility of the price of our common stock and could diminish our cash reserves.

In February 2016, our board of directors authorized a stock repurchase program. Under the program, we are authorized to repurchase shares of our common stock for an aggregate purchase price not to exceed $200 million. Although our board of directors has authorized the stock repurchase program, the stock repurchase program does not obligate us to repurchase any specific dollar amount or to acquire any specific number of shares and may be suspended or terminated at any time. Stock may be purchased from time to time, in the open market or through private transactions, subject to market condition, in compliance with applicable state and federal securities laws. The timing and amount of repurchases, if any, will depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. In addition, repurchases of our common stock pursuant to our stock repurchase program could affect the market price of our common stock or increase its volatility. For example, the existence of a stock repurchase program could cause our stock price to be higher than it would be in the absence of such a program and could potentially reduce the market liquidity for our stock. Additionally, our stock repurchase program could diminish our cash reserves, which may impact our ability to finance future growth and to pursue possible future strategic opportunities and acquisitions. There can be no assurance that any stock repurchases will enhance stockholder value because the market price of our common stock may decline below the levels at which we determine to repurchase our stock. Although our stock repurchase program is intended to enhance long-term stockholder value, there is no assurance that it will do so and short-term stock price fluctuations could reduce the program’s effectiveness.

We may be unable to sustain our profitability, which could impair our ability to service our indebtedness and make investments in our business and could adversely affect the market price for our securities.

Our ability to service our indebtedness depends on our ability to maintain our profitability. We may not be able to maintain our profitability on a quarterly or annual basis in future periods. Further, our profitability will depend upon a number of factors, including without limitation:

•	general economic conditions in the markets in which we sell our products and the impact on consumers and retailers;

•	the level of competition in the mattress and pillow industry;

•	our ability to successfully identify and respond to emerging trends in the mattress and pillow industry;

•	our ability to successfully launch new products;

•	our ability to effectively sell our products through our distribution channels in volumes sufficient to drive growth and leverage our cost structure and advertising spending;

•	our ability to reduce costs, including our ability to align our cost structure with sales in the existing economic environment;

•	our ability to successfully manage our relationships with our major customers;

•	our ability to absorb fluctuations in commodity costs;

•	our ability to maintain efficient, timely and cost-effective production and utilization of our manufacturing capacity; and

•	our ability to maintain efficient, timely and cost-effective delivery of our products, and our ability to maintain public recognition of our brands.

Our new product launches may not be successful due to development delays, failure of new products to achieve anticipated levels of market acceptance and significant costs associated with failed product introductions, which could adversely affect our revenues and profitability.

Each year we invest significant time and resources in research and development to improve our product offerings and launch new products. There are a number of risks inherent in our new product line introductions, including that the anticipated level of market acceptance may not be realized, which could negatively impact our sales. Also, introduction costs, the speed of the rollout of the product and manufacturing inefficiencies may be greater than anticipated, which could impact profitability.

Our advertising expenditures and customer incentives may not result in increased sales or generate the levels of product and brand name awareness we desire and we may not be able to manage our advertising expenditures on a cost-effective basis.

A significant component of our marketing strategy involves the use of direct marketing to generate brand awareness and sales. Future growth and profitability will depend in part on the cost and efficiency of our advertising expenditures, including our ability to create greater awareness of our products and brand names and determine the appropriate creative message and media mix for future advertising expenditures and to incent the promotion of our products.

Our operating results are subject to fluctuations, including as a result of seasonality, which could make sequential quarter to quarter comparisons an unreliable indication of our performance and adversely affect the market price of our securities.

A significant portion of our net sales are attributable to our Retail channel, particularly net sales to furniture and bedding stores. We believe that our sales of bedding and other products to furniture and bedding stores are subject to seasonality inherent in the bedding industry, with sales expected to be generally lower in the second and fourth quarters and higher in the first and third quarters, and in Europe, lower in the third quarter as compared to the other quarters during the year. Additionally, typical seasonality patterns may be affected by significant new product launches. In 2015 and 2014, we experienced stronger sales in the third and fourth quarters due to product launches in the first half of the year. This seasonality means that a sequential quarter to quarter comparison may not be a good indication of our performance or of how we will perform in the future.

We are subject to risks from our international operations, such as complying with U.S. and foreign laws, foreign exchange exposure, tariffs, increased costs, political risks and our ability to expand in certain international markets, which could impair our ability to compete and our profitability.

We are a global company, selling our products in approximately 100 countries worldwide. We generated approximately 25% of our net sales outside of the United States in 2015, and we continue to pursue additional international opportunities. We also participate in international license and joint venture arrangements with independent third parties. Our international operations are subject to the customary risks of operating in an international environment, including complying with U.S. laws affecting operations outside of the United States such as the Foreign Corrupt Practices Act; complying with foreign laws and regulations, including disparate anti-corruption laws and regulations; risks associated with varying local business customs; and the potential imposition of trade or foreign exchange restrictions, tariffs and other tax increases, fluctuations in exchange rates, inflation and unstable political situations and labor issues. We are also limited in our ability to independently expand in certain international markets where we have granted licenses to manufacture and sell Sealy® bedding products. Fluctuations in the rate of exchange between currencies in which we do business may affect our financial condition or results of operations.

If we are not able to protect our trade secrets or maintain our trademarks, patents and other intellectual property, we may not be able to prevent competitors from developing similar products or from marketing in a manner that capitalizes on our trademarks, and this loss of a competitive advantage could decrease our profitability and liquidity.

We rely on trade secrets to protect the design, technology and function of our products. To date, we have not sought U.S. or international patent protection for our principal product formula for TEMPUR® material and manufacturing processes. Accordingly, we may not be able to prevent others from developing viscoelastic material and products that are similar to or competitive with our products. Our ability to compete effectively with other companies also depends, to a significant extent, on our ability to maintain the proprietary nature of our owned and licensed intellectual property. We own a significant number of patents on aspects of our products and have patent applications pending on aspects of our products and manufacturing processes. However, the principal product formula and manufacturing processes for our TEMPUR® material and our products are not patented and we must maintain these as trade secrets in order to protect this intellectual property. We own U.S. and foreign registered trade names and service marks and have applications for the registration of trade names and service marks pending domestically and abroad. We also license certain intellectual property rights from third parties.

Our trademarks are currently registered in the U.S. and registered or pending in foreign jurisdictions. However, those rights could be circumvented, or violate the proprietary rights of others, or we could be prevented from using them if challenged. A challenge to our use of our trademarks could result in a negative ruling regarding our use of our trademarks, their validity or their enforceability, or could prove expensive and time consuming in terms of legal costs and time spent defending against such a challenge. Any loss of trademark protection could result in a decrease in sales or cause us to spend additional amounts on marketing, either of which could decrease our liquidity and profitability. In addition, if we incur significant costs defending our trademarks, that could also decrease our liquidity and profitability. In addition, we may not have the financial resources necessary to enforce or defend our trademarks. Furthermore, our patents may not provide meaningful protection and patents may never issue from pending applications. It is also possible that others could bring claims of infringement against us, as our principal product formula and manufacturing processes are not patented, and that any licenses protecting our intellectual property could be terminated. If we were unable to maintain the proprietary nature of our intellectual property and our significant current or proposed products, this loss of a competitive advantage could result in decreased sales or increased operating costs, either of which would decrease our liquidity and profitability.

In addition, the laws of certain foreign countries may not protect our intellectual property rights and confidential information to the same extent as the laws of the U.S. or the European Union. Third parties, including competitors, may assert intellectual property infringement or invalidity claims against us that could be upheld. Intellectual property litigation, which could result in substantial cost to and diversion of effort by us, may be necessary to protect our trade secrets or proprietary technology, or for us to defend against claimed infringement of the rights of others and to determine the scope and validity of others’ proprietary rights. We may not prevail in any such litigation, and if we are unsuccessful, we may not be able to obtain any necessary licenses on reasonable terms or at all.

A material increase in our product return rates or an inadequacy in our warranty reserves could reduce our liquidity and profitability.

We allow consumers to return certain products for comfort reasons. As we expand our sales, our return rates may not remain within our historical levels. A downturn in general economic conditions may also increase our product return rates. A material increase in return rates could significantly impair our liquidity and profitability.

We provide our consumers warranties on our products ranging from 3 to 25 years. Due to the increase in new product introductions in recent years, we may still see significant warranty claims on products under warranty which are early in their product life cycles. As of March 1, 2014, we shortened the warranty of Tempur mattresses sold in our North America segment from 25 years to 10 years to align with the industry standard. Also, in line with our strategy, as we continue to innovate to provide new products to our customers, we could be susceptible to unanticipated risks with our warranty claims, which could impair our liquidity and profitability.

Because some of our products have been in use by our customers for the full warranty period, we rely on the combination of historical experience and product testing for the development of our estimate for warranty claims. However, our actual level of warranty claims could prove to be greater than the level of warranty claims we estimated based on our products’ performance during product testing. If our warranty reserves are not adequate to cover future warranty claims, their inadequacy could have a material adverse effect on our liquidity and profitability.

We are vulnerable to interest rate risk with respect to our debt, which could lead to an increase in interest expense.

We are subject to interest rate risk in connection with the variable rate debt under our debt agreements. Interest rate changes could increase the amount of our interest payments and thus, negatively impact our future earnings and cash flows. Although we refinanced a significant portion of our variable rate debt in 2015 with fixed rate debt, we still have a significant amount of variable rate debt outstanding. For information regarding our sensitivity to changes in interest rates, refer to “Quantitative and Qualitative Disclosures About Market Risk” included in Part II, ITEM 7A of our most recent Annual Report on Form 10-K incorporated by reference herein.

Loss of suppliers and disruptions in the supply of our raw materials could increase our costs of sales and reduce our ability to compete effectively.

We acquire raw materials and certain components from a number of suppliers with manufacturing locations around the world. If we were unable to obtain raw materials and certain components from these suppliers for any reason, we would have to find replacement suppliers. Any substitute arrangements for raw materials and certain components might not be on terms as favorable to us. In addition, we outsource the procurement of certain goods and services from suppliers in foreign countries. If we were no longer able to outsource through these suppliers, we could source it elsewhere, perhaps at a higher cost. We maintain relatively small supplies of our raw materials and outsourced goods at our manufacturing facilities, and any disruption in the on-going shipment of supplies to us could interrupt production of our products, which could result in a decrease of our sales or could cause an increase in our cost of sales, either of which could decrease our liquidity and profitability.

In connection with the general supply chain risks described above, we are dependent upon single source suppliers for certain structural components or assembly of specific product lines within the Sealy brand portfolio. These products are purchased under a supply agreement and are manufactured in accordance with proprietary designs jointly owned by us and the supplier.

Unexpected equipment failures, delays in deliveries or catastrophic loss delays may lead to production curtailments or shutdowns.

We manufacture and distribute products to our customers from our network of manufacturing facilities located around the world. An interruption in production capabilities at any of these manufacturing facilities could result in our inability to produce our products, which would reduce our net sales and earnings for the affected period. In addition, we generally deliver our products only after receiving the order from the customer or the retailer, and in certain facilities, on a just-in-time basis, and thus do not hold significant levels of inventories. Any significant delay in deliveries to our customers could lead to increased returns or cancellations and cause us to lose future sales. Any increase in freight charges could increase our costs of doing business and affect our profitability. We have introduced new distribution programs to increase our ability to deliver products on a timely basis, but if we fail to deliver products on a timely basis, we may lose sales which could decrease our liquidity and profitability. Our manufacturing facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions or violent weather conditions. Despite the fact that we maintain insurance covering the majority of these risks, we may in the future experience material plant shutdowns or periods of reduced production as a result of equipment failure, delays in deliveries or catastrophic loss.

The loss of the services of any members of our executive management team could impair our ability to execute our business strategy and as a result, reduce our sales and profitability.

We depend on the continued services of our executive management team. The loss of key personnel could have a material adverse effect on our ability to execute our business strategy and on our financial condition and results of operations. We do not maintain key-person insurance for members of our executive management team.

We could face adverse consequences as a result of stockholder actions or abrupt changes in our management or Board of Directors.

As previously disclosed, H Partners Management LLC, together with certain of its affiliates (collectively, “H Partners”), has publicly criticized our operation of our business, our business strategy, corporate governance considerations and other matters and demanded immediate changes in our management and Board of Directors. Although as described in the Form 8-K filed May 13, 2015, the Company entered into an agreement with H Partners on May 11, 2015 that includes a standstill that limits H Partners’ ability to take certain actions, this standstill provision expires after the 2016 Annual Meeting of Stockholders and there can be no assurance that H Partners or another stockholder will not make additional demands in the future.

As described in the Form 8-K Current Reports filed on May 11, 2015, June 1, 2015, July 30, 2015, September 8, 2015 and February 2, 2016, the Company announced a number of significant changes in its senior management and Board of Directors. Abrupt changes in our senior management or Board of Directors could adversely impact our ability to manage our business and implement our key strategic priorities. In addition, perceived uncertainties as to our future direction, or any abrupt changes in our management or Board of Directors, may lead to concerns regarding the direction or stability of our business, which may be exploited by our competitors, result in the loss of business opportunities, cause concern to our current or potential customers or suppliers, or make it more difficult to retain existing personnel or attract and retain new personnel. Considering and responding to future demands by stockholders, or abrupt changes in management or the Board, could be time-consuming and result in significant additional costs to us and could be disruptive of our operations and divert the time and attention of management and our employees away from our business operations and executing on our strategic plan. These actions could also cause the price of our securities to experience periods of volatility.

Deterioration in labor relations could disrupt our business operations and increase our costs, which could decrease our liquidity and profitability.

As of December 31, 2015, we had approximately 7,200 full-time employees. Approximately 40.0% of our employees are represented by various labor unions with separate collective bargaining agreements or government labor union contracts for certain international locations. Our North American collective bargaining agreements, which are typically three years in length, expire at various times during any given three year period. Due to the large number of collective bargaining agreements, we are periodically in negotiations with certain of the unions representing our employees. We may at some point be subject to work stoppages by some of our employees and, if such events were to occur, there may be a material adverse effect on our operations and profitability. Further, we may not be able to renew our various collective bargaining agreements on a timely basis or on favorable terms, or at all. Any significant increase in our labor costs could decrease our liquidity and profitability and any deterioration of employee relations, slowdowns or work stoppages at any of our locations, whether due to union activities, employee turnover or otherwise, could result in a decrease in our net sales or an increase in our costs, either of which could decrease our liquidity and profitability.

We may face exposure to product liability claims, which could reduce our liquidity and profitability and reduce consumer confidence in our products.

We face an inherent business risk of exposure to product liability claims if the use of any of our products results in personal injury or property damage. In the event that any of our products prove to be defective, we may be required to recall, redesign or even discontinue those products. We maintain insurance against product liability claims, but such coverage may not continue to be available on terms acceptable to us or be adequate for liabilities actually incurred. A successful claim brought against us in excess of available insurance coverage could impair our liquidity and profitability, and any claim or product recall that results in significant adverse publicity against us could result in consumers purchasing fewer of our products, which would also impair our liquidity and profitability.

Regulatory requirements, including, but not limited to, trade, environmental, health and safety requirements, may require costly expenditures and expose us to liability.

Our products and our marketing and advertising programs are subject to regulation in the U.S. by various federal, state and local regulatory authorities, including the Federal Trade Commission and the U.S. Food and Drug Administration. In addition, other governments and agencies in other jurisdictions regulate the sale and distribution of our products. These rules and regulations may change from time to time, or may conflict. There may be continuing costs of regulatory compliance including continuous testing, additional quality control processes and appropriate auditing of design and process compliance. For example, the U.S. Consumer Product Safety Commission (“CPSC”) and many foreign jurisdictions have adopted rules relating to fire retardancy standards for the mattress industry. Further, some states and the U.S. Congress continue to consider fire retardancy regulations that may be different or more stringent than the CPSC standard. Adoption of multi-layered regulatory regimes, particularly if they conflict with each other, could increase our costs, alter our manufacturing processes and impair the performance of our products, which may have an adverse effect on our business. We are also subject to various health and environmental provisions, such as provisions of California Proposition 65 (the Safe Drinking Water and Toxic Enforcement Act of 1986) and 16 CFR Part 1633 (Standard for the Flammability (Open Flame) of Mattress Sets).

Our marketing and advertising practices could also become the subject of proceedings before regulatory authorities or the subject of claims by other parties and could require us to alter or end these practices or adopt new practices that are not as effective or are more expensive.

In addition, we are subject to federal, state and local laws and regulations relating to pollution, environmental protection and occupational health and safety. We may not be in complete compliance with all such requirements at all times. We have made and will continue to make capital and other expenditures to comply with environmental and health and safety requirements. If a release of hazardous substances occurs on or from our properties or any associated offsite disposal location, or if contamination from prior activities is discovered at any of our properties, we may be held liable and the amount of such liability could be material. As a manufacturer of bedding and related products, we use and dispose of a number of substances, such as glue, lubricating oil, solvents and other petroleum products, as well as certain foam ingredients, that may subject us to regulation under numerous foreign, federal and state laws and regulations governing the environment. Among other laws and regulations, we are subject in the United States to the Federal Water Pollution Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act and related state and local statutes and regulations.

Our operations could also be impacted by a number of pending legislative and regulatory proposals to address greenhouse gas emissions in the U.S. and other countries. Certain countries have adopted the Kyoto Protocol. New greenhouse gas reduction targets have been established under the Kyoto Protocol, as amended, and certain countries, including Denmark, have adopted the new reduction targets. This and other international initiatives under consideration could affect our International operations. These actions could increase costs associated with our operations, including costs for raw materials, pollution control equipment and transportation. Because it is uncertain what laws will be enacted, we cannot predict the potential impact of such laws on our future consolidated financial condition, results of operations, or cash flows.

We have made and will continue to make capital and other expenditures to comply with environmental and health and safety requirements. With respect to the acquisition of Sealy, we could incur costs related to certain remediation activities. In particular, Sealy is currently addressing the clean-up of environmental contamination at certain of its former facilities. For additional information regarding these remediation activities, refer to Note 13, “Commitments and Contingencies”, in our Consolidated Financial Statements included in Part II, ITEM 8 of our most recent Annual Report on Form 10-K incorporated by reference herein for a discussion of Commitments and Contingencies. In the event of an adverse development or decision by one or more of the governing environmental authorities, additional contamination being discovered with respect to these or other properties or any third parties bringing claims related to these or other properties, these or other matters could have a material effect on our profitability.

Our pension plans are currently underfunded and we may be required to make cash payments to the plans, reducing our available cash.

We maintain certain defined benefit pension plans. In addition, hourly employees working at certain of Sealy’s domestic manufacturing facilities are covered by union sponsored retirement and health and welfare plans. These plans cover both active employees and retirees. The Plans are currently underfunded, and under certain circumstances we could be required to pay amounts with respect to this undertaking. Such events may significantly impair our profitability and liquidity. For more information, refer to Note 9, “Retirement Plans”, in our Consolidated Financial Statements included in Part II, ITEM 8 of our most recent Annual Report on Form 10-K incorporated by reference herein.

Challenges to our pricing policies could adversely affect our operations.

Certain of our retail pricing policies are subject to antitrust regulations in the U.S. and abroad. If antitrust regulators in any jurisdiction in which we do business initiate investigations into or challenge our pricing or advertising policies, our efforts to respond could force us to divert management resources and we could incur significant unanticipated costs. If such an investigation were to result in a charge that our practices or policies were in violation of applicable antitrust or other laws or regulations, we could be subject to significant additional costs of defending such charges in a variety of venues and, ultimately, if there were a finding that we were in violation of antitrust or other laws or regulations, there could be an imposition of fines, and damages for persons injured, as well as injunctive or other relief. Any requirement that we pay fines or damages could decrease our liquidity and profitability, and any investigation or claim that requires significant management attention or causes us to change our business practices could disrupt our operations or increase our costs, also resulting in a decrease in our liquidity and profitability. An antitrust class action suit against us could result in potential liabilities, substantial costs and the diversion of our management’s attention and resources, regardless of the outcome.

Risks Related to the Notes

Despite our substantial indebtedness level, we and our subsidiaries will still be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

We may be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes contains restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. If new debt is added to our existing debt levels, the related risks that we now face would increase. In addition, the indenture governing the notes will not prevent us from incurring obligations that do not constitute indebtedness under the indenture.

Our indenture contains restrictions that will limit our flexibility in operating our business.

The indenture governing the notes contains various covenants that will limit our ability to engage in specified types of transactions. The indenture governing our 6.875% senior notes due 2020 (our “2020 Senior Notes”) and the 2012 Credit Agreement contain substantially similar restrictions. These covenants will limit our and our restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness or provide guarantees in respect of obligations of other persons;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	prepay, redeem or repurchase subordinated debt;

•	make loans or investments;

•	sell or otherwise dispose of certain assets;

•	incur liens;

•	restrict dividends, loans or asset transfers from our subsidiaries;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into a new or different line of business; and

•	enter into certain transactions with our affiliates.

A breach of any of these covenants could result in a default under the indenture. In addition, any debt agreements we enter into in the future may further limit our ability to enter into certain types of transactions. In addition, the restrictive covenants in our 2012 Credit Agreement require us to maintain a minimum consolidated interest coverage ratio and a maximum consolidated total net leverage ratio. Our ability to comply with these financial ratios may be affected by events beyond our control, and we cannot assure you that we will meet them. A breach of any of these covenants could result in a default under our 2012 Credit Agreement. Moreover, the occurrence of a default under our 2012 Credit Agreement could result in an event of default under our other indebtedness including these notes. Upon the occurrence of an event of default under our 2012 Credit Agreement, the lenders could elect to declare all amounts outstanding under our 2012 Credit Agreement to be immediately due and payable and terminate all commitments to extend further credit. Even if we are able to obtain new financing, it may not be on commercially reasonable terms, or terms that are acceptable to us. See “Description of Other Indebtedness.”

If we default on our obligations to pay our indebtedness we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our 2012 Credit Agreement that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium (if any) and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our indentures and our 2012 Credit Agreement), we could be in default under the terms of the agreements governing such indebtedness, including our 2012 Credit Agreement and our indentures. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our 2012 Credit Agreement could elect to terminate their commitments thereunder and cease making further loans and institute foreclosure proceedings against our assets and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our 2012 Credit Agreement to avoid being in default. If we breach our covenants under our 2012 Credit Agreement and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our 2012 Credit Agreement, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness” and “Description of Exchange Notes.”

We may not be able to generate sufficient cash to service the notes or our other indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on the notes or our other indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance the notes or our other indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of the indenture governing the notes and existing or future debt instruments, including the 2012 Credit Agreement, may restrict us from adopting some of these alternatives. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

The notes will be unsecured and will be effectively subordinated to our and the guarantors’ senior secured indebtedness to the extent of the value of the assets securing such indebtedness.

Our obligations under the notes and the guarantors’ obligations under the guarantees of the notes will not be secured by any of our or our subsidiaries’ assets. Our borrowings under our 2012 Credit Agreement and the related guarantees are secured by a pledge of substantially all of our and the guarantors’ assets. As a result, the notes and the guarantees will be effectively subordinated to all of our and the guarantors’ secured indebtedness and other obligations to the extent of the value of the assets securing such obligations. As of December 31, 2015, we and the guarantors had outstanding approximately $529.3 million of secured debt that would have ranked effectively senior to the notes to the extent of the value of the collateral securing such debt (including outstanding letters of credit, with up to an additional $330.2 million available for borrowing under our revolving credit facility). In addition, the indenture governing the notes will permit us and our subsidiaries to incur additional secured indebtedness, subject to certain restrictions. If we and the guarantors were to become insolvent or otherwise fail to make payments on the notes, holders of our and the guarantors’ secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the notes would receive any payments. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes (including our 2020 Senior Notes) and all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. You therefore may not be fully repaid in the event we become insolvent or otherwise fail to make payments on the notes.

The notes and the guarantees will be structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries.

Our foreign subsidiaries, immaterial subsidiaries, and subsidiaries that own no material assets other than stock of foreign subsidiaries will not guarantee the notes. The notes and the guarantees will be structurally subordinated to the indebtedness and other liabilities of any non-guarantor subsidiary, and holders of the notes will not have any claim as a creditor against any non-guarantor subsidiary. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes. In addition, subject to certain limitations, the indenture governing the notes permits non-guarantor subsidiaries to incur additional indebtedness and does not limit their ability to incur liabilities not constituting indebtedness.

Our non-guarantor subsidiaries generated approximately 25% and 38% of our consolidated net sales and operating income, respectively, for the twelve months ended December 31, 2015 and, as of December 31, 2015, had $389.6 million in total assets (excluding goodwill and intangible assets) and $170.2 million in total outstanding liabilities (excluding intercompany liabilities).

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our and our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control, as well as our 2020 Senior Notes (which have a similar provision) and our 2012 Credit Agreement, which provides that any change of control is an event of default. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to obtain financing. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes.

In addition, the change of control provisions in the indenture may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a “Change of Control” under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a “Change of Control” as defined in the indenture that would trigger our obligation to repurchase the notes. Therefore, if an event occurs that does not constitute a “Change of Control” as defined in the indenture, we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. See “Description of Exchange Notes—Repurchase at the Option of Holders Upon a Change of Control.”

If the ratings of the notes are lowered or withdrawn, the market value of the notes could decrease.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes.

The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (i) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (ii) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee and, in the case of (ii) only, one of the following is also true:

•	we or any of our guarantors were insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

•	payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of our guarantors that could result in acceleration of such debt.

Generally, an entity would be considered insolvent if at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be subordinated to our or any guarantor’s other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Exchange Notes—Note Guaranties.”

Risks Related to the Exchange Offer

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes that you do not tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue Exchange Notes in exchange for the Original Notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering.” These procedures and conditions include timely receipt by the exchange agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from the DTC).

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the exchange offer will be substantially limited. Any Original Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Original Notes outstanding. In addition, following the exchange offer, if you do not tender your Original Notes you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

A broker-dealer that acquired the Original Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The Exchange Notes are a new issue of securities for which there is no established public market. We do not intend to have the Original Notes or any Exchange Notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. Therefore, we cannot assure you as to the development or liquidity of any trading market for the Original Notes or the Exchange Notes. The liquidity of any market for the Exchange Notes will depend on a number of factors, including:

•	the number of holders of notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the Original Notes for the Exchange Notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the exchange offer. The net proceeds from the offering of Original Notes were approximately $441 million, after expenses of the offering and other related expenses. We used the net proceeds from the offering of the Original Notes, to refinance a portion of the term loan debt outstanding under our 2012 Credit Agreement and pay fees and expenses related thereto.

In consideration for issuing the Exchange Notes as contemplated by this prospectus, we will receive the Original Notes in like principal amount. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and cancelled and cannot be reissued.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratio of earnings to fixed charges for the periods presented.

	Fiscal Year Ended December 31,
(in millions)	2015	2014	2013(1)	2012	2011
Earnings(2)	$197.3	$168.6	$126.1	$229.2	$328.4
Fixed Charges:
Interest expense and amortization of debt discount and financing cost	96.1	91.9	110.8	18.8	11.9
Estimate of the interest within the rental expense	2.6	2.3	1.8	0.4	0.5
Total Fixed Charges	$98.7	$94.2	$112.6	$19.2	$12.4
Earnings Before Fixed Charges	$296.0	$262.8	$238.7	$248.4	$340.8
Ratio of Earnings to Fixed Charges	3.0x	2.8x	2.1x	12.9x	27.5x

(1)	Includes Sealy results of operations from March 18, 2013 through December 31, 2013. Information presented for periods prior to March 18, 2013 do not include Sealy and as a result, the information may not be comparable. Refer to Note 3, “Acquisitions and Divestitures” in our Consolidated Financial Statements included in PART II, ITEM 8 of our Annual Report on Form 10-K for the year ended December 31, 2015, incorporated by reference herein.
(2)	Earnings includes income before income taxes adjusted to exclude equity income in earnings of unconsolidated affiliates and include dividends received from unconsolidated affiliates.

DESCRIPTION OF OTHER INDEBTEDNESS

2012 Credit Agreement

On December 12, 2012, Tempur Sealy and certain subsidiaries of Tempur Sealy as borrowers and guarantors, entered into a credit agreement (as amended, the “2012 Credit Agreement”) with a syndicate of banks. The 2012 Credit Agreement initially provided for (i) a revolving credit facility of $350.0 million (the “Revolver”), (ii) a term A facility of $550.0 million (the “Term A Facility”) and (iii) a term B facility of $870.0 million (the “Term B Facility”). The Revolver includes a sublimit for letters of credit and swingline loans, subject to certain conditions and limits. The Revolver and the Term A Facility will mature on March 18, 2018 and the Term B Facility will mature on March 18, 2020. The Revolver, the Term A Facility and the Term B Facility closed and funded in connection with the Sealy Acquisition on March 18, 2013.

Borrowings under the 2012 Credit Agreement will generally bear interest, at the election of Tempur Sealy and the other subsidiary borrowers, at either (i) LIBOR plus the applicable margin or (ii) Base Rate plus the applicable margin. For the Revolver and the Term A Facility, (a) the initial applicable margin for LIBOR advances was 3.00% per annum and the initial applicable margin for Base Rate advances was 2.00% per annum, and (b) thereafter following the delivery of financial statements for the first full fiscal quarter after closing, such applicable margins are determined by a pricing grid based on the consolidated total net leverage ratio of the Company. The Term B Facility was initially subject to a LIBOR floor of 1.00%. The applicable margin for the Term B Facility was initially 4.00% per annum for LIBOR advances and 3.00% per annum for Base Rate advances. On May 16, 2013, the applicable margin on the Term B Facility was reduced to 2.75% per annum for LIBOR advances and 1.75% per annum for Base Rate advances, and the LIBOR floor was reduced to 0.75% until maturity. On July 11, 2013, the applicable margin on the Term A Facility was reduced by 0.75% for each pricing level on the pricing grid based on the consolidated total net leverage ratio of the Company.

Obligations under the 2012 Credit Agreement are guaranteed by Tempur Sealy’s existing and future direct and indirect wholly-owned domestic subsidiaries, subject to certain exceptions. The 2012 Credit Agreement is secured by a security interest in substantially all Tempur Sealy’s and the other subsidiary borrowers’ domestic assets and the domestic assets of each subsidiary guarantor, whether owned as of the closing or thereafter acquired, including a pledge of 100.0% of the equity interests of each subsidiary guarantor that is a domestic entity (subject to certain limited exceptions) and 65.0% of the voting equity interests of any direct first tier foreign entity owned by a subsidiary guarantor. The 2012 Credit Agreement requires compliance with certain financial covenants providing for maintenance of a minimum consolidated interest coverage ratio and maintenance of a maximum consolidated total net leverage ratio. The consolidated total net leverage ratio is calculated using consolidated funded debt less qualified cash. Consolidated funded debt includes debt recorded on the consolidated balance sheets of the Company and its subsidiaries as of the reporting date, plus letters of credit outstanding and short-term other debt. The Company is allowed to subtract from consolidated funded debt an amount equal to 100.0% of the domestic qualified cash and 60.0% of foreign qualified cash, the aggregate of which cannot exceed $150.0 million at the end of the reporting period. As of December 31, 2015, domestic qualified cash was $121.8 million and foreign qualified cash was $19.3 million.

The 2012 Credit Agreement contains certain customary negative covenants, which include limitations on liens, investments, indebtedness, dispositions, mergers and acquisitions, the making of restricted payments, changes in the nature of business, changes in fiscal year, transactions with affiliates, use of proceeds, prepayments of certain indebtedness, entry into burdensome agreements and changes to governing documents and other junior financing documents. The 2012 Credit Agreement also contains certain customary affirmative covenants and events of default, including upon a change of control.

Tempur Sealy is required to pay a commitment fee on the unused portion of the Revolver, which initially was 0.50% per annum and which steps down to 0.375% per annum if the consolidated total net leverage ratio is less than or equal to 3.50:1.00. This unused commitment fee is payable quarterly in arrears and on the date of termination or expiration of the commitments under the Revolver. Tempur Sealy and the other borrowers also pay customary letter of credit issuance and other fees under the 2012 Credit Agreement.

On October 17, 2014, the Company entered into an amendment to its existing 2012 Credit Agreement. The amendment provides the Company with flexibility in the acquisition of existing and future licensees, distributors and joint ventures as well as the potential acquisition of other strategic international brands in existing Company markets by, among other things, providing for increased acquisition baskets and certain exceptions from such acquisition baskets and greater flexibility with respect to the requirements for guarantying the obligations under the 2012 Credit Agreement by certain existing joint ventures. In addition, the amendment provides for flexibility under the maximum consolidated total net leverage ratio going forward as well as additional flexibility in the making of certain investments and restricted payments and the payment of junior indebtedness through, among other things, an available amount basket that includes a $50.0 million starter portion.

The Company used the proceeds from the issuance of the Original Notes and an additional $50.0 million of available cash to voluntarily prepay $479.9 on the Term B Facility and $13.9 million on the Term A Facility. In conjunction with the voluntary prepayment, the Company recognized accelerated amortization of $12.0 million of the associated deferred financing costs, which is included within interest expense, net in the Consolidated Statements of Income.

The Company is in compliance with all applicable covenants at December 31, 2015.

2020 Senior Notes

On December 19, 2012, Tempur Sealy issued $375.0 million aggregate principal amount of 6.875% senior notes due 2020 (the “2020 Senior Notes”) to qualified institutional buyers pursuant to Rule 144A of the Securities Act, and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The 2020 Senior Notes were issued pursuant to an indenture, dated as of December 19, 2012, among the Company, certain subsidiaries of Tempur Sealy as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee. The 2020 Senior Notes are general unsecured senior obligations of Tempur Sealy and are guaranteed on a senior unsecured basis by the guarantors. The 2020 Senior Notes mature on December 15, 2020, and interest is payable semi-annually in arrears on each June 15 and December 15, beginning on June 15, 2013. The gross proceeds from the 2020 Senior Notes were funded into escrow and these funds were released from escrow on March 18, 2013 and used as part of the funding of the Sealy Acquisition. Following the completion of the Sealy Acquisition, Sealy and certain of its subsidiaries became guarantors of the 2020 Senior Notes.

Tempur Sealy has the option to redeem all or a portion of the 2020 Senior Notes at any time on or after December 15, 2016. Starting on this date the initial redemption price is 103.438% of the principal amount, plus accrued and unpaid interest, if any. The redemption price will decline to 101.719% on December 15, 2017 and to 100.0% of the principal amount beginning on December 15, 2018. In addition, Tempur Sealy has the option at any time prior to December 15, 2016 to redeem some or all of the 2020 Senior Notes at 100.0% of the original principal amount plus a “make-whole” premium and accrued and unpaid interest, if any. Tempur Sealy may also redeem up to 35.0% of the 2020 Senior Notes prior to December 15, 2015, under certain circumstances with the net cash proceeds from certain equity offerings, at 106.875% of the principal amount plus accrued and unpaid interest, if any. Tempur Sealy may make such redemptions only if, after any such redemption, at least 65.0% of the original aggregate principal amount of the 2020 Senior Notes issued remains outstanding.

The indenture pursuant to which the 2020 Senior Notes were issued restricts the ability of Tempur Sealy and the ability of certain of its subsidiaries to, among other things: (i) incur, directly or indirectly, debt; (ii) make, directly or indirectly, certain investments and restricted payments; (iii) incur or suffer to exist, directly or indirectly, liens on its properties or assets; (iv) sell or otherwise dispose of, directly or indirectly, assets; (v) create or otherwise cause or suffer to exist any consensual restriction on the right of certain of the subsidiaries of Tempur Sealy to pay dividends or make any other distributions on or in respect of their capital stock; (vi) enter into transactions with affiliates; (vii) engage in sale-leaseback transactions; (viii) purchase or redeem capital stock or subordinated indebtedness; (ix) issue or sell stock of restricted subsidiaries; and (x) effect a consolidation or merger. These covenants are subject to a number of exceptions and qualifications.

Also in conjunction with the issuance and sale of the 2020 Senior Notes, Tempur Sealy and the guarantors agreed through a Registration Rights Agreement to exchange the 2020 Senior Notes for a new issue of substantially identical senior notes registered under the Securities Act. Tempur Sealy and the guarantors would have been required to pay additional interest if the 2020 Senior Notes were not registered within the time periods specified within the Registration Rights Agreement. Tempur Sealy filed a registration statement on Form S-4 on July 12, 2013 in connection with the registration of the 2020 Senior Notes, and the registration statement was declared effective by the SEC on July 26, 2013, which was within the specified time period.

8.0% Sealy Notes

In conjunction with the Sealy Acquisition, Sealy’s obligations under its 8.0% Sealy Notes were amended. As a result of the Sealy Acquisition, the 8.0% Sealy Notes became convertible solely into cash, in an amount that declined slightly every day during the Make-Whole Period (as defined under the Supplemental Indenture governing the 8.0% Sealy Notes) that followed the Sealy Acquisition, and then became fixed thereafter. The Make-Whole Period effectively expired on April 12, 2013. As of April 12, 2013, approximately 83.0% of all the 8.0% Sealy Notes outstanding prior to the Sealy Acquisition were converted into cash and paid to the holders. Holders of the 8.0% Sealy Notes who converted on March 19, 2013 received approximately $2,325.43 per $1,000 Accreted Principal Amount of the 8.0% Sealy Notes being converted. The holders of the 8.0% Sealy Notes who convert after April 12, 2013 will receive $2,200 per $1,000 Accreted Principal Amount of the 8.0% Sealy Notes being converted. The Company calculated the fair value of the remaining 8.0% Sealy Notes as part of its purchase price allocation by first calculating the future payout of the remaining 17.0% aggregate principal amount of the 8.0% Sealy Notes still outstanding and the cumulative semi-annual interest payments at the July 15, 2016 maturity, and then calculated the present value using a market discount rate, which resulted in a fair value of $96.2 million at March 18, 2013, the date the Sealy Acquisition closed. As of December 31, 2015, the carrying value of the 8.0% Sealy Notes is $111.1 million, which includes $14.9 million of accreted discount. The discount is accreted through non-cash interest expense over the life of the 8.0% Sealy Notes using the effective interest method. As of December 31, 2014, the 8.0% Sealy Notes had a carrying value of $104.7 million, which includes $8.7 million of accreted discount less conversion payments made to holders of certain 8.0% Sealy Notes that were tendered for conversion.

The 8.0% Sealy Notes mature on July 15, 2016 and bear interest at 8.0% per annum accruing semi- annually in arrears on January 15 and July 15 of each year. Sealy does not pay interest in cash to the holders of the 8.0% Sealy Notes, but instead increases the principal amount of the 8.0% Sealy Notes by an amount equal to the accrued interest for the interest period then ended (“Paid-In-Kind” or “PIK interest”). The amount of the accrued interest for each interest period is calculated on the basis of the accreted principal amount as of the first day of such interest period. PIK interest accrued on the most recent interest period then ended on the 8.0% Sealy Notes converted between interest payment dates is forfeited.

All material negative covenants (apart from the lien covenant and related collateral requirements) were eliminated from the supplemental indenture governing the 8.0% Sealy Notes, as well as certain events of default and certain other provisions. In addition, Tempur Sealy and its non-Sealy subsidiaries do not provide any guarantees of any obligations with respect to the 8.0% Sealy Notes.

DESCRIPTION OF EXCHANGE NOTES

You can find the definitions of capitalized terms used in this description and not defined elsewhere under the subheading “Definitions.” In this description, the words “Company,” “we,” “us” and “our” refer only to Tempur Sealy International, Inc. and not to any of its subsidiaries.

The Company issued the Original Notes and will issue the Exchange Notes under an indenture, dated as of September 24, 2015, among the Company, the Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee. The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the indenture and the notes, including the definitions of certain terms therein and those terms made a part thereof by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture in its entirety because that document, and not this description, defines your rights as a holder of the notes. A copy of the indenture is available without charge upon request to the Company at the address indicated under “Where You Can Find More Information.”

Unless the context otherwise requires, references to “notes” in this “Description of Exchange Notes” include the Original Notes, which were not registered under the Securities Act, and the Exchange Notes offered hereby, which have been registered under the Securities Act. The Exchange Notes will be treated as part of the same class and series as the Original Notes and the terms of the Exchange Notes are identical to the terms of the Original Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

Principal, Maturity and Interest

We will issue $450.0 million in initial aggregate principal amount of notes under the indenture and, subject to compliance with the covenant described under “—Certain Covenants—Limitation on Debt,” can issue an unlimited amount of additional notes at later dates.

Any additional notes that we issue in the future will be identical in all respects to the notes that we are issuing now, except that the notes issued in the future will have different issuance prices and issuance dates; provided that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will be issued with a separate CUSIP number. We will issue notes only in fully registered form without coupons, in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will mature on October 15, 2023.

Interest on the notes will accrue at a rate of 5.625% per annum. Interest on the notes will be payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 2016. We will pay interest to those persons who were holders of record on the March 31 or September 30 immediately preceding each interest payment date.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars.

Additional interest is payable with respect to the notes in certain circumstances if we do not consummate the exchange offer (or shelf registration, if applicable) as described in this prospectus under the heading “The Exchange Offer.”

Ranking

The notes will be senior unsecured obligations of the Company and will be guaranteed by each of the Company’s Domestic Restricted Subsidiaries that guarantees or is a borrower under the Credit Agreement. The notes will rank equally with or senior to all Debt of the Company and the Guarantors, but will be effectively junior to all secured Debt, including our obligations under the Credit Agreement, to the extent of the value of the assets securing such Debt. As of December 31, 2015, the Company and the Guarantors had $529.3 million of secured Debt, including outstanding letters of credit, and an additional $330.2 million available for borrowing under the Credit Agreement. Subject to the limits described under “—Certain Covenants—Limitation on Debt” and “—Certain Covenants—Limitation on Liens,” the Company and its Restricted Subsidiaries may Incur additional secured Debt.

The Company’s Foreign Restricted Subsidiaries will not guarantee the notes. Claims of creditors of non- guarantor subsidiaries, including trade creditors, and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the notes. The notes and each Note Guaranty (as defined below) therefore will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of the Company (other than the Guarantors). As of December 31, 2015, the total book liabilities of the Company’s non-guarantor subsidiaries would have been approximately $170.2 million, including trade payables but excluding intercompany liabilities. Although the indenture limits the Incurrence of Debt of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the indenture does not impose any limitation on the Incurrence by Restricted Subsidiaries of liabilities that are not considered Debt under the indenture. See “—Certain Covenants—Limitation on Debt.”

Optional Redemption

Except as set forth in the next two paragraphs and the final paragraph under “—Repurchase at the Option of Holders Upon a Change of Control,” notes will not be redeemable at the option of the Company prior to October 15, 2018. Starting on that date, the Company may redeem all or any portion of the notes, at once or over time, after giving the required notice under the indenture. The notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for notes redeemed during the 12-month period commencing on October 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2018	104.219%
2019	102.813%
2020	101.406%
2021 and thereafter	100.000%

At any time and from time to time, prior to October 15, 2018, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the notes (including additional notes, if any) with the proceeds of one or more Equity Offerings, at a redemption price equal to 105.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that after giving effect to any redemption of this kind, at least 65% of the original aggregate principal amount of notes (including additional notes, if any) remains outstanding. Any redemption of this kind shall be made within 90 days of such Equity Offering upon not less than 30 and no more than 60 days’ prior notice.

In addition, the Company may choose to redeem all or any portion of the notes, at once or from time to time, prior to October 15, 2018. If it does so, it may redeem the notes after giving the required notice under the indenture. To redeem the notes, the Company must pay a redemption price equal to the sum of:

(a)	100% of the principal amount of the notes to be redeemed, plus

(b)	the Applicable Premium,

plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Any notice to holders of notes of such a redemption needs to include the appropriate calculation (such calculation to be made by the Company) of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers’ Certificate delivered to the trustee no later than two business days prior to the redemption date.

Any redemption or notice of any redemption or offer to purchase notes may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering or financing, Change of Control or other corporate transaction or event. Notice of any redemption in respect of an Equity Offering may be given prior to the completion thereof. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied and a new redemption date will be set by the Company in accordance with applicable DTC procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

Open-Market and Other Purchases; No Sinking Fund

The Company at any time and from time to time may purchase notes in the open market or otherwise. There will be no mandatory sinking fund payments for the notes.

Note Guaranties

The obligations of the Company pursuant to the notes, including any repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on an unsecured basis, by each Domestic Restricted Subsidiary of the Company that guarantees or is a borrower under the Credit Agreement. If any Domestic Restricted Subsidiary (including any newly acquired or created Domestic Restricted Subsidiary) becomes a borrower or guarantor under the Credit Agreement after the Issue Date, the new Restricted Subsidiary must provide a guaranty of the notes (a “Note Guaranty”).

Each Note Guaranty will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guaranty could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guaranty. See “Risk Factors—Risks Related to the Notes—Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.”

The Note Guaranty of a Guarantor will terminate upon:

(1)	a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the Property of the Guarantor (other than to the Company or a Restricted Subsidiary) in a transaction that at the date thereof does not violate the indenture;

(2)	the release of such Guarantor’s guarantee of the obligations under the Credit Agreement other than a discharge through payment thereon;

(3)	the designation in accordance with the indenture of the Guarantor as an Unrestricted Subsidiary;

(4)	defeasance or discharge of the notes, as provided in “—Defeasance and Discharge”; or

(5)	the liquidation or dissolution of that Guarantor in accordance with the indenture.

Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of notes will have the right to require us to repurchase all or any part of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, the Company shall send or cause to be sent by first-class mail (or electronic transmission in the case of notes held in book-entry form), with a copy to the trustee, to each holder of notes, at such holder’s address appearing in the security register, a notice stating:

(1)	that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant described herein under “—Repurchase at the Option of Holders Upon a Change of Control” and that all notes timely tendered will be accepted for repurchase;

(2)	the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed; and

(3)	the procedures that holders of notes must follow in order to tender their notes (or portions thereof) for payment, and the procedures that holders of notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

We will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture to redeem all of the notes, as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance.

The Change of Control repurchase feature is a result of negotiations between us and the initial purchasers. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the covenants described below, we could, in the future, enter into transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect our capital structure or credit ratings.

The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” of our assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if we dispose of less than all of our assets by any of the means described above, the ability of a holder of notes to require us to repurchase its notes may be uncertain.

The Credit Agreement restricts us in certain circumstances from purchasing any notes prior to maturity of the notes and also provides that the occurrence of some of the events that would constitute a Change of Control would constitute a default under the Credit Agreement. Future Debt of the Company may contain prohibitions of certain events which would constitute a Change of Control or require that future Debt be repurchased upon a Change of Control. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase notes in connection with a Change of Control would result in a default under the indenture. Any such default would, in turn, constitute a default under the Credit Agreement, and may constitute a default under any of our future Debt as well. Our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of that Change of Control with the written consent of the holders of a majority in principal amount of the notes. See “—Amendments and Waivers.”

If holders of not less than 90% in aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchases all of the notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Certain Covenants

Set forth below are summaries of certain of the covenants to be contained in the indenture.

Covenant Suspension

During any period of time that:

(a)	the notes have Investment Grade Ratings from both Rating Agencies, and

(b)	no Default or Event of Default has occurred and is continuing under the indenture,

the Company and the Restricted Subsidiaries will not be subject to the following provisions of the indenture:

•	“—Limitation on Debt,”

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Asset Sales,”

•	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

•	clause (x) of the third paragraph (and as referred to in the first paragraph) of “—Designation of Restricted and Unrestricted Subsidiaries,” and

•	clause (d) of the first paragraph of “—Merger, Consolidation and Sale of Property” (collectively, the “Suspended Covenants”). Solely for the purpose of determining the amount of Permitted Liens under the “—Limitation on Liens” covenant during any Suspension Period (as defined below) and without limiting the Company’s or any Restricted Subsidiary’s ability to Incur Debt during any Suspension Period, to the extent that calculations in the “—Limitation on Liens” covenant refer to the “—Limitation on Debt” covenant, such calculations shall be made as though the “—Limitation on Debt” covenant remains in effect during the Suspension Period. In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the second preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing (the date of such ratings withdrawal or downgrade or the occurrence of such Default or Event of Default, the “Reversion Date”), then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for all periods after that withdrawal, downgrade, Default or Event of Default and, furthermore, compliance with the provisions of the covenant described in “—Limitation on Restricted Payments” with respect to Restricted Payments made after the time of the withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of that covenant as though that covenant had been in effect during the entire period of time from the Issue Date; provided that there will not be deemed to have occurred a Default or Event of Default with respect to that covenant during the time (the “Suspension Period”) that the Company and the Restricted Subsidiaries were not subject to the Suspended Covenants (or after that time based solely on events that occurred during that time). The Company will give the trustee written notice of any such suspension of covenants and in any event not later than ten business days after such suspension has occurred. In the absence of such notice, the trustee shall assume that the Suspended Covenants are in full force and effect.

On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of the covenant described under “—Limitation on Debt” (to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt would not be permitted to be Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of the covenant described under “—Limitation on Debt,” such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (l) of the second paragraph of the covenant described under “—Limitation on Debt.” For purposes of determining compliance with the covenant described under “—Limitation on Asset Sales,” on the Reversion Date, the Net Available Cash from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero. The Company will give the trustee written notice of any occurrence of a Reversion Date not later than five business days after such Reversion Date. After any such notice of the occurrence of a Reversion Date, the trustee shall assume that the Suspended Covenants apply and are in full force and effect.

Limitation on Debt

The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, either:

(1)	the Debt is Debt of the Company or a Guarantor and after giving effect to the Incurrence of the Debt and the application of the proceeds thereof, the Consolidated Fixed Charges Coverage Ratio would be greater than 2.00 to 1.00, or

(2)	the Debt is Permitted Debt.

The term “Permitted Debt” is defined to include the following:

(a)	Debt of the Company evidenced by the notes offered hereby;

(b)	Debt of the Company or a Restricted Subsidiary Incurred under any Credit Facilities; provided that the aggregate principal amount of all Debt Incurred under this clause (b) at any one time outstanding shall not exceed the greater of:

(1)	$2.124 billion, and

(2)	the sum of the amounts equal to:

(A)	60% of the book value of the inventory of the Company and the Restricted Subsidiaries, and

(B)	85% of the book value of the accounts receivable of the Company and the Restricted Subsidiaries (including any Receivables Entity that is a Restricted Subsidiary),

in the case of each of clauses (A) and (B) as of last day of the most recently ended fiscal quarter of the Company for which internal financial statements of the Company are available;

(c)	Debt of the Company or a Restricted Subsidiary Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to the Company or any other Restricted Subsidiary of the Company (except for Standard Securitization Undertakings);

(d)	Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided that (1) any subsequent issue or transfer of Capital Stock or other event that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of that Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of that Debt by the issuer thereof, and (2) if the Company is the obligor on that Debt, the Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

(e)	Debt of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, a transaction or series of transactions pursuant to which the Restricted Subsidiary became a Restricted Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time that Person was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt, (i) the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant or (ii) the Consolidated Fixed Charges Coverage Ratio would have been greater than or equal to such ratio immediately prior to such transaction;

(f)	Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, a transaction or series of transactions pursuant to which a Person became a Restricted Subsidiary of the Company or was otherwise acquired by the Company; provided that at the time that Person was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt, (i) the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant or (ii) the Consolidated Fixed Charges Coverage Ratio would have been greater than or equal to such ratio immediately prior to such transaction;

(g)	Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes;

(h)	Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes;

(i)	Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes;

(j)	Debt in connection with one or more standby letters of credit or performance or surety bonds or completion guarantees issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(k)	Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition;

(l)	Debt of the Company and its Restricted Subsidiaries outstanding on the Issue Date, in each case not otherwise described in clauses (a) through (k) above;

(m)	Debt of the Company or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed the greater of $100.0 million and 14.0% of the Company’s Consolidated Net Tangible Assets (as calculated at the time of Incurrence);

(n)	(i) Debt of one or more Foreign Restricted Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed the greater of $250.0 million and 75.0% of EBITDA for the period of four fiscal quarters of the Company ended as of the last day of the most recent fiscal quarter for which internal financial statements of the Company are available (measured at the date of Incurrence and calculated with such pro-forma adjustments as are set forth in the definition of Consolidated Fixed Charges Coverage Ratio) and (ii) Debt of one or more Foreign Restricted Subsidiaries incurred to satisfy the Danish Tax Assessment;

(o)	Debt of the Company or a Restricted Subsidiary Incurred (i) in respect of Capital Lease Obligations and Purchase Money Debt (including Debt Incurred pursuant to a Real Estate Financing Transaction or an Equipment Financing Transaction); provided that the principal amount of any Debt Incurred pursuant to this clause (i), plus the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause, outstanding at any one time may not exceed the greater of (a) $100.0 million and (b) 14.0% of Consolidated Net Tangible Assets and (ii) in respect of any Capital Lease Obligation with respect to a sale and leaseback of the headquarters of the Company in Lexington, Kentucky;

(p)	Debt of the Company or any Guarantor consisting of Guarantees of Debt of the Company or any Restricted Subsidiary Incurred under any other clause of this covenant;

(q)	Debt under the industrial revenue bond financing for the Company’s real property and fixtures located in Albuquerque, New Mexico (the “Albuquerque IRB Financing”) in an aggregate principal amount not to exceed $100,000 and any refinancings, refundings, renewals and extensions thereof;

(r)	Debt of the Company or any Restricted Subsidiary arising in connection with the endorsement of instruments for deposit in the ordinary course of business;

(s)	Debt of the Company or any Restricted Subsidiary incurred in the ordinary course of business under Guarantees of Debt of suppliers, licensees, franchisees or customers in an aggregate principal amount at any time outstanding not to exceed $10.0 million;

(t)	Debt of the Company or any Restricted Subsidiary arising from Guarantees of Debt of joint ventures at any time outstanding under this clause (t) not to exceed the greater of $25.0 million and 3.5% of Consolidated Net Tangible Assets of the Company determined as of the date of incurrence of such Debt after giving pro-forma effect to such incurrence and the application of proceeds thereof;

(u)	Debt of the Company or any Restricted Subsidiary in respect of Debt of an Unrestricted Subsidiary or joint venture, to the extent that such liability is the result of the pledge of (or Guaranty with recourse limited solely to) Capital Stock of such Unrestricted Subsidiary or joint venture; and

(v)	Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (e), (f), (l), (n)(ii) and (o) above or this clause (v).

For purposes of determining compliance with any restriction on the Incurrence of Debt in dollars where Debt is denominated in a different currency, the amount of such Debt will be the Dollar Equivalent determined on the date on which such Debt was Incurred, in the case of term Debt, or first committed or first Incurred (whichever yields the lower Dollar Equivalent amount) in the case of revolving credit Debt; provided that if any such Debt denominated in a different currency is subject to a Currency Exchange Protection Agreement (with respect to dollars) covering principal amounts payable on such Debt, the amount of such Debt expressed in euros will be adjusted to take into account the effect of such agreement. The principal amount of any Permitted Refinancing Debt Incurred in the same currency as the Debt being refinanced will be the Dollar Equivalent of the Debt refinanced determined on the date such Debt being refinanced was initially Incurred. Notwithstanding any other provision of this covenant, for purposes of determining compliance with this “Limitation on Debt” covenant, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or any Restricted Subsidiary may Incur under any of clauses (a) through (v) of this “Limitation on Debt” covenant. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, fluctuations in the termination value of Hedging Obligations and the payment of dividends or distribution on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof (excluding any dividends and distributions to the extent payable in Capital Stock (other than Disqualified Stock) of the Company or any Restricted Subsidiary) is included in Consolidated Fixed Charges of the Company as accrued.

For purposes of determining compliance with the covenant described above:

(A)	in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, the Company, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses; and

(B)	the Company will be entitled to divide and classify and reclassify an item of Debt in more than one of the types of Debt described above; provided that Debt outstanding under the Credit Agreement on the Issue Date shall at all times be treated as Incurred under clause (b) above and may not be reclassified.

Limitation on Restricted Payments

The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, the proposed Restricted Payment,

(a)	a Default or Event of Default shall have occurred and be continuing,

(b)	the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “—Limitation on Debt,” or

(c)	the aggregate amount of that Restricted Payment and all other Restricted Payments declared or made after December 19, 2012 (the “Existing Notes Issue Date”) (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to, without duplication:

(1)	50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from September 30, 2012 to the end of the most recent fiscal quarter ending prior to the date of the Restricted Payment for which internal financial statements are available (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2)	Capital Stock Sale Proceeds received after the Existing Notes Issue Date, plus

(3)	the sum of:

(A)	the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Existing Notes Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

(B)	the aggregate amount by which Debt of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

(x)	any Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary for the benefit of their employees, and

(y)	the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

plus

(4)	an amount equal to the sum, without duplication, of (in each case to the extent not otherwise included in Consolidated Net Income):

(A)	the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property made after the Existing Notes Issue Date, in each case to the Company or any Restricted Subsidiary from that Person, less the cost of the disposition of those Investments,

(B)	the Fair Market Value of the Company’s equity interest in an Unrestricted Subsidiary at the time the Unrestricted Subsidiary is designated a Restricted Subsidiary (provided that such designation occurs after the Existing Notes Issue Date), and

(C)	with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the Existing Notes Issue Date, an amount equal to the sum, without duplication, of the net reduction in such Restricted Investments in any sale of any such Restricted Investment to a purchaser other than the Company or a Subsidiary of the Company or the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) that constituted a Restricted Investment, plus

(5)	all dividends received in cash by the Company or a Guarantor after the Existing Notes Issue Date from an Unrestricted Subsidiary of the Company, to the extent such dividends were not otherwise included in Consolidated Net Income (other than to the extent such dividend represents a return of capital and the Investment in such Unrestricted Subsidiary was made pursuant to clause (c)(l) of this covenant or to the extent such Investment constituted a Permitted Investment).

Notwithstanding the foregoing limitation, the Company may:

(a)	pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, the dividends could have been paid in compliance with the indenture; provided that the dividend shall be included in the calculation of the amount of Restricted Payments;

(b)	purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary for the benefit of their employees); provided that

(1)	the purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

(2)	the Capital Stock Sale Proceeds from the exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

(c)	purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided that the purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(d)	pay scheduled dividends (not constituting a return on capital) on Disqualified Stock of the Company issued pursuant to and in compliance with the covenant described under “—Limitation on Debt”;

(e)	permit a Restricted Subsidiary that is not a Wholly Owned Subsidiary to pay dividends to shareholders of that Restricted Subsidiary that are not the parent of that Restricted Subsidiary, so long as the Company or a Restricted Subsidiary that is the parent of that Restricted Subsidiary receives dividends on a pro-rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary that is the parent of that Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro-rata basis;

(f)	make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities convertible into Capital Stock of the Issuer; provided that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(g)	make repurchases of shares of common stock of the Company deemed to occur upon the exercise of options to purchase shares of common stock of the Company if such shares of common stock of the Company represent a portion of the exercise price of such options; provided that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(h)	repurchase shares of, or options to purchase shares of, common stock of the Company from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans approved by the Board of Directors under which such individuals acquire shares of such common stock; provided that the aggregate amount of such repurchases shall not exceed $15.0 million in any calendar year (with unused amounts in any calendar year carried over to succeeding calendar years subject to a maximum of $30.0 million in any calendar year); and provided further that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(i)	purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control of the Company or an Asset Sale by the Company, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Company has previously made the offer to purchase notes required under “—Repurchase at the Option of Holders Upon a Change of Control” or “—Limitation on Asset Sales”; provided that such payments shall be included in the calculation of the amount of Restricted Payments;

(j)	pay fees and purchase receivables and related assets in connection with a Qualified Receivables Transaction, provided that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(k)	make any Restricted Payment if, at the time of making such payment and after giving effect thereto (including the incurrence of any Debt to finance such payments), the Consolidated Total Debt Ratio shall be no greater than 3.50 to 1.00, provided that such payments shall be excluded in the calculation of the amount of Restricted Payments; and

(l)	make other Restricted Payments not to exceed $125.0 million in the aggregate from the Existing Notes Issue Date.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described above, the Company, in its sole discretion, may order and classify, and subsequently re-order and re-classify, such Restricted Payment in any manner in compliance with this covenant.

Limitation on Liens

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, if such Lien secures Debt, unless it has made or will make effective provision whereby the notes will be secured by that Lien equally and ratably with (or prior to) all other Debt of the Company or any Restricted Subsidiary secured by that Lien.

Any Lien securing the notes or Note Guaranties created pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the unconditional release and discharge of the Lien that caused the Lien securing the notes or Note Guaranties to be Incurred.

Limitation on Asset Sales

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(a)	the Company or the Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the Property subject to that Asset Sale; and

(b)	at least 75% of the consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Sale is in the form of cash, Temporary Cash Investments or other cash equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to those liabilities.

For purposes of this covenant, the following shall be considered cash:

(1)	securities or other assets received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days (to the extent of the cash received in that conversion);

(2)	any cash consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Sale that is held in escrow or on deposit to support indemnification, adjustment of purchase price or similar obligations in respect of such Asset Sale;

(3)	Productive Assets received by the Company or any Restricted Subsidiary in connection with the Asset Sale; and

(4)	accounts receivable of the disposed business retained by the Company or a Restricted Subsidiary, as the case may be, following an Asset Sale; provided that such accounts receivable (i) are not past due more than 90 days and (ii) do not have a payment date greater than 120 days from the date of the invoices creating such accounts receivable.

The requirement set forth in clause (b) of the first paragraph of this covenant shall also be considered satisfied if the cash received constitutes at least 75% of the consideration received by the Company or the Restricted Subsidiary in connection with such Asset Sale, determined on an after-tax basis.

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or the Restricted Subsidiary elects (or is required by the terms of any Debt):

(a)	to Repay Debt of the Company or a Restricted Subsidiary (excluding, in any such case, any Debt that is owed to the Company or an Affiliate of the Company) that ranks at least pari-passu in right of payment with the notes, or

(b)	to acquire Productive Assets or make capital expenditures on property used or useful in the business of the Company and its Restricted Subsidiaries (including by means of an Investment in Productive Assets or capital expenditures made by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

Pending the final application of any Net Available Cash, the Company or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest Net Available Cash in any manner that is not prohibited by the indenture.

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of that Net Available Cash or that the Company earlier elects to so designate shall constitute “Excess Proceeds,” provided that a binding commitment to acquire Productive Assets or make capital expenditures pursuant to clause (b) of the preceding paragraph shall be treated as a permitted application of the Net Available Cash from the date of such commitment; provided that (i) such reinvestment is consummated within 180 days of the end of the 360-day period referred to in this sentence, and (ii) if such reinvestment is not consummated within the period set forth in subclause (i) or such binding commitment is terminated, the Net Available Cash not so applied will be deemed to be Excess Proceeds.

When the aggregate amount of Excess Proceeds not previously subject to a Prepayment Offer (as defined below) exceeds $50.0 million (taking into account income earned on those Excess Proceeds, if any), the Company will be required to make an offer to purchase (the “Prepayment Offer”) the notes, which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount (or accreted value) thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of notes have been given the opportunity to tender their notes for purchase in accordance with the indenture, the Company or such Restricted Subsidiary may use the remaining amount for any purpose permitted by the indenture and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” will mean the product of:

(a)	the Excess Proceeds, and

(b)	a fraction,

(1)	the numerator of which is the aggregate principal amount of the notes outstanding on the date of the Prepayment Offer, and

(2)	the denominator of which is the sum of the aggregate principal amount of the notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari-passu in right of payment with the notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase that Debt at substantially the same time as the Prepayment Offer.

Not later than five business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send, or cause to be sent, a written notice, by first-class mail (or electronic transmission in the case of notes held in book-entry form), to the holders of notes, accompanied by information regarding the Company and its Subsidiaries as the Company in good faith believes will enable the holders to make an informed decision with respect to that Prepayment Offer. The notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days and no later than 60 days from the date the notice is mailed.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(x)	pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

(y)	make any loans or advances to the Company or any other Restricted Subsidiary, or

(z)	transfer any of its Property to the Company or any other Restricted Subsidiary.

The foregoing limitations will not apply to restrictions:

(a)	in effect on the Issue Date,

(b)	relating to Debt of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,

(c)	that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clauses (a) or (b) above or in clauses (d), (h) (i) or (p) below; provided that the restrictions, taken as a whole, are no less favorable to the holders of notes in any material respect (as determined in good faith by the Company’s Board of Directors) than the restrictions of the same type contained in the agreement evidencing the Debt so Refinanced,

(d)	resulting from the Incurrence of any Permitted Debt described in the second paragraph of the covenant described under “—Limitation on Debt,” provided that the restrictions, taken as a whole,

are no less favorable to the holders of notes in any material respect (as determined in good faith by the Company’s Board of Directors) than the restrictions of the same type contained in the indenture,

(e)	existing by reason of applicable law,

(f)	constituting Standard Securitization Undertakings relating solely to, and restricting only the rights of, a Receivables Entity in connection with a Qualified Receivables Transaction,

(g)	existing pursuant to any Debt Incurred by a Foreign Restricted Subsidiary, which restrictions are customary for a financing of such type, and which are otherwise permitted under the indenture; provided that the Company’s Board of Directors determines in good faith that such restrictions are not reasonably likely to impair the Company’s ability to make principal and interest payments on the notes,

(h)	relating to Debt that is permitted to be Incurred and secured pursuant to the covenants described under “—Limitation on Debt” and “—Limitation on Liens” that limit the right of the debtor to dispose of the Property securing that Debt,

(i)	encumbering Property at the time the Property was acquired by the Company or any Restricted Subsidiary, so long as the restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of the acquisition,

(j)	resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements (including, without limitation, intellectual property licenses entered into in the ordinary course of business) that restrict assignment of the agreements or rights thereunder,

(k)	which are customary restrictions contained in asset sale agreements limiting the transfer of Property pending the closing of the sale,

(l)	in agreements in respect of Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens”, and the security documents relating thereto, that limit the right of the debtor to dispose of the assets subject to such Liens;

(m)	contained in agreements governing Hedging Obligations permitted under the indenture;

(n)	relating to the issuance of preferred stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred stock is permitted pursuant to the covenant described under the caption “—Limitation on Debt” and the terms of such preferred stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(o)	in Debt Incurred or Capital Stock issued by any Restricted Subsidiary; provided that the restrictions contained in the agreements or instruments governing such Debt or Capital Stock (x) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (y) will not materially affect the Company’s ability to pay all principal, interest and premium, if any, on the notes, as determined in good faith by the Company;

(p)	in any agreement or other instrument of a Unrestricted Subsidiary that is designated a Restricted Subsidiary, in each case that is in existence at the time of such designation (but not created in contemplation of or in connection thereof);

(q)	in or in respect of Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments to the extent such encumbrance or restriction restricts the transfer of the property (including Capital Stock) subject to such Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments,

(r)	on cash or other deposits or net worth requirements or similar requirements, imposed by suppliers, landlords or customers or required by insurance, security or bonding companies, or

(s)	contained in contracts entered into in the ordinary course of business, not relating to any Debt, and that do not, taken as a whole, detract from the value of, or from the ability of the Company and its Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary, as determined in good faith by the Company.

Limitation on Transactions with Affiliates

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company, involving aggregate consideration payable to or from the Company or a Restricted Subsidiary in excess of $20.0 million (an “Affiliate Transaction”), unless:

(a)	the terms of such Affiliate Transaction are no less favorable to the Company or that Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company, and

(b)	if the Affiliate Transaction involves aggregate payments or value in excess of $40.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves the Affiliate Transaction and, in its good faith judgment, believes that the Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the trustee.

Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

(a)	any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries;

(b)	any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments” or any Permitted Investment (other than under clauses (a) or (b) of the definition thereof);

(c)	the payment of reasonable compensation (including amounts paid pursuant to employee benefit plans and equity incentive plans) for the personal services of, and related indemnities provided to, officers, directors and employees of the Company or any of the Restricted Subsidiaries;

(d)	(i) reimbursement of employee travel and lodging costs and other business expenses incurred in the ordinary course of business and (ii) loans and advances to employees made in the ordinary course of business in compliance with applicable laws and consistent with the past practices of the Company or that Restricted Subsidiary, as the case may be; provided that those loans and advances under this clause (ii) do not exceed $20.0 million in the aggregate at any one time outstanding;

(e)	any transaction effected as part of a Qualified Receivables Transaction or any transaction involving the transfer of accounts receivable of the type specified in the definition of “Credit Facilities” and permitted under clause (c) of the second paragraph of the covenant described under “—Limitation on Debt”;

(f)	any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;

(g)	any agreement as in effect on the Issue Date or any amendment thereto (so long as such amendment is not materially adverse to the interests of the holders of the notes) or any transaction contemplated thereby;

(h)	transactions between the Company or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that a director or manager of such Person is also a director or manager of the Company or such Restricted Subsidiary, as applicable; provided that such director or manager abstains from voting as a director or manager of the Company or such Restricted Subsidiary, as applicable, on such transaction;

(i)	any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (a) of the preceding paragraph;

(j)	any Affiliate Transaction with a Person in its capacity as a holder of Debt or Capital Stock of the Company or any Restricted Subsidiary of the Company if such Person is treated no more favorably than the other holders of Debt or Capital Stock of the Company or such Restricted Subsidiary;

(k)	transactions with any joint venture entered into in the ordinary course of business; and

(l)	transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Company and its Restricted Subsidiaries than those contained in similar contracts entered into by the Company or any of its Restricted Subsidiaries with unrelated third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, then on the terms no less favorable than those available from third parties on an arm’s-length basis, in each case as determined in good faith by the Company.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

(a)	the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, and

(b)	either:

(1)	the Subsidiary to be so designated has total assets of $1,000 or less, or

(2)	if the Subsidiary has consolidated assets greater than $1,000, then the designation would be permitted under the covenant entitled “—Limitation on Restricted Payments.”

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided that the Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if the Person is a Subsidiary of an Unrestricted Subsidiary.

Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary in existence and classified as an Unrestricted Subsidiary at the time the Company or the Restricted Subsidiary is liable for that Debt (including any right to take enforcement action against that Unrestricted Subsidiary).

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro-forma effect to the designation,

(x)	the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “—Limitation on Debt,” and

(y)	no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any designation or redesignation of this kind by the Board of Directors will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to the designation or redesignation and an Officers’ Certificate that:

(a)	certifies that the designation or redesignation complies with the foregoing provisions, and

(b)	gives the effective date of the designation or redesignation, and the filing with the trustee to occur after the end of the fiscal quarter of the Company in which the designation or redesignation is made within the time period for which reports are required to be provided under “—SEC Reports.”

Additional Note Guaranties

If any Domestic Restricted Subsidiary Guarantees or becomes an obligor under the Company’s Credit Agreement following the Issue Date, such Domestic Restricted Subsidiary shall promptly provide a Note Guaranty by executing and delivering to the trustee a supplemental indenture, pursuant to which such Guarantor shall Guarantee payment of the notes, and related Officers’ Certificates and opinions of counsel required under the indenture; provided that the preceding shall not apply to any Unrestricted Subsidiary for so long as it continues to be an Unrestricted Subsidiary. Notwithstanding the preceding, any Note Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph may provide by its terms that it shall be automatically and unconditionally released at such time as such Guarantor ceases to be a guarantor or other obligor under the Credit Agreement (other than upon a discharge of a guarantee thereof through payment thereon).

Merger, Consolidation and Sale of Property

The Company

The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a)	the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition of all or substantially all its Property is made shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; provided that, if the surviving entity is not a corporation, the Company shall cause a corporation to be added as a co-issuer of the notes;

(b)	the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by that Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture and the registration rights agreement to be performed by the Company;

(c)	immediately before and after giving effect to that transaction or series of transactions on a pro-forma basis (and treating, for purposes of this clause (c) and clause (d) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of that transaction or series of transactions as having been Incurred by the Surviving Person or the Restricted Subsidiary at the time of that transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(d)	immediately after giving effect to that transaction or series of transactions on a pro-forma basis, the Company or the Surviving Person, as the case may be, (i) would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “—Limitation on Debt” or (ii) the Consolidated Fixed Charges Coverage Ratio of the Company or the Surviving Person, as applicable, would be greater than or equal to such ratio immediately prior to such transaction; provided that this clause (d) shall not be applicable to the Company merging, consolidating or amalgamating with or into an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Debt of the Company and the Restricted Subsidiaries is not increased thereby; and

(e)	the Company shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied.

The surviving entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture and the predecessor Company shall be discharged and released from all obligations under the indenture and the notes; provided that the Company will not be released from the obligation to pay the principal of, premium, if any, and interest on the notes in the case of a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety) or a lease of all or substantially all of the Company’s properties or assets in a transaction that is subject to, and that complies with the provisions of, this covenant.

Clauses (c) and (d) of the first paragraph of this covenant will not apply to any merger or consolidation of the Company with or into one of its Restricted Subsidiaries for any purpose.

Guarantors

No Guarantor may

•	merge, consolidate or amalgamate with or into any other Person, or

•	sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions, or

•	permit any Person to merge, consolidate or amalgamate with or into the Guarantor unless

(A)	the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)	(1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guaranty; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)	the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the Property of the Guarantor (in each case other than to the Company or a Domestic Restricted Subsidiary) otherwise permitted by the indenture.

SEC Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the trustee and holders of notes with annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the

Exchange Act and applicable to a U.S. corporation subject to those Sections, and the information, documents and reports to be so filed and provided at the times specified for the filing of the information, documents and reports under those Sections (including any applicable grace period or extension available thereunder or under the rules and regulations promulgated by the SEC); provided that (i) the Company shall not be so obligated to file the information, documents and reports with the SEC if the SEC does not permit those filings (but shall provide them to the trustee and the holders of notes within the time periods specified in those Sections) and (ii) the electronic filing with the SEC through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system providing for free public access to such filings) shall satisfy the Company’s obligation to provide such reports, information and documents to the trustee and the holders of notes. The availability of the foregoing materials on a freely accessible page on the Company’s website also shall be deemed to satisfy the foregoing delivery obligations.

The Trustee shall have no obligation to determine if and when the Company’s financial statements or any other reports are publicly available and accessible electronically or on the Company’s website. Delivery of such reports, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance by us with any of the covenants contained in the indenture (as to which the trustee will be entitled to conclusively rely upon an Officers’ Certificate).

If any direct or indirect parent company of the Company becomes a guarantor of the notes, the Company may satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

Events of Default

Events of Default in respect of the notes include:

(1)	failure to make the payment of any interest on the notes when the same becomes due and payable, and that failure continues for a period of 30 days;

(2)	failure to make the payment of any principal of, or premium, if any, on, any of the notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3)	failure to comply with the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property”;

(4)	failure to comply with any other covenant or agreement in the notes or in the indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days (180 days in the case of a failure to comply with a provision under “—Certain Covenants—SEC Reports”) after written notice is given to the Company as provided below;

(5)	a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of that Debt, or failure to pay any Debt at maturity, in an aggregate amount greater than $50.0 million or its foreign currency equivalent at the time (the “cross acceleration provisions”);

(6)	any judgment or judgments for the payment of money in an aggregate amount in excess of $50.0 million (or its foreign currency equivalent at the time) (net of amounts covered by insurance or bonded) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied, annulled, discharged or rescinded for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the “judgment default provisions”);

(7)	specified events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy provisions”); and

(8)	any Note Guaranty by any Significant Subsidiary ceases to be in full force and effect, other than in accordance with the terms of the indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty (the “note guaranty provisions”).

A Default under clause (4) is not an Event of Default until the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding notify the Company of the Default and the Company does not cure that Default within the time specified after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

The Trustee shall not be deemed to have notice of a Default or an Event of Default unless an officer of the Trustee with direct responsibility for the administration of the Indenture has received written notice thereof (in accordance with the notice provisions of the Indenture) from the Company or any Holder and such notice references the Notes and the Indenture.

The Company shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

If an Event of Default with respect to the notes (other than an Event of Default resulting from particular events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of notes then outstanding may declare to be immediately due and payable the principal amount of all the notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, the amount with respect to all the notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the notes then outstanding may, under some circumstances, rescind and annul the acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.

Notwithstanding the foregoing, if an Event of Default described in clause (5) above shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (a) the default relating to such Debt is waived by the holders of such Debt or cured and if such Debt has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Debt, (b) any other existing Events of Default, except nonpayment of principal, premium, if any, or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived and (c) there has been deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel incurred in connection with the rescinded Event of Default.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless the holders shall have offered to the trustee reasonable indemnity. Subject to the provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

No holder of notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)	that holder has previously given to the trustee written notice of a continuing Event of Default,

(b)	the registered holders of at least 25% in aggregate principal amount of the notes then outstanding have made written request and offered reasonable indemnity to the trustee to institute the proceeding as trustee, and

(c)	the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with that request and shall have failed to institute the proceeding within 60 days.

However, these limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest on, that note on or after the respective due dates expressed in that note. The trustee shall not be deemed to have notice of any Default or Event of Default unless an officer of the Trustee having direct responsibility for the administration of the indenture has received written notice of any such event and such notice references the notes and the indenture.

Amendments and Waivers

Subject to some exceptions, the indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) and any past default or compliance with any provisions may also be waived with the consent of the registered holders of a majority in aggregate principal amount of the notes then outstanding (including waivers obtained in connection with a tender offer or exchange offer for the notes), except a default in the payment of principal, premium, if any, or interest and particular covenants and provisions of the indenture which cannot be amended without the consent of each holder of an outstanding note. However, without the consent of each holder of an outstanding note affected thereby, no amendment may, among other things,

(1)	reduce the amount of notes whose holders must consent to an amendment or waiver,

(2)	reduce the rate of or extend the time for payment of interest on any note,

(3)	reduce the principal of or extend the Stated Maturity of any note,

(4)	make any note payable in money other than U.S. dollars,

(5)	impair the right of any holder of the notes to receive payment of principal of and interest on that holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to that holder’s notes,

(6)	subordinate the notes to any other obligation of the Company,

(7)	reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed, as described under “—Optional Redemption,”

(8)	at any time after a Change of Control has occurred, reduce the premium payable upon a Change of Control or change the time at which the Change of Control Offer relating thereto must be made or at which the notes must be repurchased pursuant to that Change of Control offer, or

(9)	at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which the Prepayment Offer must be made or at which the notes must be repurchased pursuant thereto.

Without the consent of any holder of the notes, the Company and the trustee may amend the indenture to:

(1)	cure any ambiguity, omission, defect or inconsistency,

(2)	provide for the assumption by a successor of the obligations of the Company or any Guarantor under the indenture,

(3)	provide for uncertificated notes in addition to or in place of certificated notes; provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code,

(4)	add Guarantees with respect to the notes or release Guarantors from their Note Guaranties as provided by the terms of the indenture or the Note Guaranties,

(5)	secure the notes or the Note Guarantees (and, thereafter, provide releases of collateral in accordance with the security documents entered into in connection therewith), add to the covenants of the Company for the benefit of the holders of the notes or surrender any right or power conferred upon the Company,

(6)	make any change that does not adversely affect the rights of any holder of the notes,

(7)	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act,

(8)	provide for the issuance of additional notes in accordance with the indenture,

(9)	conform any provisions to this “Description of Exchange Notes,”

(10)	to evidence or provide for the acceptance of appointment under the indenture of a successor trustee;

(11)	to provide for the addition of a corporate co-issuer in accordance with the covenant described under the subheading “—Certain Covenants—Merger, Consolidation or Sale of Assets; ”or

(12)	to add covenants or Events of Default for the benefit of the holders or surrender any right or power conferred upon the Company or any Guarantor.

The consent of the holders of the notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail, or cause to be mailed, to each registered holder of the notes at the holder’s address appearing in the security register a notice briefly describing the amendment. However, the failure to give this notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment. In connection with any modification, amendment or supplement, we will deliver to the trustee an Opinion of Counsel and an Officers’ Certificate upon which the trustee may conclusively rely, each stating that such modification, amendment or supplement complies with the applicable provisions of the indenture.

Defeasance and Discharge

The Company may discharge its obligations under the notes and the indenture by irrevocably depositing in trust with the trustee money or Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption within one year, subject to meeting certain other conditions.

The Company at any time may also terminate all its obligations under the notes and the indenture (“legal defeasance”), except for particular obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. The Company at any time may terminate:

(1)	its obligations under the covenants described under “—Repurchase at the Option of Holders Upon a Change of Control” and “—Certain Covenants” above,

(2)	the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the note guaranty provisions, described under “—Events of Default” above, and

(3)	the limitations contained in clause (d) under the first paragraph of “—Certain Covenants—Merger, Consolidation and Sale of Property” above (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under “—Certain Covenants”), (5), (6), (7) (with respect only to Significant Subsidiaries) or (8) under “—Events of Default” above or because of the failure of the Company to comply with clause (e) under the first paragraph of “—Merger, Consolidation and Sale of Property” above. The legal defeasance option or the covenant defeasance option may be exercised only if:

(a)	the Company irrevocably deposits in trust with the trustee money in U.S. dollars or U.S. dollar- denominated Government Obligations for the payment of principal of and interest (including premium, if any) on the notes to maturity or redemption;

(b)	the Company delivers to the trustee a certificate of a nationally recognized accounting firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at the times and in amounts as will be sufficient to pay principal and interest (including premium, if any) when due on all the notes to maturity or redemption, as the case may be;

(c)	123 days pass after the deposit is made and during the 123-day period no Default described in clause (7) under “—Events of Default” occurs with respect to the Company or any other Person making the deposit which is continuing at the end of the period;

(d)	no Default or Event of Default has occurred and is continuing on the date of the deposit and after giving effect thereto;

(e)	the deposit does not constitute a default under any other agreement or instrument binding on the Company;

(f)	in the case of the legal defeasance option, the Company delivers to the trustee an Opinion of Counsel stating that:

(1)	the Company has received from the Internal Revenue Service a ruling, or

(2)	since the Issue Date there has been a change in the applicable Federal income tax law,

to the effect, in either case, that, and based thereon the Opinion of Counsel shall confirm that, the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

(g)	in the case of the covenant defeasance option, the Company delivers to the trustee an Opinion of Counsel to the effect that the beneficial owners of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of that covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred; and

(h)	the Company delivers to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the indenture.

In the case of either discharge or defeasance, the Note Guaranties, if any, will terminate.

Governing Law

The indenture and the notes will be governed by the internal laws of the State of New York.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture and has been appointed by the Company as registrar and paying agent with regard to the notes.

Except during the continuance of an Event of Default, the trustee will perform only the duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person’s own affairs.

Definitions

Set forth below is a summary of defined terms from the indenture that are used in this “Description of Exchange Notes.” Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any note on any redemption date, the excess of (i) the present value on such redemption date of (A) the redemption price of such notes on October 15, 2018 (such redemption price being that described in “—Optional Redemption” above), plus (B) all required remaining scheduled interest payments due on such note through October 15, 2018, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such note.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares),

(b)	all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or

(c)	any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a), (b) or (c) above,

(1)	any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

(2)	any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments,”

(3)	any disposition effected in compliance with the first paragraph of the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Property—The Company,”

(4)	a sale of accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity,

(5)	a transfer of accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in connection with a Qualified Receivables Transaction,

(6)	a transfer of accounts receivable that is permitted under clause (2)(c) of the second paragraph of “—Certain Covenants—Limitation on Debt,”

(7)	the disposition of assets or Equity Interests received in settlement of debts owing to a Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person,

(8)	any sale or other disposition of Equity Interests in, or Debt or other securities of, an Unrestricted Subsidiary, and

(9)	any disposition that does not (together with all related dispositions) involve assets having a Fair Market Value or consideration in excess of $25.0 million.

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a)	the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of that Debt or redemption or similar payment with respect to that Preferred Stock multiplied by the amount of the payment by

(b)	the sum of all payments of this kind.

“Beneficial Owner” means a beneficial owner as defined in Rule 13d-3 under the Exchange Act, except that:

(a)	a Person will be deemed to be the Beneficial Owner of all shares that the Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time, and

(b)	for purposes of clause (a) of the definition of “Change of Control,” any “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, shall be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or legal entity (the “parent corporation”), so long as that person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that parent corporation.

The term “Beneficially Own” shall have a corresponding meaning.

“Capital Lease Obligation” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by that obligation shall be the capitalized amount of the obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under that lease prior to the first date upon which that lease may be terminated by the lessee without payment of a penalty. For purposes of “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest.

“Capital Stock Sale Proceeds” means the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or the Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Existing Notes Issue Date, net of attorneys’ fees, accountants’ fees, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof.

“Change of Control” means the occurrence of any of the following events:

(a)	if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; or

(b)	the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than a transaction where:

(1)	the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation or transferee, and

(2)	the holders of the Voting Stock of the Company immediately prior to the transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation or transferee immediately after the transaction and in substantially the same proportion as before the transaction; or

(c)	the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in commodity prices.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to October 15, 2018 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any redemption date:

(a)	the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15 (519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or

(b)	if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Current Liabilities” means, as of any date of determination, the consolidated current liabilities of the Company and its Restricted Subsidiaries that may properly be classified as current liabilities in conformity with GAAP, excluding, without duplication, (a) the current portion of any long-term Debt and (b) the aggregate outstanding principal amount of the revolving credit loans made to the Company under the Credit Agreement.

“Consolidated Fixed Charges” means, for any period for the Company and its consolidated Restricted Subsidiaries, the sum, without duplication, of,

(a)	Consolidated Interest Expense for such period, plus

(b)	Disqualified Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Qualified Capital Stock, plus

(c)	Preferred Stock Dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid or scheduled to be paid in Qualified Capital Stock.

“Consolidated Fixed Charges Coverage Ratio” means, as of any date of determination, the ratio of:

(a)	the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending prior to such determination date for which internal financial statements of the Company are available, to

(b)	Consolidated Fixed Charges for those four fiscal quarters;

provided that:

(1)	if

(a)	since the beginning of that period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(b)	the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Incurrence or Repayment of Debt,

Consolidated Fixed Charges for that period shall be calculated after giving effect on a pro-forma basis to that Incurrence or Repayment as if the Debt was Incurred or Repaid on the first day of that period; provided that, in the event of any Repayment of Debt, EBITDA for that period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2)	if

(a)	since the beginning of that period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(b)	the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Asset Sale, Investment or acquisition, or

(c)	since the beginning of that period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of that period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA for that period shall be calculated after giving pro-forma effect to the Asset Sale, Investment or acquisition as if the Asset Sale, Investment or acquisition occurred on the first day of that period.

If any Debt bears a floating rate of interest and is being given pro-forma effect, the interest expense on that Debt shall be calculated as if the base interest rate in effect for the floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to that Debt if the applicable Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during that period the Debt of that Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for that Debt after the sale.

“Consolidated Interest Expense” means, for any period for the Company and its Restricted Subsidiaries, all interest expense on a consolidated basis determined in accordance with GAAP, but, in any event, including the interest component under Capital Lease Obligations and the implied interest component under Qualified Receivables Transactions and excluding commissions, discounts, yield and other fees and charges related to Qualified Receivables Transaction.

“Consolidated Net Income” means, for any period for the Company and its Restricted Subsidiaries, net income (or loss) determined on a consolidated basis in accordance with GAAP, but excluding:

(a)	unusual or non-recurring charges for such period, including restructuring charges or reserves, severance, relocation costs and one-time compensation charges (including without limitation retention bonuses) and other costs relating to the closure of facilities or impairment of facilities; provided that the aggregate amount added back pursuant to this clause (a) shall not exceed, for any period of four consecutive fiscal quarters, 15% of EBITDA for such period (prior to giving effect to any adjustment pursuant to this clause (a);

(b)	the non-cash effects of purchase accounting under Accounting Standards Codification of the Financial Accounting Standards Board 805;

(c)	any deduction for income (or addition for losses) attributable to the minority equity interests of third parties in any Restricted Subsidiary except, in the case of income, to the extent of dividends paid in respect of such period to the holder of such minority equity interest;

(d)	any gain (or loss) realized upon the sale or other disposition of any Property of the Company or any of its Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

(e)	any gain or loss attributable to the early extinguishment of Debt;

(f)	any extraordinary gain or loss or cumulative effect of a change in accounting principles to the extent disclosed separately on the consolidated statement of income;

(g)	any unrealized gains or losses of the Company or its Restricted Subsidiaries on any Hedging Obligations;

(h)	the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any agreement, instrument, contract or other undertaking to which such Restricted Subsidiary is a party or by which any of its property is bound or any law, treaty, rule, regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case, applicable or binding upon such Restricted Subsidiary or any of its property or to which such Restricted Subsidiary or any of its property is subject;

(i)	costs, fees, expenses or premiums incurred during such period in connection with the Transactions; and

(j)

costs, fees and expenses incurred during such period in connection with acquisitions (whether or not consummated), other Investments consisting of acquisitions of assets or equity constituting a business unit, line of business, division or entity (whether or not consummated) and dispositions of Property

(whether or not consummated), other than dispositions, to the extent considered Dispositions (or any equivalent term used in the Credit Agreement) under the Credit Agreement, of Property effected in the ordinary course of business.

Notwithstanding the foregoing, (i) for purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent the dividends, repayments or transfers increase the amount of Restricted Payments permitted under that covenant pursuant to clause (c)(4) thereof, and (ii) any net income (loss) of any Person (other than the Company) that is not a Restricted Subsidiary shall be excluded in calculating Consolidated Net Income, except that the Company’s equity in the net income of any such Person for any period shall be included, without duplication, in such Consolidated Net Income up to the aggregate amount of cash distributed by the Person during such period to the Company or a Restricted Subsidiary as a dividend or distribution.

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation, amortization, allowances for doubtful receivables, other applicable allowances and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(a)	the excess of cost over Fair Market Value of assets or businesses acquired;

(b)	any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

(c)	unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(d)	noncontrolling interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(e)	treasury stock;

(f)	cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(g)	Investments in and assets of Unrestricted Subsidiaries.

For the avoidance of doubt any deferred tax assets that would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries shall be included in the calculation of Consolidated Net Tangible Assets.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of

(a)	(x) the aggregate amount of all Debt of the Company and its Restricted Subsidiaries secured by Liens at the date of determination (on a pro-forma basis reflecting any Incurrence of Debt and repayment of Debt made on such date), less

(y)	the aggregate amount (not to exceed $150.0 million) of Qualified Cash on such date of determination, to

(b)	the aggregate amount of EBITDA for the Company for the four full fiscal quarters, treated as one period, ending prior to the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Secured Leverage Ratio for which internal financial statements of the Company are available (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”).

In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated after giving effect to the following:

(1)	if since the beginning of that period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(2)	if the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio involves an Asset Sale, Investment or acquisition, or

(3)	since the beginning of the Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the Four Quarter Period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA for that period shall be calculated after giving pro-forma effect to the Asset Sale, Investment or acquisition as if the Asset Sale, Investment or acquisition occurred on the first day of the Four Quarter Period.

For purposes of calculating the Consolidated Secured Leverage Ratio, the Company may elect to treat the entire commitment of any secured revolving credit facility of the Company or any Restricted Subsidiary to be deemed to be fully drawn as of the date such agreement is executed, and thereafter the amount of such commitment shall be deemed to be fully borrowed and outstanding at all times for purposes of the covenant described under “—Certain Covenants—Limitation on Debt” and calculation of the Consolidated Secured Leverage Ratio, and shall not be required to retest upon any borrowings thereunder.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of:

(a)	(x) the aggregate amount of all Debt of the Company and its Restricted Subsidiaries at the date of determination (on a pro-forma basis reflecting any Incurrence of Debt and repayment of Debt made on such date), less

(y)	the aggregate amount (not to exceed $150.0 million) of Qualified Cash on such date of determination, to

(b)	the aggregate amount of EBITDA for the Company for the four full fiscal quarters, treated as one period, ending prior such date of determination for which internal financial statements of the Company are available, in each case with such pro-forma adjustments to Consolidated Total Indebtedness, cash and Temporary Cash Investments and EBITDA as are appropriate and consistent with the pro-forma adjustment provisions in the definition of Consolidated Secured Leverage Ratio.

“Convertible Notes” means the 8% Senior Secured Third Lien Convertible Notes due 2016 of Sealy Corporation and Sealy Mattress Company, as co-issuers, outstanding on the Issue Date.

“Credit Agreement” means the Credit Agreement dated December 12, 2012 among the Company, certain subsidiaries as co-borrowers thereunder, certain subsidiary guarantors named therein, Bank of America, N.A., as administrative agent, and the other lenders from time to time party thereto, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements, indentures or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing) and including, without limitation, to increase the amount of available borrowing thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors or otherwise.

“Credit Facilities” means, one or more debt facilities (including the Credit Agreement), loan agreements, indentures, commercial-paper or other facilities, in each case, with banks or other institutional lenders, institutional investors or other lenders, investors or credit providers providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through Qualified Receivables Transactions and other transactions involving the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or other Debt, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect that Person against fluctuations in currency exchange rates.

“Danish Tax Assessment” means the pending income tax assessment from the Danish Tax Authority and any related assessment from the Danish Tax Authority for subsequent years and related interest and penalties, as described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a)	the principal of and premium (if any) in respect of:

(1)	debt of the Person for money borrowed, and

(2)	debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable;

(b)	all Capital Lease Obligations of the Person;

(c)	all obligations of the Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of the Person and all obligations of the Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d)	all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of the Person to the extent those letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the third business day following receipt by the Person of a demand for reimbursement following payment on the letter of credit);

(e)	the amount of all obligations of the Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of the Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f)	all obligations of the type referred to in clauses (a) through (e) of other Persons the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g)

all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of the Person (whether or not such obligation is assumed by the Person), the amount of such obligation being deemed to be the lesser of the value of that Property or the amount of the obligation so secured; and

(h)	to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person will be deemed to be:

(1)	with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(2)	with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(3)	with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(4)	with respect to any Hedging Obligation, zero if the Hedging Obligation has been incurred pursuant to clause (g), (h) or (i) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt,” or otherwise the net amount payable if such Hedging Obligation terminated at that time due to default by such Person; and

(5)	otherwise, the outstanding principal amount thereof.

Notwithstanding the foregoing, the following shall not constitute or be deemed to be “Debt”:

(i)	any debt that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Temporary Cash Investments (in an amount sufficient to satisfy all such indebtedness at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(ii)	any obligations arising from agreements of a Person providing for indemnification, adjustment of purchase price, holdbacks, contingent payment obligations based on a final financial statement or performance of acquired or disposed of assets or similar obligations (other than guarantees of Debt), in each case incurred or assumed by such Person in connection with the acquisition or disposition of assets (including through mergers, consolidations or otherwise);

(iii)	accrued expenses or trade payables;

(iv)	contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; and

(v)	deferred or prepaid revenues.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b)	is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c)	is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the notes.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory consolidated federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Disqualified Stock.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published by the Federal Reserve Board on the date of such determination.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.

“EBITDA” means, for any period for the Company and its Restricted Subsidiaries:

(a)	Consolidated Net Income for such period, plus

(b)	without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of:

(1)	Consolidated Interest Expense for such period,

(2)	consolidated income tax expense for such period,

(3)	all amounts attributable to depreciation and amortization (including amortization of deferred financing fees) for such period,

(4)	costs, fees, expenses or premiums paid during such period in connection with (A) the acquisition of Sealy Corporation, (B) the Incurrence of Debt by the Company, and (C) amendments, waivers, modifications or repayments of the Credit Agreement or other Debt,

(5)	non-cash charges (other than (x) the write-down of current assets, (y) accrual of liabilities in the ordinary course of business and (z) any non-cash charge representing an accrual or reserve for cash expenses in a future period) for such period, and

(6)	any expense or charges incurred during such period in connection with any permitted issuance of Debt, equity securities or any refinancing transactions, minus

(c)	without duplication:

(1)	all cash payments made during such period on account of non-cash charges added back pursuant to clause (b)(5) above in a previous period and

(2)	to the extent included in determining such Consolidated Net Income, any unusual or non- recurring gains and all non-cash items of income for such period,

all determined on a consolidated basis in accordance with GAAP.

“Equipment Financing Transaction” means any arrangement (together with any Refinancings thereof) with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on equipment or equipment related property of the Company or any Restricted Subsidiary.

“Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Stock of the Company pursuant to an effective registration statement under the Securities Act, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital

Stock of the Company or (ii) a private equity offering of Qualified Capital Stock of the Company, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Stock of the Company, other than any public offerings registered on Form S-8.

“Event of Default” has the meaning set forth under “—Events of Default.”

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For purposes of the covenants described under “—Certain Covenants—Limitation on Restricted Payments” and “—Certain Covenants—Limitation on Asset Sales” and the definitions of “Qualified Receivables Transaction” and “Credit Facilities,” Fair Market Value shall be determined, except as otherwise provided,

(a)	if the Property has a Fair Market Value equal to or less than $25.0 million, by any Officer of the Company, or

(b)	if the Property has a Fair Market Value in excess of $25.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 12 months of the relevant transaction.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

“GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in the Accounting Standards Codification of the Financial Accounting Standards Board and in the rules and regulations of the SEC governing the inclusion of financial statements (including pro-forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of Accounting Standards Codification of the Financial Accounting Standards Board 825 and 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) on financial liabilities (including valuing any such Debt in a reduced or bifurcated manner as described therein) shall be disregarded.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America or any country that is a member of the European Union on the Issue Date (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America or such European Union country is pledged and which are not callable or redeemable at the issuer’s option.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of that Person:

(a)	to purchase or pay (or advance or supply funds for the purchase or payment of) the Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep- well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b)	entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided that the term “Guarantee” shall not include:

(1)	endorsements for collection or deposit in the ordinary course of business, or

(2)	a contractual commitment by one Person to invest in another Person for so long as the Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (i) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Restricted Subsidiary that executes a supplemental indenture in the form attached to the indenture providing for the guarantee of the payment of the notes, or any successor obligor under its Note Guaranty pursuant to “—Certain Covenants—Merger, Consolidation and Sale of Property,” in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the indenture.

“Hedging Obligation” of any Person means any obligation of that Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of that Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any Debt or obligation on the balance sheet of that Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of that Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of that Debt; provided further that any Debt or other obligations of a Person existing at the time the Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by that Subsidiary at the time it becomes a Subsidiary; and provided further that solely for purposes of determining compliance with “—Certain Covenants—Limitation on Debt,” amortization of debt discount or premium shall not be deemed to be the Incurrence of Debt; provided that in the case of Debt sold at a discount or at a premium, the amount of the Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Company.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate option agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers and suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of that Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor undertakes any Support Obligation with respect to Debt or other obligations of such other Person. For purposes of the covenants described under “—Certain Covenants—Limitation on Restricted Payments” and “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” and the definition of “Restricted Payment,” “Investment” shall include the portion (proportionate to the Company’s equity interest in the Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that the Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of that Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a)	the Company’s “Investment” in that Subsidiary at the time of such redesignation, less

(b)	the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of that Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, the Property shall be valued at its Fair Market Value at the time of the Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means the date on which the notes in this offering are initially issued.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to that Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of that Asset Sale or received in any other non-cash form), in each case net of:

(a)	all legal, title and recording tax expenses, commissions and other fees (including, without limitation, brokers’ or investment bankers’ commissions or fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of the Asset Sale,

(b)	all payments made on any Debt that is secured by any Property subject to the Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to that Property, or which must by its terms, or in order to obtain a necessary consent to the Asset Sale, or by applicable law, be repaid out of the proceeds from the Asset Sale,

(c)	all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of the Asset Sale, and

(d)	the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in the Asset Sale and retained by the Company or any Restricted Subsidiary after the Asset Sale.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, any President, the Chief Accounting Officer, any Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer, principal financial officer or the principal accounting officer of the Company, and delivered to the trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the trustee. The counsel may be an employee of or counsel to the Company or the trustee.

“Permitted Business” means any business that is reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged in on the Issue Date.

“Permitted Investment” means any Investment by the Company or a Restricted Subsidiary in:

(a)	any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided that the primary business of the Restricted Subsidiary is a Permitted Business;

(b)	any Person if as a result of the Investment that Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; provided that the Person’s primary business is a Permitted Business;

(c)	cash and Temporary Cash Investments;

(d)	(i) receivables owing to the Company or a Restricted Subsidiary,

(x)	if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that those trade terms may include such concessionary trade terms as the Company or the Restricted Subsidiary deems reasonable under the circumstances, or

(y)	reflecting credit extended to customers to finance the purchase of products of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed, in the case of this clause (y), (A) $20.0 million made in any fiscal year or (B) $50.0 million outstanding at any time, and

(ii)	Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)	payroll, travel and similar advances to cover matters that are expected at the time of those advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f)	loans and advances to directors, officers and employees made in the ordinary course of business or to finance the purchase of Capital Stock of the Company, in compliance with applicable laws and consistent with past practices of the Company or the applicable Restricted Subsidiary, as the case may be; provided that those loans and advances do not exceed $20.0 million at any one time outstanding;

(g)	stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

(h)	any Person to the extent the Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales”;

(i)	Hedging Obligations permitted under clauses (g), (h) or (i) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(j)	a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing that Qualified Receivables Transaction or any related Debt; provided that any Investment in a Receivables Entity is in the form of a purchase money note, contribution of additional receivables or an equity interest;

(k)	customers or suppliers of the Company or any of its Subsidiaries in the form of extensions of credit or transfers of property, to the extent otherwise constituting an Investment, and in the ordinary course of business and any Investments received in the ordinary course of business in satisfaction or partial satisfaction thereof;

(l)	any Person if the Investments (or binding commitments in respect thereof) are outstanding on the Issue Date and not otherwise described in clauses (a) through (k) above and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Issue Date or (ii) as otherwise permitted under the indenture;

(m)	any securities, derivative instruments or other Investments of any kind that are acquired and held for the benefit of Company employees in the ordinary course of business pursuant to deferred compensation plans or arrangements approved by the Board of Directors; provided that (i) the amount of such Investment represents funds paid or payable in respect of deferred compensation previously included as an expense in the calculation of Consolidated Net Income (and not excluded pursuant to clause (f) of the definition of Consolidated Net Income), and (ii) the terms of such Investment shall not require any additional Investment by the Company or any Restricted Subsidiary;

(n)	any Person (other than an Affiliate) in aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $200 million and (y) 28.0% of Consolidated Net Tangible Assets (measured at the time made) outstanding at any one time;

(o)	any Investment acquired in exchange for shares of Capital Stock of the Company (other than Disqualified Stock); provided that the proceeds of such issuance shall be excluded from the definition of Capital Stock Sale Proceeds;

(p)	Investments by the Company or any Restricted Subsidiary made in respect of the Danish Tax Assessment;

(q)	any Investment in the Bernalillo County, New Mexico Taxable Fixed Rate Unsecured Industrial Revenue Bonds (Tempur Production USA, Inc. Project), Series 2005B, in the aggregate principal amount of up to $25.0 million Incurred in connection with the Albuquerque IRB Financing;

(r)	repurchases of the notes;

(s)	any Guarantee of Debt permitted to be incurred by the covenant entitled “—Certain Covenants—Limitation on Debt” other than a Guarantee of Debt of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(t)	Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries, or all or substantially all of the assets of another Person, in each case, in a transaction that is not prohibited by the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Property” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(u)	Guarantees by the Company or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Debt, in each case entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(v)	Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection or pledges or deposits (or guarantees or other contingent obligations), in each case made by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(w)	Investments received as a result of a foreclosure by, or other transfer of title to, the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(x)	professional or advisory, administrative, management, treasury or similar services, indemnification, insurance, officers’ and directors’ fees and expenses, registration fees and other like expenses paid or provided for the benefit of any joint venture or Unrestricted Subsidiary pursuant to arrangements not involving the incurrence of Debt that comply with the covenant described under the caption “—Certain Covenants—Transactions with Affiliates”;

(y)	Guarantees or other Investments arising from the incurrence of Debt by the Company or any Restricted Subsidiary with respect to Debt of any Unrestricted Subsidiary or joint venture permitted under the covenant described above under the caption “—Certain Covenants—Limitation on Debt”;

(z)	any transaction that constitutes an Investment to the extent permitted and made in accordance with the provisions of the second paragraph of the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates” other than clauses (b), (h), (i), (j), (k) or (l); and

(aa)	surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits, negotiable instruments held for collection, endorsements for collection or deposit and prepaid expenses, in each case, arising in the ordinary course of business.

For the avoidance of doubt, any Investment that is a Permitted Investment hereunder may be transferred to the Company or another Restricted Subsidiary, or exchanged for other assets of the Company or another Restricted Subsidiary.

“Permitted Liens” means:

(a)	Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Debt in an aggregate principal amount not to exceed the greater of (x) the amount permitted to be Incurred under clause (b) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt,” regardless of whether the Company and the Restricted Subsidiaries are actually subject to that covenant at the time the Lien is Incurred and (y) an amount that does not cause the Consolidated Secured Leverage Ratio to exceed 3.50 to 1.0;

(b)	Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary and deposits in respect thereof (including, without limitation, security for bonds and/or amounts deposited to secure the Danish Tax Assessment) if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(c)	Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(d)

Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, including banker’s liens and rights of set-off, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(e)	Liens on Property at the time the Company or any Restricted Subsidiary acquired the Property (together with all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)), including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided that any Lien of this kind may not extend to any other Property of the Company or any Restricted Subsidiary; and provided further that the Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Property was acquired by the Company or any Restricted Subsidiary;

(f)	Liens on the Property of a Person at the time that Person becomes a Restricted Subsidiary (together with all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)); provided that any Lien of this kind may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of that Person; and provided further that the Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Person became a Restricted Subsidiary;

(g)	pledges or deposits by the Company or any Restricted Subsidiary under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(h)	Liens (including, without limitation and to the extent constituting Liens, negative pledges), assignments and pledges of rights to receive premiums, interest or loss payments or otherwise arising in connection with worker’s compensation loss portfolio transfer insurance transactions or any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or deposits by the Company or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation;

(i)	Liens of landlords on fixtures, equipment and movable property located on leased premises and utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(j)	Liens arising out of judgments or awards against the Company or a Restricted Subsidiary with respect to which the Company or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review;

(k)	Liens in favor of issuers of performance or surety bonds, completion guarantees or letters of credit issued pursuant to the request of and for the account of the Company or a Restricted Subsidiary in the ordinary course of its business; provided that these letters of credit do not provide credit support for Debt;

(l)	leases or subleases of real property granted by the Company or a Restricted Subsidiary to any other Person and not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

(m)	Liens (including, without limitation and to the extent constituting Liens, negative pledges) on intellectual property arising from intellectual property licenses entered into in the ordinary course of business;

(n)	Liens or negative pledges attaching to or related to joint ventures engaged in a Permitted Business, restricting Liens on interests in those joint ventures;

(o)	Liens existing on the Issue Date not otherwise described in clauses (a) through (n) above;

(p)	Liens securing Debt Incurred pursuant to clause (o) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt” on the Property purchased with the proceeds of such Debt;

(q)	Liens not otherwise described in clauses (a) through (p) above on the Property of any Foreign Restricted Subsidiary to secure any Debt permitted to be Incurred by the Foreign Restricted Subsidiary pursuant to the covenant described under “—Certain Covenants—Limitation on Debt”;

(r)	Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clauses (a)(y), (e), (f), (o) (other than Liens securing the Convertible Notes) or (p) above; provided that any Lien of this kind shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by the Lien shall not be increased to an amount greater than the sum of:

(1)	the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (a)(y), (e), (f), (o) (other than Liens securing the Convertible Notes) or (p) above, as the case may be, at the time the original Lien became a Permitted Lien under the indenture, and

(2)	an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or the Restricted Subsidiary in connection with the Refinancing;

(s)	Liens on cash or Temporary Cash Investments held as proceeds of Permitted Refinancing Debt pending the payment, purchase, defeasance or other retirement of the Debt being Refinanced;

(t)	Liens not otherwise permitted by clauses (a) through (s) above encumbering assets having an aggregate Fair Market Value not in excess of the greater of (i) $50.0 million and (ii) 7.0% of Consolidated Net Tangible Assets (measured at the time of Incurrence) as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending prior to the date the Lien shall be Incurred and for which reports are required to be provided under “—SEC Reports”;

(u)	Liens securing Hedging Obligations permitted under clause (g), (h) or (i) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt”;

(v)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(w)	Liens on receivables and related assets in a Qualified Receivables Transaction or securing Debt or other obligations of a Receivables Entity;

(x)	any encumbrance or restriction (including put-and-call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

(y)	statutory liens arising as a result of contributions deducted from member’s pay but not yet due under Canadian pension standards legislation and any employer contributions accrued but not yet due under Canadian pension standards legislation.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a)	the new Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1)	the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2)	an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to the Refinancing,

(b)	the Average Life of the new Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c)	the Stated Maturity of the new Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

(d)	the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided that Permitted Refinancing Debt shall not include:

(x)	Debt of a Subsidiary that is not a Guarantor that Refinances Debt of the Company or any Guarantor, or

(y)	Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory consolidated federal, state and local income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Preferred Stock.

“Productive Assets” means (a) assets (other than securities and inventory) that are used or usable by the Company and its Restricted Subsidiaries in Permitted Businesses, or (b) Capital Stock of a Person that is or becomes a Restricted Subsidiary as a result of the acquisition of that Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided that, in the case of this clause (b), the Restricted Subsidiary is primarily engaged in a Permitted Business.

“pro-forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by a financial or accounting Officer of the Company, together with adjustments that have been certified by a financial or accounting Officer of the Company as having been prepared in good faith based upon reasonable assumptions that are reasonably detailed in such certification.

“Property” means, with respect to any Person, any interest of that Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt:

(a)	consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of the Debt does not exceed the anticipated useful life of the Property being financed, and

(b)	Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of the Property, including additions and improvements thereto;

provided that the Debt is Incurred within 365 days after the acquisition, construction or lease of the Property by the Company or Restricted Subsidiary.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Qualified Cash” means the sum of (a) 100% of the unrestricted cash and Temporary Cash Investments of the Company and its Domestic Restricted Subsidiaries and (b) 60% of the unrestricted cash and Temporary Cash Investments of the Company’s Foreign Restricted Subsidiaries.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

(a)	a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries), and

(b)	any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing those accounts receivable, all contracts and all Guarantees or other obligations in respect of those accounts receivable, proceeds of those accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that:

(1)	if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity,

(2)	all sales of accounts receivable and related assets to or by the Receivables Entity are made at Fair Market Value, and

(3)	the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors).

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure the Credit Facilities shall not be deemed a Qualified Receivables Transaction. “Rating Agencies” mean Moody’s and S&P.

“Real Estate Financing Transaction” means any arrangement with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on real property of the Company or any Restricted Subsidiary and related personal property together with any Refinancings thereof.

“Receivables Entity” means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to that business, and (with respect to any Receivables Entity formed after the Issue Date) which is designated by the Board of Directors (as provided below) as a Receivables Entity and

(a)	no portion of the Debt or any other obligations (contingent or otherwise) of which

(1)	is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings),

(2)	is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or

(3)	subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)	with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or the Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and

(c)	to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve the entity’s financial condition or cause the entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Fifth Third Securities, Inc.; provided that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, that Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire that Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenants described under “—Certain Covenants—Limitation on Asset Sales” and “—Certain Covenants—Limitation on Debt” and the definition of “Consolidated Fixed Charges Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Restricted Payment” means:

(a)	any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made to the Company or the parent of the Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

(b)

the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into Capital Stock of the Company or any Restricted

Subsidiary, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c)	the purchase, repurchase, redemption, acquisition or retirement for value, more than five business days prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (i) any Subordinated Obligation Incurred under clause (c) of the covenant described under “—Certain Covenants—Limitation on Debt” and (ii) the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case under this subclause (ii) due within one year of the date of acquisition);

(d)	any Investment (other than Permitted Investments) in any Person; or

(e)	if the Company or any Restricted Subsidiary (i) sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, or (ii) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the indenture, all remaining Investments of the Issuer and the Restricted Subsidiaries in such Person.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary. “S&P” means Standard & Poor’s Ratings Services, a business of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers that Property to another Person and the Company or a Restricted Subsidiary leases it from that other Person together with any Refinancings thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Significant Subsidiary” means any Restricted Subsidiary or group of Restricted Subsidiaries that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are customary in an accounts receivable securitization transaction involving a comparable company.

“Stated Maturity” means, with respect to any security, the date specified in the security as the fixed date on which the payment of principal of the security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of the security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless that contingency has occurred).

“Subordinated Obligation” means any Debt of the Company or the Guarantors (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a)	that Person,

(b)	that Person and one or more Subsidiaries of that Person, or

(c)	one or more Subsidiaries of that Person.

“Support Obligation” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Debt to obtain any such Lien). The amount of any Support Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Temporary Cash Investments” means any of the following:

(a)	securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition,

(b)	U.S. dollar denominated deposit accounts, time deposits and certificates of deposit of (i) any lender under the Credit Agreement, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (collectively, an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition,

(c)	commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition,

(d)	repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500.0 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations,

(e)	Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940 that are administered by reputable financial institutions having capital of at least $500.0 million and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof, and

(f)	other short-term investments utilized by Foreign Restricted Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Transactions” means the Company’s acquisition of Sealy Corporation, the incurrence of the Company’s 6.875% senior notes due 2020 and borrowings under the Credit Agreement to finance the acquisition of Sealy Corporation, the related debt repayment and payment of fees and expenses related thereto.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Unrestricted Subsidiary” means:

(a)	any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b)	any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned” means a Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at that time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the issuance of the Original Notes, we entered into a registration rights agreement with the initial purchasers of the Original Notes for the benefit of the holders of the Original Notes, pursuant to which we agreed, among other things, to use our commercially reasonable efforts to file and to have declared effective an exchange offer registration statement under the Securities Act and to consummate an exchange offer.

We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes who exchanges Original Notes for Exchange Notes in the exchange offer generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

Any holder of the Original Notes using the exchange offer to participate in a distribution of Exchange Notes also cannot rely on the no- action letters referred to above. Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the exchange offer may be a statutory underwriter, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes and must acknowledge such delivery requirement. See “Plan of Distribution.”

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange

Upon the terms and subject to the conditions of the exchange offer we will accept any and all Original Notes validly tendered prior to midnight, New York time, on the Expiration Date (as defined below) for the exchange offer. Promptly after the Expiration Date (unless extended as described in this prospectus), we will issue an aggregate principal amount of up to $450,000,000 of Exchange Notes for a like principal amount of outstanding Original Notes tendered and accepted in connection with the exchange offer. The Exchange Notes issued in connection with the exchange offer will be delivered promptly after the Expiration Date. Holders may tender some or all of their Original Notes in connection with the exchange offer, but only in principal amounts of $2,000 or in integral multiples of $1,000 in excess thereof.

The terms of the Exchange Notes will be identical to the terms of the Original Notes, except that the Exchange Notes will have been registered under the Securities Act and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes. The Exchange Notes will evidence the same debt as the Original Notes and will be issued under the same indenture and be entitled to the same benefits under that Indenture as the Original Notes being exchanged. As of the date of this prospectus, $450,000,000 in aggregate principal amount of the Original Notes are outstanding.

In connection with the issuance of the Original Notes, we arranged for the Original Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under

“Book-Entry, Delivery and Form”, Exchange Notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Book-Entry, Delivery and Form.”

Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but certain registration and other rights under the registration rights agreement will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the registration rights agreement. See “—Consequences of Failures to Properly Tender Original Notes in the Exchange Offer.”

We shall be considered to have accepted validly tendered Original Notes if and when we have given oral (to be followed by prompt written notice) or written notice to the Exchange Agent (as defined below). The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the Expiration Date for the Exchange Offer.

Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions: Amendments

The “Expiration Date” for the exchange offer is midnight, New York City time, on             ,                     , 2016, unless extended by us in our sole discretion, in which case the term “Expiration Date” shall mean the latest date and time to which the exchange offer is extended.

We reserve the right, in our sole discretion:

•	to delay accepting any Original Notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral (to be followed by prompt written notice) or written notice of the delay, extension or termination to the Exchange Agent; or

•	to amend the terms of the exchange offer in any manner.

If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the Exchange Offer for a period of five to ten business days.

If we determine to extend, amend or terminate the exchange offer, we will publicly announce this determination by making a timely release through an appropriate news agency.

If we delay accepting any Original Notes or terminate the exchange offer, we promptly will pay the consideration offered, or return any Original Notes deposited, pursuant to the exchange offer as required by Rule 14e-l(c).

Interest on Exchange Notes

The Exchange Notes will bear interest at the rate of 5.625% per annum from the most recent date on which interest on the Original Notes has been paid or, if no interest has been paid on such Original Notes, from September 24, 2015. Interest will be payable semiannually on April 15 and October 15 of each year, commencing on April 15, 2016.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and we may terminate the exchange offer or, at our option, modify, extend or otherwise amend the exchange offer, if any of the following conditions exist on or prior to the Expiration Date:

a)	no action or event shall have occurred or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been issued, promulgated, enacted, entered, enforced or deemed to be applicable to the exchange offer or the exchange of Original Notes for Exchange Notes under the exchange offer by or before any court or governmental regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

i.	challenges the making of the exchange offer or the exchange of Original Notes for Exchange Notes under the exchange offer or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offer or the exchange of Original Notes for Exchange Notes under the exchange offer; or

ii.	in our reasonable judgment, could materially adversely affect our (or our subsidiaries’) business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or materially impair the contemplated benefits to us of the exchange offer or the exchange of Original Notes for Exchange Notes under the exchange offer;

b)	nothing has occurred or may occur that would or might, in our reasonable judgment, be expected to prohibit, prevent, restrict or delay the exchange offer or impair our ability to realize the anticipated benefits of the exchange offer;

c)	there shall not have occurred (a) any general suspension of or limitation on trading in securities in the United States securities or financial markets, whether or not mandatory, (b) any material adverse change in the prices of the Original Notes that are the subject of the exchange offer, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory, (e) a commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (g) any catastrophic event caused by meteorological, geothermal or geophysical occurrences or other acts of God that would reasonably be expected to have a material adverse effect on us or our affiliates’ or subsidiaries’ business, operations, condition or prospects, (h) any material adverse change in the securities or financial markets in the United States generally (i) in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof or (j) any other change or development, including a prospective change or development, in general economic, financial, monetary or market conditions that, in our reasonable judgment, has or may have a material adverse effect on the market price or trading of the Exchange Notes; and

d)	the trustee with respect to the indenture for the Original Notes that are the subject of the exchange offer and the Exchange Notes to be issued in the exchange offer shall not have been directed by any holders of Original Notes to object in any respect to, nor take any action that could, in our reasonable judgment, adversely affect the consummation of the exchange offer or the exchange of Original Notes for Exchange Notes under the exchange offer, nor shall the trustee have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offer or the exchange of Original Notes for Exchange Notes under the exchange offer.

The foregoing conditions are for our sole benefit and may be waived by us, in whole or in part, in our absolute discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the Expiration Date:

•	terminate the exchange offer and promptly return all tendered Original Notes to the respective tendering holders;

•	modify, extend or otherwise amend the exchange offer and retain all tendered Original Notes until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•	waive the unsatisfied conditions with respect to the exchange offer and accept all Original Notes tendered and not previously validly withdrawn.

In addition, subject to applicable law, we may in our absolute discretion terminate the exchange offer for any other reason.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of Original Notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the Exchange Offer described in this prospectus and in the letter of transmittal. The participation in the exchange offer by a tendering holder of Original Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Original Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Absence of Dissenters’ Rights

Holders of the Original Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Procedures for Tendering

If you wish to participate in the exchange offer and your Original Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Original Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline.

To participate in the Exchange Offer, you must either:

•	complete, sign and date a letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including guaranteeing the signatures to the letter of transmittal, if required, and mail or otherwise deliver the letter of transmittal or a facsimile thereof, together with the certificates representing your Original Notes specified in the letter of transmittal, to the Exchange Agent at the address listed in the letter of transmittal, for receipt on or prior to the Expiration Date; or

•	comply with the Automated Tender Offer Program, or ATOP, procedures for book-entry transfer described below on or prior to the Expiration Date; or

•	the holder must comply, on or before the expiration date, with the guaranteed delivery procedures described below under “—Guaranteed Delivery Procedures.”

The Exchange Agent and DTC have confirmed that the exchange offer is eligible for ATOP with respect to book-entry notes held through DTC. The letter of transmittal, or a facsimile thereof, with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at its address set forth below under the caption “Exchange Agent.” Original Notes will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or agent’s message, is received by the Exchange Agent.

The method of delivery of Original Notes, the letter of transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the Exchange Agent on or prior to the Expiration Date. Do not send the letter of transmittal or any Original Notes to anyone other than the Exchange Agent.

If you are tendering your Original Notes in exchange for Exchange Notes and anticipate delivering your letter of transmittal and other documents other than through DTC, we urge you to contact promptly a bank, broker or other intermediary that has the capability to hold notes custodially through DTC to arrange for receipt of any Original Notes to be delivered pursuant to the exchange offer and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

If you are a beneficial owner which holds Original Notes through Euroclear (as defined below) or Clearstream (as defined below) and wish to tender your Original Notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered Original Notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering Original Notes.

Book-Entry Delivery Procedures for Tendering Original Notes Held with DTC

If you wish to tender Original Notes held on your behalf by a nominee with DTC, you must:

•	inform your nominee of your interest in tendering your Original Notes pursuant to the exchange offer; and

•	instruct your nominee to tender all Original Notes you wish to be tendered in the exchange offer into the Exchange Agent’s account at DTC on or prior to the Expiration Date.

Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender Original Notes by effecting a book- entry transfer of Original Notes to be tendered in the exchange offer into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”), tendering Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Proper Execution and Delivery of the Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described under “—Withdrawal of Tenders”, as the case may be, must be guaranteed by an eligible institution unless the Original Notes tendered pursuant to the letter of transmittal are tendered for the account of an eligible institution. An “eligible institution” is one of the following firms or other entities identified in Rule 17 Ad-15 under the Exchange Act (as the terms are used in Rule 17 Ad-15):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, that guarantee must be made by an eligible institution.

If the letter of transmittal is signed by the holders of Original Notes tendered thereby, the signatures must correspond with the names as written on the face of the Original Notes without any change whatsoever. If any of the Original Notes tendered thereby are held by two or more holders, each holder must sign the letter of transmittal. If any of the Original Notes tendered thereby are registered in different names on different Original Notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If Original Notes that are not tendered for exchange pursuant to the Exchange Offer are to be returned to a person other than the tendering holder, certificates for those Original Notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible institution.

If the letter of transmittal is signed by a person other than the holder of any Original Notes listed in the letter of transmittal, those Original Notes must be properly endorsed or accompanied by a properly completed bond power, signed by the holder exactly as the holder’s name appears on those Original Notes. If the letter of transmittal or any Original Notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of Original Notes waive any right to receive any notice of the acceptance for exchange of their Original Notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing Original Notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, Original Notes not tendered or exchanged will be returned to the tendering holder.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Original Notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Original Notes determined by us not to be in proper form or not to be tendered properly or any tendered Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Original Notes, whether or not waived in the case of other Original Notes. Our interpretation of the terms and conditions of the exchange offer, including the terms and instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original Notes, neither we, the Exchange Agent nor any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Original Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Any holder whose Original Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the Original Notes. Holders may contact the Exchange Agent for assistance with these matters.

In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offer”, to terminate the exchange offer. By tendering, each holder represents and acknowledges to us, among other things, that:

•	it has full power and authority to tender, exchange, sell, assign and transfer the Original Notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the Exchange Notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

•	at the time of commencement of the exchange offer it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in a distribution (within the meaning Securities Act) of such Exchange Notes;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company; and

•	if the holder is a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker- dealer as a result of market-making activities or other trading activities and it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Guaranteed Delivery Procedures

If you desire to tender your Original Notes and your Original Notes are not immediately available, time will not permit your Original Notes or other required documents to reach the Exchange Agent before the time of expiration or you cannot complete the procedure for book-entry on a timely basis, you may tender if:

•	you tender through an eligible institution;

•	on or prior to midnight, New York City time, on the Expiration Date, the Exchange Agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

•	the certificates for all certificated Original Notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery.

The notice of guaranteed delivery must set forth:

•	your name and address;

•	the amount of Original Notes you are tendering; and

•	a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the Exchange Agent: (a) the certificates of all certificated Original Notes being tendered, in proper form for transfer or a book entry confirmation of tender; (b) a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and (c) any other document required by the letter of transmittal.

Withdrawal of Tenders

Tenders of Original Notes in the exchange offer may be validly withdrawn at any time prior to the Expiration Date.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to the Expiration Date at its address set forth below under the caption “Exchange Agent.” The withdrawal notice must:

•	specify the name of the tendering holder of Original Notes;

•	bear a description, including the series, of the Original Notes to be withdrawn;

•	specify, in the case of Original Notes tendered by delivery of certificates for those Original Notes, the certificate numbers shown on the particular certificates evidencing those Original Notes;

•	specify the aggregate principal amount represented by those Original Notes;

•	specify, in the case of Original Notes tendered by delivery of certificates for those Original Notes, the name of the registered holder, if different from that of the tendering holder, or specify, in the case of Original Notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn Original Notes; and

•	be signed by the holder of those Original Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those Original Notes.

The signature on any notice of withdrawal must be guaranteed by an eligible institution, unless the Original Notes have been tendered for the account of an eligible institution.

Withdrawal of tenders of Original Notes may not be rescinded, and any Original Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offer. Validly withdrawn Original Notes may, however, be re-tendered by again following one of the procedures described in “—Procedures for Tendering” on or prior to the Expiration Date.

Exchange Agent

The Bank of New York Mellon Trust Company, N .A. has been appointed as “Exchange Agent” in connection with the Exchange Offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the Exchange Agent at its offices at The Bank of New York Mellon Trust Company, N.A., as Exchange Agent, Corporate Trust Operations—Reorganization Unit, Attention: Dacia Brown-Jones, 111 Sanders Creek Parkway, East Syracuse, NY 13057. The Exchange Agent’s telephone number is (315) 414-3349 and facsimile number is (732) 667-9408.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the Exchange Agent and certain accountant and legal fees.

Holders who tender their Original Notes for exchange will not be obligated to pay transfer taxes. If however:

•	Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered;

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the exchange offer; then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. lf satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with GAAP.

Consequences of Failures to Properly Tender Original Notes in the Exchange Offer

Issuance of the Exchange Notes in exchange for the Original Notes under the exchange offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offer, certain registration rights under the registration rights agreement will terminate.

In the event the exchange offer is completed, we generally will not be required to register the remaining Original Notes, subject to limited exceptions. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

•	the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the exchange offer, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offer—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

BOOK-ENTRY, DELIVERY AND FORM

General

Initially, the Exchange Notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited on the issue date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain with the trustee as custodian for DTC.

DTC holds interests in the Global Notes on behalf of its participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Except under the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated notes.

Book-Entry Interests will be shown on, and transfers thereof will be done only through, records maintained in book-entry form by DTC and its participants. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair your ability to own, transfer or pledge Book-Entry Interests. In addition, while the notes are in global form, holders of Book-Entry Interests are not considered the owners or “holders” of notes for any purpose.

So long as the notes are held in global form, DTC (or its nominees) will be considered the sole holders of Global Notes for all purposes under the indenture governing the notes. In addition, participants in DTC must rely on the procedures of DTC and indirect participants must rely on the procedures of DTC and the participants through which they own Book-Entry Interests, to transfer their interests or to exercise any rights of holders under the indenture.

Neither the Company nor the trustee has any responsibility or liability for any aspect of the records relating to the Book-Entry Interests.

Redemption of the Global Notes

In the event any Global Note (or any portion thereof) is redeemed, DTC (or its nominees) will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by DTC in connection with the redemption of such Global Note (or any portion thereof). The Company understands that, under existing practices of DTC, if fewer than all of the notes are to be redeemed at any time, DTC will credit its participants’ accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as they deem fair and appropriate; provided, however, that no Book-Entry Interest of $2,000 principal amount or less may be redeemed in part.

Payments on Global Notes

The Company will make payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, and interest) to DTC or its nominee, which will distribute such payments to participants in accordance with its procedures. The Company will make payments of all such amounts without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature except as may be required by law. The Company expects that standing customer instructions and customary practices will govern payments by participants to owners of Book-Entry Interests held through such participants.

Under the terms of the indenture, the Company and the trustee will treat the registered holders of the Global Notes (i.e., DTC (or its nominees)) as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, none of the Company, the trustee or any of their respective agents has or will have any responsibility or liability for:

•	any aspect of the records of DTC or any participant or indirect participant relating to payments made on account of a Book-Entry Interest or for maintaining, supervising or reviewing the records of DTC, or any participant or indirect participant relating to, or payments made on account of, a Book-Entry Interest; or

•	DTC or any participant or indirect participant.

Payments by participants to owners of Book-Entry Interests held through participants are the responsibility of such participants.

Currency of Payment for the Global Notes

Except as may otherwise be agreed between DTC and any holder, the principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Global Notes will be paid to holders of interests in such notes (the “DTC Holders”) through DTC in U.S. dollars.

Payments will be subject in all cases to any fiscal or other laws and regulations (including any regulations of the applicable clearing system) applicable thereto. None of the Company, the trustee, the initial purchasers or any of their respective agents will be liable to any holder of a Global Note or any other person for any commissions, costs, losses or expenses in relation to or resulting from any currency conversion or rounding effected in connection with any such payment.

Action by Owners of Book-Entry Interests

DTC has advised the Company that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the Book-Entry Interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. DTC will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the Global Notes. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for definitive registered notes in certificated form (the “Definitive Registered Notes”), and to distribute Definitive Registered Notes to its participants. See “— Definitive Registered Notes.”

Transfers

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time.

Any Book-Entry Interest in one of the Global Notes that is transferred to a person who takes delivery in the form of a Book-Entry Interest in any other Global Note of the same series will, upon transfer, cease to be a Book-Entry Interest in the first-mentioned Global Note and become a Book-Entry Interest in such other Global Note, and accordingly will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Book-Entry Interests in such other Global Note for as long as it remains such a Book-Entry Interest.

Definitive Registered Notes

Under the terms of the indenture, owners of the Book-Entry Interests will receive Definitive Registered Notes:

•	if DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes, or DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, a qualified successor depositary is not appointed by the Company within 120 days; or

•	if an event of default under the indenture occurred or is continuing and the owner of a Book-Entry Interest requests such exchange in writing delivered through DTC.

In the case of the issuance of Definitive Registered Notes, the holder of a Definitive Registered Note may transfer such note by surrendering it to the registrar. In the event of a partial transfer or a partial redemption of a holding of Definitive Registered Notes represented by one Definitive Registered Note, a Definitive Registered Note shall be issued to the transferee in respect of the part transferred, and a new Definitive Registered Note in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or the holder, as applicable; provided that no Definitive Registered Note in a denomination less than $2,000 shall be issued. The Company will bear the cost of preparing, printing, packaging and delivering the Definitive Registered Notes.

The Company shall not be required to register the transfer or exchange of Definitive Registered Notes for a period of 15 calendar days preceding (a) the record date for any payment of interest on the notes, (b) any date fixed for redemption of the notes or (c) the date fixed for selection of the notes to be redeemed in part. Also, the Company is not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any Definitive Registered Note, the transfer agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the indenture. The Company may require a holder to pay any taxes and fees required by law and permitted by the indenture and the notes.

If Definitive Registered Notes are issued and a holder thereof claims that such Definitive Registered Notes have been lost, destroyed or wrongfully taken or if such Definitive Registered Notes are mutilated and are surrendered to the registrar or at the office of a transfer agent, the Company shall issue and the trustee shall authenticate a replacement Definitive Registered Note if the trustee’s and the Company’s requirements are met. The trustee or the Company may require a holder requesting replacement of a Definitive Registered Note to furnish an indemnity bond sufficient in the judgment of both the trustee and the Company to protect the Company, the trustee or the paying agent appointed pursuant to the indenture from any loss which any of them may suffer if a Definitive Registered Note is replaced. The Company may charge for its expenses in replacing a Definitive Registered Note.

In case any such mutilated, destroyed, lost or stolen Definitive Registered Note has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to the provisions of the indenture, the Company in its discretion may, instead of issuing a new Definitive Registered Note, pay, redeem or purchase such Definitive Registered Note, as the case may be.

Definitive Registered Notes may be transferred and exchanged for Book-Entry Interests in a Global Note only in accordance with the indenture.

Information Concerning DTC

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC at any time. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

The Company understands as follows with respect to DTC:

DTC is:

•	a limited purpose trust company organized under the Banking Law of the State of New York;

•	a “banking organization” under the Banking Law of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions among its participants. It does this through electronic book-entry changes in the accounts of securities participants, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC’s owners are NYSE Euronext, the Financial Industry Regulatory Authority, Inc. and a number of its direct participants. Others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant also have access to the DTC system and are known as indirect participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for that interest. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited. In addition, owners of beneficial interests through the DTC system will receive distributions attributable to the Global Notes only through DTC participants.

Global Clearance and Settlement Under the Book-Entry System

The notes are expected to trade in DTC’s Same-Day Funds Settlement System and any permitted secondary market trading activity in the notes will, therefore, be required by DTC to be settled in immediately available funds. Subject to compliance with the transfer restrictions applicable to the Global Notes, cross-market transfers of Book-Entry Interests in the notes between the participants in DTC will be done through DTC in accordance with DTC’s rules.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the trustee, the initial purchaser, the registrar, any transfer agent or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary based on present law of the material United States federal income tax considerations relating to the exchange of the Original Notes for the Exchange Notes in the Exchange Offer and the acquisition, ownership and disposition of the notes, but does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, rulings and pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as of the date of this prospectus. These authorities may be changed, perhaps retroactively, and are subject to different interpretations, so the United States federal income tax consequences may be different from those described herein. We have not sought any ruling from the IRS or opinion of counsel with respect to the statements made and conclusions reached in this summary, and there can be no assurance that the IRS will agree with and not challenge these statements and conclusions.

This summary applies only to the holders who acquired the Original Notes for cash upon their original issue at their original offering price and who hold the notes as capital assets (generally, property held for investment). This summary does not address tax considerations arising under the laws of any foreign, state or local jurisdiction or the effect of any tax treaty. In addition, this discussion does not address tax considerations that are the result of a holder’s particular circumstances or of special rules, such as those that apply to holders subject to the alternative minimum tax, banks and other financial institutions, tax-exempt organizations, insurance companies, dealers or traders in securities or commodities, regulated investment companies, real estate investment trusts, United States Holders (as defined below) whose “functional currency” is not the U.S. dollar, certain former citizens or former long-term residents of the United States, foreign governments or international organizations, persons who will hold the notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction or integrated transaction, or partnerships (including any entity or arrangement treated as a partnership for United States federal income tax purposes) or other pass-through entities or investors in such entities.

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds Original Notes, then the United States federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership that holds Original Notes, you should consult your tax advisor.

EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR WITH RESPECT TO THE APPLICATION TO SUCH CIRCUMSTANCES OF THE UNITED STATES FEDERAL INCOME TAX LAWS AS WELL AS WITH RESPECT TO ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange Offer

The Exchange Notes do not differ materially in kind or extent from the Original Notes and, as a result, your exchange of Original Notes for Exchange Notes will not constitute a taxable disposition of the Original Notes for United States federal income tax purposes. As a result, you will not recognize taxable gain or loss on such exchange, your holding period for the Exchange Notes generally will include the holding period for the Original Notes so exchanged, and your adjusted tax basis in the Exchange Notes generally will be the same as your adjusted tax basis in the Original Notes so exchanged.

Payments Upon Early Redemptions and Other Circumstances

In certain circumstances (see “Description of Exchange Notes—Optional Redemption” and “Description of Exchange Notes— Repurchase at the Option of Holders Upon a Change of Control”), we may be entitled or obligated to redeem the notes offered hereby before their stated maturity date or obligated to pay you additional amounts in excess of stated interest or principal on the notes offered hereby. We do not intend to treat the potential redemption or payment of any such amounts as part of or affecting the yield to maturity of any notes offered hereby or as causing the notes to be treated as contingent payment debt instruments for United States federal income tax purposes. Our determination is not, however, binding on the IRS and if the IRS were to challenge this determination, you might be required to accrue income on the notes offered hereby at a higher yield and to treat as ordinary income (rather than capital gain) income realized on the taxable disposition of a note before the resolution of the contingencies. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for United States federal income tax purposes.

United States Holders

As used in this discussion, “United States Holder” means a beneficial owner of notes that for United States federal income tax purposes is:

•	an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate whose income is subject to United States federal income taxation regardless of its source; or

•	a trust (i) if its administration is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

Payments of Interest

Interest on the notes generally will be taxable to you as ordinary income at the time such interest is received or accrued in accordance with your regular method of accounting for United States federal income tax purposes.

Taxable Disposition of Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of the notes, you generally will recognize capital gain or loss equal to the difference (if any) between:

•	the amount of cash proceeds and the fair market value of any property received on such disposition (less any amount attributable to accrued and unpaid interest on the notes, which will generally be taxable as ordinary income to the extent not previously included in income); and

•	your adjusted tax basis in the notes.

Your adjusted tax basis in a note generally will equal the amount you paid for the note. Any gain or loss that is recognized on the disposition of the notes generally will be capital gain or loss and will be long-term capital gain or loss if you have held the notes for more than one year at the time of disposition. Long-term capital gains of individuals, estates and trusts currently are generally taxed at reduced rates. Your ability to deduct capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting is required as to payments of interest on the notes and on the proceeds of a disposition (including a redemption or retirement) of the notes unless you are a corporation or other exempt person and, if requested, certify such status. In addition, you may be subject to backup withholding on payments made to you of principal and interest on your notes and on payments of proceeds of a sale or other disposition of your notes if you are not exempt, you fail to properly furnish a taxpayer identification number, certified under penalties of perjury, or if the IRS has notified you that you are subject to backup withholding.

Additional Tax on Net Investment Income

An additional 3.8% tax is imposed on the “net investment income” of certain United States individuals, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest and certain net gain from the disposition of property, such as the notes, less certain deductions.

Holders should consult their own tax advisors with respect to the additional tax described above.

Non-United States Holders

As used in this tax discussion, “non-United States Holder” means any beneficial owner of notes that is an individual, corporation, estate or trust that is not a United States Holder. The rules governing the United States federal income taxation of a non-United States Holder are complex, and no attempt will be made herein to provide more than a summary of certain of those rules. NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE EFFECT OF UNITED STATES FEDERAL, STATE AND OTHER TAX LAWS, AS WELL AS FOREIGN TAX LAWS, INCLUDING ANY REPORTING REQUIREMENTS.

Payments of Interest

Subject to the discussion of backup withholding and FATCA withholding below, payments of interest on the notes will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with your conduct of a trade or business in the United States and if you qualify for the “portfolio interest” exemption. You generally will qualify for the portfolio interest exemption if you:

•	do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	are not a controlled foreign corporation related to us, directly or indirectly, actually or constructively, within the meaning of Section 864(d)(4) of the Code;

•	are not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	appropriately certify as to your foreign status.

You generally may meet the certification requirement listed above by providing to the applicable withholding agent a properly completed IRS Form W-8BEN or Form W-8BEN-E (as applicable). If the portfolio interest exemption is not available to you, then payments of interest on the notes generally will be subject to United States federal withholding tax at a rate of 30% unless you certify on IRS Form W-8BEN or Form W-8BEN-E (as applicable) as to your eligibility for a lower rate under an applicable income tax treaty.

Interest that is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States) is not subject to withholding if you provide a properly completed IRS Form W-8ECI. However, you generally will be subject to United States federal income tax on such interest on a net income basis at graduated rates applicable to United States persons generally. In addition, if you are a foreign corporation you may incur a branch profits tax on such interest equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a United States income tax treaty with your country of residence. For this purpose, you must include interest and gain on your notes in the earnings and profits subject to United States branch profits tax if these amounts are effectively connected with your conduct of a trade or business in the United States.

Disposition of the Notes

Subject to the discussion of backup withholding and FATCA withholding below, you generally will not be subject to United States federal income tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes unless:

•	such gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States), in which case you generally will be subject to United States federal income tax in the same manner as a United States person, and if you are a foreign corporation, you may incur a branch profits tax at a rate of 30% (or a lower applicable treaty rate) of your effectively connected earnings and profits, which will include such gain, as adjusted for certain items; or

•	you are an individual present in the United States for 183 days or more in the taxable year in which such disposition occurs and certain other conditions are met, in which case you will be subject to United States federal income tax at a 30% rate (or lower applicable treaty rate) on the gain, which may be offset by United States source capital losses.

Information Reporting and Backup Withholding

Payments to you of interest on the notes (including amounts withheld from such payments, if any) generally will be required to be reported to the IRS and to you. United States backup withholding generally will not apply to payments to you of interest on the notes if the statement described in “—Non-United States Holders—Payments of Interest” is duly provided by you or you otherwise establish an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person.

Payment of the proceeds of a disposition of the notes effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the disposition of the notes effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-United States Holder and certain other conditions are met, or you otherwise establish an exemption, information reporting generally will apply to a payment of the proceeds of the disposition of the notes effected outside the United States by such a broker if it is:

•	a United States person;

•	a foreign person which derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	a controlled foreign corporation for United States federal income tax purposes; or

•	a foreign partnership that, at any time during its taxable year, has more than 50% of its profits or capital interests owned by United States persons or is engaged in the conduct of a trade or business in the United States.

Backup withholding is not an additional tax. Any amount withheld from a payment under the backup withholding rules may be allowed as a credit against your United States federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and U.S. Treasury Regulations and administrative guidance thereunder (“FATCA”) generally impose a 30% withholding tax on any payments on debt obligations of U.S. obligors made to a foreign financial institution or non-financial foreign entity (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), and on the gross proceeds of the sale or other disposition of debt obligations of U.S. obligors, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity or certifies that it does not have any substantial U.S. owners or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules.

Pursuant to applicable U.S. Treasury Regulations and IRS guidance, debt obligations issued after June 30, 2014, are subject to these rules and withholding under such rules applies to interest payments made after June 30, 2014, and payments of proceeds from a disposition occurring after December 31, 2018.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of (i) 180 days from the date on which the registration statement on Form S-4, to which this prospectus forms a part, became effective and (ii) the date on which each broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker- dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal for a period ending on the earlier of (i) 180 days from the date on which the registration statement on Form S-4, to which this prospectus forms a part, became effective and (ii) the date on which each broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. We have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealer and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the notes and certain other legal matters will be passed upon for us by Thompson & Knight LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Tempur Sealy incorporated by reference in Tempur Sealy’s Annual Report on Form 10-K for the year ended December 31, 2015 (including the schedule appearing therein), and the effectiveness of Tempur Sealy’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Tempur Sealy International, Inc.

Offer to Exchange

5.625% Senior Notes due 2023

for

New 5.625% Senior Notes due 2023

which have been registered under the Securities Act of 1933

PROSPECTUS

            , 2016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

(a) Tempur Sealy International Inc., Tempur-Pedic Technologies, Inc., Tempur-Pedic Manufacturing, Inc., Tempur-Pedic Sales, Inc., Sealy Corporation, Sealy Mattress Corporation, The Ohio Mattress Company Licensing and Components Group and Sealy Mattress Manufacturing Company, Inc.

Tempur Sealy International, Inc., Tempur-Pedic Technologies, Inc., Tempur-Pedic Manufacturing, Inc., Tempur-Pedic Sales, Inc., Sealy Corporation, Sealy Mattress Corporation, The Ohio Mattress Company Licensing and Components Group and Sealy Mattress Manufacturing Company, Inc. are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

The certificates of incorporation, as amended, of each of Tempur Sealy International, Inc., Tempur-Pedic Technologies, Inc., Tempur-Pedic Manufacturing, Inc., Tempur-Pedic Sales, Inc., Sealy Corporation, Sealy Mattress Corporation, The Ohio Mattress Company Licensing and Components Group and Sealy Mattress Manufacturing Company, Inc. eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or (d) from any transaction from which the director derived an improper personal benefit. The certificate of incorporation of Tempur-Pedic Technologies, Inc. provides for indemnification of executive officers or directors with respect to all threatened, pending or completed actions, suits or proceedings in which the person was, is or is threatened to be made a named defendant or respondent relating to proceedings arising from that person’s conduct in his official capacity to the extent permitted by the DGCL.

The bylaws of Tempur Sealy International, Inc. provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Delaware law and authorize Tempur Sealy International, Inc. to purchase and maintain insurance to protect itself and any of its directors, officers, employees or agents, or another business entity, against any expense, liability, or loss, regardless of whether it would have the power to indemnify such person under its bylaws or Delaware law.

The certificates of incorporation and/or bylaws of each of Sealy Corporation, Sealy Mattress Corporation, The Ohio Mattress Company Licensing and Components Group and Sealy Mattress Manufacturing Company,

Inc. provide that the companies must indemnify directors and officers to the fullest extent authorized by the DGCL against expenses, liability and loss reasonably incurred or suffered by such person in connection with any action, suit or proceeding by reason of the fact that person is an officer or director of the corporation.

Each of Sealy Corporation, Sealy Mattress Corporation, The Ohio Mattress Company Licensing and Components Group and Sealy Mattress Manufacturing Company, Inc. is permitted to maintain insurance to protect itself and its directors, officers and representatives and those of its subsidiaries against any such expense, liability or loss, whether or not it would have the power to indemnify them against such expense, liability or loss under applicable law.

(b) Tempur World, LLC, Tempur-Pedic North America, LLC, Tempur Retail Stores, LLC, Tempur-Pedic Management, LLC, Tempur Sealy International Distribution, LLC, Sealy US Sales, LLC and Cocoon International Sales, LLC

Tempur World, LLC, Tempur-Pedic North America, LLC, Tempur Retail Stores, LLC, Tempur-Pedic Management, LLC, Tempur Sealy International Distribution, LLC, Sealy US Sales, LLC and Cocoon International Sales, LLC were each formed as a limited liability company under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, as it currently exist or may hereafter be amended, or the DLLCA, provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of Tempur World, LLC and Tempur-Pedic North America, LLC provide for indemnification of managers (out of company assets only) to the fullest extent permitted by Delaware law from any losses, expenses, judgments, liabilities and amounts paid in settlement of any claims sustained by them in connection with Tempur World, LLC or Tempur-Pedic North America, LLC, as applicable, provided that the same were not the result of gross negligence or willful misconduct on the part of such manager.

The limited liability company agreements of Tempur-Pedic Management, LLC, Tempur Retail Stores, LLC, Sealy US Sales, LLC and Cocoon International Sales, LLC provide for indemnification of members, manager and officers (out of company assets only) to the fullest extent permitted by applicable law from any losses, damages or claims incurred by them in connection with their duties as members, managers and officers of Tempur-Pedic Management, LLC, Tempur Retail Stores, LLC, Sealy US Sales, LLC or Cocoon International Sales, LLC, provided that the same were not the result of gross negligence or willful misconduct with respect to any actions or omissions of such member, manager or officer.

The limited liability company agreement of Tempur Sealy International Distribution, LLC provides for indemnification of the member (out of company assets only) to the fullest extent permitted by applicable law from any losses, damages or claims incurred by it in connection with its duties as the member Tempur Sealy International Distribution, LLC, provided that the same were not the result of gross negligence or willful misconduct with respect to any actions or omissions of such member, manager or officer.

(c) Tempur Production USA, LLC

Tempur Production USA, LLC was formed as limited liability company under the laws of the Commonwealth of Virginia. Section 13.1-1025 of the Virginia Limited Liability Company Act provides for limitations on the amount of damages assessed against members and managers of a limited liability company arising out of a single transaction, occurrence or course of conduct which may not exceed the lesser of (i) the monetary amount, including the elimination of liability, specified in writing in the articles of organization or an operating agreement as a limitation on or elimination of the liability of the manager or member; or (ii) the greater of (a) $100,000 or (b) the amount of cash compensation received by the manager or member from the limited liability company during the twelve months immediately preceding the act or omission for which liability was imposed. The Act also provides that the liability of a manger or member shall not be limited to the extent otherwise provided in the articles of organization or an operating agreement, or if the manager or member engaged in willful misconduct or a knowing violation of the criminal law.

The operating agreement of Tempur Production USA, LLC provides for indemnification of its managers (out of company assets only) to the fullest extent permitted by Virginia law from any losses, expenses, judgments, liabilities and amounts paid in settlement of any claims sustained by them in connection with Tempur Production USA LLC, provided that the same were not the result of gross negligence or willful misconduct on the part of such manager.

(d) Sealy Mattress Company, Sealy Mattress Company of Puerto Rico and Sealy, Inc.

Sealy Mattress Company, Sealy Mattress Company of Puerto Rico and Sealy, Inc. are incorporated under the laws of the State of Ohio. Section 1701.13(E) of the General Corporation Law of the State of Ohio provides that an Ohio corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe that the person’s conduct was unlawful. An Ohio corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted (i) with respect to any claim, issue or matter to which the person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation without judicial approval or (ii) with respect to any action or suit in which the only liability asserted against a director is pursuant to unlawful loans, dividends, or distribution of assets as contemplated by Section 1701.95 of the General Corporation Law of the State of Ohio. Where an officer, director, employee, trustee, member, manager or agent is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter in the action, suit or proceeding, the corporation must indemnify the person against the expenses (including attorney’s fees), which the person has actually and reasonably incurred in connection with such action, suit or proceeding.

Subject to certain exceptions, Section 1701.13(E)(5)(a) of the General Corporation Law of the State of Ohio requires an Ohio corporation to advance expenses (including attorney’s fees) incurred by a director in defending any action, suit or proceeding brought against the director, so long as the director agrees to reasonably cooperate with the corporation in the matter and agrees to repay the amount advanced if it is proven by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests. Section 1701.13(E)(5)(b) of the General Corporation Law of the State of Ohio permits an Ohio corporation to advance expenses (including attorney’s fees) to a director, trustee, officer, employee, member, manager or agent in defending any action, suit or proceeding brought against such person, if authorized by the directors of the Ohio corporation and upon receipt of an undertaking by or on behalf of the person to repay such amount, if it ultimately is determined that such person is not entitled to be indemnified by the corporation.

The code of regulations of each of Sealy Mattress Company, Sealy Mattress Company of Puerto Rico and Sealy, Inc. requires the corporation to indemnify each person that is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent permitted by the General Corporation Law of the State of Ohio, as it currently exists or may hereafter be amended (if such amendment permits the corporation to provide broader indemnification rights); provided, however, that with respect to each of Sealy Mattress Company and Sealy Mattress Company of Puerto Rico, the corporation is required to indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit proceeding (or part thereof) was authorized by the board of directors of the corporation; and further provided that, with respect to Sealy, Inc., the corporation is required to indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) only if such action suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. Such indemnification includes the right to be paid by the corporation the expenses incurred in defending any such action, suit or proceeding in advance of the final disposition.

Both Section 1701.13(E)(6) of the General Corporation Law of the State of Ohio and the code of regulations of each of Sealy Mattress Company, Sealy Mattress Company of Puerto Rico and Sealy, Inc. provide that the rights to indemnification and advancement of expenses authorized or conferred thereby are not exclusive of any other rights the person may have to indemnification or advancement of expenses.

Section 1701.13(E)(7) of the General Corporation Law of the State of Ohio permits an Ohio corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or enterprise, against any liability, including a liability under the Securities Act of 1933, incurred by the person in any such capacity, arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person under Section 1701.13(E) of the General Corporation Law of the State of Ohio. The code of regulations of each of Sealy Mattress Company, Sealy Mattress Company of Puerto Rico and Sealy, Inc. contains a comparable provision.

(e) Ohio-Sealy Mattress Manufacturing Co.

Ohio-Sealy Mattress Manufacturing Co. is incorporated under the laws of the State of Georgia. Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code, as it currently exists or may hereafter be amended, or the GBCC, provides for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the GBCC, a corporation may purchase insurance on behalf of an officer or director of the corporation incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the GBCC.

The bylaws of Ohio-Sealy Mattress Manufacturing Co. provide for the indemnification of directors and officers to the fullest extent permitted by the GBCC.

Ohio-Sealy Mattress Manufacturing Co. is permitted to maintain insurance policies covering all of its directors and officers against some liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

(f) Sealy Mattress Company of Illinois and A. Brandwein & Co.

Sealy Mattress Company of Illinois and A. Brandwein & Company are incorporated under the laws of the State of Illinois. Section 8.75 of the Illinois Business Corporation Act, as it currently exists or may hereafter be amended, or the IBCA, provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys’ fees), judgments, fines and settlement payments incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys’ fees) incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation. The indemnification provided for by the IBCA is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against liabilities for which indemnification is not expressly provided by the IBCA.

The bylaws of each of Sealy Mattress Company of Illinois and A. Brandwein & Company provide for the indemnification of directors and officers to the fullest extent permitted by the IBCA.

Each of Sealy Mattress Company of Illinois and A. Brandwein & Company is permitted to maintain insurance policies covering all of its directors and officers against some liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

(g) Sealy of Maryland and Virginia, Inc.

Sealy of Maryland and Virginia Inc. is incorporated under the laws of the State of Maryland. Section 2-418 of the Maryland General Corporation Law, as it currently exists or may hereafter be amended, or the MGCL, provides that a corporation may indemnify directors and officers against liabilities they may incur in such capacities unless it is established that: (a) the directors act or omission was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit; or (c) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. The MGCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled under, among other things, any bylaw or charter provision, or resolution of stockholders or directors, agreement, or otherwise.

The bylaws of Sealy of Maryland and Virginia, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the MGCL against expenses, liability and loss reasonably incurred or suffered by such person in connection with any action, suit or proceeding by reason of the fact that that person is an officer or director of the corporation.

Sealy of Maryland and Virginia, Inc. is permitted to maintain insurance policies covering all of its directors and officers against some liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

(h) Sealy of Minnesota, Inc.

Sealy of Minnesota, Inc. is incorporated under the laws of the State of Minnesota. Section 302A.521 Subd. 2 of the Minnesota Business Corporation Act, as it currently exists or may hereafter be amended, or the MBCA, provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined in Section 302A.521 Subd. 1 of the MBCA) of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan), settlements and reasonable expenses (including attorneys’ fees and disbursements), incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 of the MBCA (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions occurring in such person’s official capacity for the corporation, or, in the case of acts or omissions occurring in such person’s official capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

The bylaws of Sealy of Minnesota, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Minnesota Statutes.

Sealy of Minnesota, Inc. is permitted to maintain insurance policies covering all of its directors and officers against some liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

(i) Sealy Mattress Company of Kansas City, Inc.

Sealy Mattress Company of Kansas City, Inc. is incorporated under the laws of the State of Missouri. Section 351.355 of the Missouri General and Business Corporation Law, as it currently exists or may hereafter be amended, or the MGBCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such a person against judgments and fines, and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for proper expenses. The MGBCL also provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in defense of any such action, suit, or proceeding or of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the action, suit, or proceeding. The MGBCL also provides that a corporation may provide additional indemnification to any person indemnifiable as described above, provided such additional indemnification is authorized by the corporation’s articles of incorporation or shareholder-approved bylaw or agreement, and provided further that no person shall be indemnified against conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

The bylaws of Sealy Mattress Company of Kansas City, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the MGBCL.

Sealy Mattress Company of Kansas City, Inc. is permitted to maintain insurance policies covering all of its directors and officers against some liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

(j) Sealy Mattress Company of Albany, Inc.

Sealy Mattress Company of Albany, Inc. is incorporated under the laws of the State of New York. The New York Business Corporation Law, as it currently exists or may hereafter be amended, or the NYBCL, permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful. NYBCL permits a present or former director or officer of a corporation to be indemnified against certain expenses if the person has been successful, on the merit or otherwise, in defense of any proceeding brought against such person by virtue of the fact that the person is or was an officer or director of the corporation. In addition, NYBCL permits the advancement of expenses relating to the defense of any proceeding to directors and officers contingent upon the person’s commitment to repay advances for expenses in the case he or she is ultimately found not to be entitled to be indemnified. NYBCL provides that the indemnification provisions contained in NYBCL are not exclusive of any other right that a person seeking indemnification may have or later acquire under any provision of a corporation’s bylaws, by any agreement, by any vote of shareholders or disinterested directors or otherwise. NYBCL also provides that a corporation may maintain insurance, at its expense, to protect its directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of NYBCL provided the contract of insurance covering the directors and officers provides, in a manner acceptable to the New York superintendent of insurance, for a retention amount and for co-insurance.

The bylaws of Sealy Mattress Company of Albany, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the NYBCL against expenses, liability and loss reasonably incurred or suffered by such person in connection with any action, suit or proceeding by reason of the fact that that person is an officer or director of the corporation.

Sealy Mattress Company of Albany, Inc. is permitted to maintain insurance policies covering all of its directors and officers against some liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

(k) Sealy Texas Management, Inc.

Sealy Texas Management, Inc. is incorporated under the laws of the State of Texas. Under Section 8.051 of the Texas Business Organizations Code, as it currently exists or may hereafter be amended, or the TBOC, entities must indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Under Section 8.101 of the TBOC, entities may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding if it is determined that the person acted in good faith and reasonably believed, or in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests, and in any other case, that the person’s conduct was not opposed to the enterprise’s best interests. The expenses other than a judgment must be reasonable

The bylaws of Sealy Texas Management, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the TBOC.

Sealy Texas Management, Inc. is permitted to maintain insurance policies covering all of its directors and officers against some liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

(l) Sealy Technology LLC

Sealy Technology LLC was formed as a limited liability company under the laws of the State of North Carolina. Part 3 of Article 3 of the North Carolina Limited Liability Company Act, as it currently exists or may hereafter be amended, or the NCLLCA, Sections 57C-3-30 through 57C-3-32 of the North Carolina General Statues, permits or requires indemnification of its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

The limited liability company agreement of Sealy Technology LLC provides for the indemnification of directors and officers to the fullest extent permitted by the NCLLCA.

Sealy Technology LLC is permitted to maintain insurance policies covering all of its directors and officers against some liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated as of September 26, 2012 (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K as filed on September 27, 2012).(1)

3.1	Amended and Restated Certificate of Incorporation of Tempur-Pedic International Inc. (filed as Exhibit 3.1 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-109798) as filed on December 12, 2003).(1)

3.2	Amendment to Certificate of Incorporation of Tempur-Pedic International Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed on May 24, 2013).(1)

3.3	Sixth Amended and Restated By-laws of Tempur Sealy International, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K as filed on October 14, 2015).(1)

3.4	Certificate of Formation of Tempur-Pedic Management, LLC (filed as Exhibit 3.4 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.5	Limited Liability Company Agreement of Tempur-Pedic Management, LLC (filed as Exhibit 3.5 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.6	Certificate of Formation Tempur-Pedic North America, LLC (filed as Exhibit 3.6 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.7	Limited Liability Company Agreement of Tempur-Pedic North America, LLC (as amended) (filed as Exhibit 3.7 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.8	Articles of Organization of Tempur Production USA, LLC (filed as Exhibit 3.8 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.9	Operating Agreement of Tempur Production USA, LLC (as amended) (filed as Exhibit 3.9 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.10	Certificate of Formation of Tempur World, LLC (as amended) (filed as Exhibit 3.10 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.11	Limited Liability Company Agreement of Tempur World, LLC (as amended).

3.12	Certificate of Incorporation of Tempur-Pedic Technologies, Inc. (filed as Exhibit 3.12 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.13	Bylaws of Tempur-Pedic Technologies, Inc. (filed as Exhibit 3.13 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.14	Certificate of Formation of Cocoon International Sales, LLC (as amended) (f/k/a Dawn Sleep Technologies, Inc.).

3.15	Limited Liability Company Agreement of Cocoon International Sales, LLC (f/k/a Dawn Sleep Technologies, Inc.).

3.16	Certificate of Incorporation of Tempur-Pedic Manufacturing, Inc. (filed as Exhibit 3.16 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.17	Bylaws of Tempur-Pedic Manufacturing, Inc. (filed as Exhibit 3.17 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

Exhibit Number	Description of Exhibit

3.18	Certificate of Incorporation of Tempur-Pedic Sales, Inc. (filed as Exhibit 3.18 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.19	Bylaws of Tempur-Pedic Sales, Inc. (filed as Exhibit 3.19 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.20	Certificate of Formation of Tempur Retail Stores, LLC (as amended) (f/k/a Tempur-Pedic America, LLC).

3.21	Limited Liability Company Agreement of Tempur Retail Stores, LLC (as amended) (f/k/a Tempur-Pedic America, LLC).

3.22	Certificate of Incorporation of Sealy Corporation (filed as Exhibit 3.26 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.23	Second Amended and Restated Bylaws of Sealy Corporation (filed as Exhibit 3.27 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.24	Certificate of Incorporation of Sealy Mattress Corporation (filed as Exhibit 3.28 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.25	Bylaws of Sealy Mattress Corporation (filed as Exhibit 3.29 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.26	Restated Certificate of Incorporation of The Ohio Mattress Company Licensing and Components Group (f/k/a Sealy, Incorporated) (as amended) (filed as Exhibit 3.30 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.27	Bylaws of The Ohio Mattress Company Licensing and Components Group (filed as Exhibit 3.31 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.28	Certificate of Incorporation of Sealy Mattress Manufacturing Company, Inc. (filed as Exhibit 3.32 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.29	Bylaws of Sealy Mattress Manufacturing Company, Inc. (filed as Exhibit 3.33 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.30	Articles of Incorporation of Sealy of Maryland and Virginia, Inc. (filed as Exhibit 3.4 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.31	Bylaws of Sealy of Maryland and Virginia, Inc. (filed as Exhibit 3.41 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.32	Certificate of Incorporation of Sealy Mattress Company of Albany, Inc. (f/k/a Empire State Bedding Co., Inc. and Sealy of Eastern New York, Inc.) (as amended) (filed as Exhibit 3.44 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.33	Bylaws of Sealy Mattress Company of Albany, Inc. (filed as Exhibit 3.45 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.34	Amended Articles of Incorporation of Sealy Mattress Company (f/k/a Ohio-Sealy Mattress Manufacturing Co.) (filed as Exhibit 3.48 to the Registrant’s registration statement on
Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.45	Bylaws of Sealy Mattress Company (filed as Exhibit 3.49 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

Exhibit Number	Description of Exhibit

3.36	Articles of Incorporation of Ohio-Sealy Mattress Manufacturing Co. (f/k/a Sealy Mattress Co., of Georgia, Inc.) (as amended) (filed as Exhibit 3.50 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.37	Bylaws of Ohio-Sealy Mattress Manufacturing Co. (filed as Exhibit 3.51 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.38	Amended and Restated Articles of Incorporation of Sealy Mattress Company of Kansas City, Inc. (filed as Exhibit 3.52 to the Registrant’s registration statement on Form S-4
(File No. 333-189063) as filed on June 4, 2013).(1)

3.39	Bylaws of Sealy Mattress Company of Kansas City, Inc. (filed as Exhibit 3.53 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.40	Articles of Incorporation of Sealy Mattress Company of Illinois (f/k/a R.H. Taylor Bedding Company and Sealy Mattress Company) (as amended) (filed as Exhibit 3.54 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.41	Bylaws of Sealy Mattress Company of Illinois (filed as Exhibit 3.55 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.42	Articles of Incorporation of A. Brandwein & Co. (as amended) (filed as Exhibit 3.56 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.43	Bylaws of A. Brandwein & Co. (filed as Exhibit 3.57 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.44	Articles of Incorporation of Sealy of Minnesota, Inc. (f/k/a Super Rest Products, Inc.) (as amended) (filed as Exhibit 3.58 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.45	Bylaws of Sealy of Minnesota, Inc. (filed as Exhibit 3.59 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.46	Articles of Incorporation of Sealy, Inc. (f/k/a OMT Corp.) (as amended) (filed as Exhibit 3.62 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.47	Code of Regulations of Sealy, Inc. (filed as Exhibit 3.63 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.48	Articles of Organization of Sealy Technology LLC (filed as Exhibit 3.64 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.49	Operating Agreement of Sealy Technology LLC (filed as Exhibit 3.65 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.50	Amended Articles of Incorporation of Sealy Mattress Company of Puerto Rico (f/k/a Ohio-Sealy Mattress Manufacturing Co.) (filed as Exhibit 3.68 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.51	Bylaws of Sealy Mattress Company of Puerto Rico (filed as Exhibit 3.69 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.52	Articles of Incorporation of Sealy Texas Management, Inc. (f/k/a Sealy Mattress Company of Fort Worth and Ohio- Sealy Mattress Manufacturing Co.—Fort Worth) (as amended) (filed as Exhibit 3.70 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

Exhibit Number	Description of Exhibit

3.53	Bylaws of Sealy Texas Management, Inc. (f/k/a The Ohio-Sealy Mattress Manufacturing Co.—Fort Worth) (filed as Exhibit 3.71 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.54	Certificate of Formation of Tempur Sealy International Distribution, LLC (f/k/a TS Extended Warranty, LLC f/k/a Sealy International Distribution, LLC) (as amended).

3.55	Limited Liability Company Agreement of Tempur Sealy International Distribution, LLC (f/k/a TS Extended Warranty, LLC f/k/a Sealy International Distribution, LLC) (as amended).

3.56	Certificate of Formation of Sealy US Sales, LLC.

3.57	Limited Liability Company Agreement of Sealy US Sales, LLC.

4.1	Specimen certificate for shares of common stock (filed as Exhibit 4.1 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-109798) as filed on December 12, 2003).(1)

4.2	Indenture dated as of December 19, 2012 (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed on December 19, 2012).(1)

4.3	Registration Rights Agreement dated as of December 19, 2012 (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K as filed on December 19, 2012).(1)

4.4	Supplemental Indenture, dated as of March 18, 2013, among Tempur-Pedic International Inc., the additional Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed on March 18, 2013).(1)

4.5	Indenture, dated as of July 10, 2009, by and among Sealy Mattress Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, with respect to Guaranteed Debt Securities (filed as Exhibit 4.1 to Sealy Corporation’s Current Report on Form 8-K (File No. 333-117081) as filed July 16, 2009).(1)

4.6	Supplemental Indenture, dated as of July 10, 2009, by and among Sealy Mattress Company, Sealy Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent, with respect to 8% Senior Secured Third Lien Convertible Notes due 2016 (filed as Exhibit 4.2 to Sealy Corporation’s Current Report on Form 8-K (File No. 333-117081) as filed July 16, 2009).(1)

4.7	Second Supplemental Indenture, dated as of March 18, 2013, by and among Sealy Mattress Company, Sealy Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent, with respect to 8% Senior Secured Third Lien Convertible Notes due 2016 (incorporated herein by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K as filed on March 18, 2013).(1)

4.8	Third Supplemental Indenture, dated as of March 18, 2013, by and among Sealy Mattress Company, Sealy Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent, with respect to 8% Senior Secured Third Lien Convertible Notes due 2016 (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K as filed on March 18, 2013).(1)

4.9	Indenture, dated as of September 24, 2015, among Tempur Sealy International, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed on September 24, 2015).(1)

Exhibit Number	Description of Exhibit

4.10	Registration Rights Agreement, dated as of September 24, 2015, by and among Tempur Sealy International, Inc., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers named therein (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K as filed on September 24, 2015).(1)

5.1	Opinion of Thompson & Knight L.L.P.

5.2	Opinion of FisherBroyles, LLP with respect to the Georgia guarantor.

5.3	Opinion of Baker & McKenzie LLP with respect to the Illinois guarantors.

5.4	Opinion of Morgan, Lewis & Bockius LLP with respect to the Maryland and Virginia guarantors.

5.5	Opinion of Fredrikson & Byron, P.A. with respect to the Minnesota guarantor.

5.6	Opinion of Husch Blackwell LLP with respect to the Missouri guarantor.

5.7	Opinion of McGuire, Wood & Bissette, P.A. with respect to the North Carolina guarantors.

5.8	Opinion of Vorys, Sater, Seymour and Pease LLP with respect to the Ohio guarantors.

10.1	Amendment No. 2 dated December 12, 2012, to that certain Amended and Restated Credit Agreement dated as of June 28, 2012 (filed as Exhibit 10.3 to Registrant’s Annual Report on Form 10-K as filed on February 1, 2013).(1)

10.2	Commitment Letter dated September 26, 2012 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on September 27, 2012).(1)

10.3	Credit Agreement dated as of December 12, 2012 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on December 12, 2012).(1)

10.4	Purchase Agreement dated December 12, 2012 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on December 19, 2012).(1)

10.5	Escrow and Security Agreement dated as of December 19, 2012 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K as filed on December 19, 2012).(1)

10.6	Amendment No. 1, dated as of March 13, 2013, to that certain Credit Agreement, dated as of December 12, 2012 (filed as Exhibit 10.6 to Amendment No. 1 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on July 12, 2013).(1)

10.7	Amendment No. 2, dated as of May 16, 2013, to that certain Credit Agreement, dated as of December 12, 2012 (filed as Exhibit 10.7 to Amendment No. 1 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on July 12, 2013).(1)

10.8	Amendment No. 3, dated as of July 11, 2013, to that certain Credit Agreement, dated as of
December 12, 2012, as amended (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed on July 12, 2013).(1)

10.9	Amendment No. 4, dated as of October 17, 2014, to that certain Credit Agreement, dated as of December 12, 2012, as amended (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed on October 17, 2014).(1)

10.10	Amendment No. 5, dated September 24, 2015, to that certain Credit Agreement dated as of December 12, 2012, as amended (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K as filed on September 24, 2015).(1)

10.11	Purchase Agreement, dated September 21, 2015, among Tempur Sealy International, Inc., the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on September 24, 2015).(1)

Exhibit Number	Description of Exhibit

10.12	Bond Purchase Agreement, dated October 26, 2005, by and among Tempur World LLC, Tempur Production USA, Inc. and Bernalillo County (filed as Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K as filed on March 14, 2006).(1)

10.13	Trust Indenture, dated September 1, 2005, by and between Bernalillo County and The Bank of New York Trust Company, N.A., as Trustee (filed as Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K as filed on March 14, 2006).(1)

10.14	Mortgage, Assignment, Security Agreement and Fixture Filing, dated as of October 27, 2005, by and between Bernalillo County and Tempur Production USA, Inc. (filed as Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K as filed on March 14, 2006).(1)

10.15	Lease Agreement, dated September 1, 2005, by and between Bernalillo County and Tempur Production USA, Inc. (filed as Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K as filed on March 14, 2006).(1)

10.16	Agreement by and among H Partners, other members of the H Partners Group and the Company, dated as of May 11, 2015 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on May 13, 2015.(1)

10.17	Non-Employee Director Deferred Compensation Plan (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q as filed on July 28, 2010).(1)(2)

10.18	Tempur Sealy International, Inc. Amended and Restated Non-Employee Director Deferred Compensation Plan, which includes as Exhibit A the Form of Acknowledgement and Award Agreement and as Exhibit B the Election Form under such Plan (filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q as filed on November 8, 2013).(1)(2)

10.19	Form of Stock Option Agreement under the Tempur Sealy International, Inc. 2013 Equity Incentive Plan (Director) (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q as filed on November 8, 2013).(1)(2)

10.20	Tempur Sealy International, Inc. 2013 Long-Term Incentive Plan (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed on October 23, 2013).(1)(2)

10.21	Tempur Sealy International, Inc. Severance and Retention Plan (filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K as filed on October 23, 2013).(1)(2)

10.22	Amended and Restated Tempur-Pedic International Inc. 2003 Equity Incentive Plan (filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-31922) as filed on March 25, 2009).(1)(2)

10.23	First Amendment to the Amended and Restated 2003 Equity Incentive Plan (filed as Appendix A to the Registrant’s Registration Proxy Statement on Schedule 14A (File No. 001-31922) as filed on March 25, 2009).(1)(2)

10.24	Tempur-Pedic International Inc. 2013 Equity Incentive Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-31922) as filed on April 12, 2013).(1)(2)

10.25	Tempur-Pedic International Inc. Long-term Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on February 19, 2010).(1)(2)

10.26	Amended and Restated Annual Incentive Bonus Plan for Senior Executives (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q as filed on April 27, 2010).(1)(2)

10.27	Employment Agreement dated September 12, 2003, between Tempur International Limited and David Montgomery (filed as Exhibit 10.13 to Amendment No. 1 to the Registrant’s registration statement on Form S-4 ((File No. 333-109054-02) as filed on October 31, 2003).(1)(2)

Exhibit Number	Description of Exhibit

10.28	Employment Agreement dated as of July 18, 2006 between Tempur-Pedic International Inc. and Richard Anderson (filed as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q as filed November 7, 2006).(1)(2)

10.29	Amended and Restated Employment Agreement dated March 5, 2008 by and among Tempur-Pedic International Inc., Tempur World, LLC and Dale E. Williams (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed March 7, 2008).(1)(2)

10.30	Amendment to the Amended and Restated Employment and Non-Competition Agreement of Dale Williams dated as of July 30, 2015 (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed July 30, 2015).(1)(2)

10.31	Employment and Noncompetition Agreement dated as June 30, 2008, between Tempur-Pedic International Inc. and Mark Sarvary (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed on June 30, 2008).(1)(2)

10.32	First Amendment to the Employment and Non-Competition Agreement, by and between the Company and Mark Sarvary, dated as of May 22, 2015 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on June 1, 2015).(1)(2)

10.33	Letter Agreement, between the Company and Mark Sarvary, dated as of May 22, 2015 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K as filed on June 1, 2015).(1)(2)

10.34	Employment and Non-Competition Agreement by and between Tempur-Pedic International Inc. and Lou Hedrick Jones dated as of June 1, 2009) (filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q as filed on July 27, 2009).(1)(2)

10.35	Employment and Non-Competition Agreement by and between Tempur-Pedic International Inc. and Brad Patrick dated as of September 1, 2010) (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q as filed on October 28, 2010).(1)(2)

10.36	Employment and Noncompetition Agreement dated as of February 4, 2013, between Tempur-Pedic International Inc. and W. Timothy Yaggi (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on February 4, 2013).(1)(2)

10.37	Employment and Noncompetition Agreement dated as of August 28, 2014, between Tempur Sealy International, Inc. and Barry Hytinen (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q as filed on November 7, 2014).(1)(2)

10.38	Amended and Restated Employment and Non-Competition Agreement of Barry Hytinen dated as of July 30, 2015 (filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K as filed July 30, 2015).(1)(2)

10.39	Employment and Noncompetition Agreement dated as of November 18, 2014, between Tempur Sealy International, Inc. and Jay Spenchian (filed as Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K as filed on February 12, 2016).(1)(2)

10.40	Employment and Non-Competition Agreement of Scott Thompson dated as of September 4, 2015 (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed September 8, 2015).(1)(2)

10.41	Stock Option Agreement dated as of September 4, between the Company and Scott Thompson (filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K as filed September 8, 2015).(1)(2)

10.42	Restricted Stock Unit Award Agreement dated as of September 4, between the Company and Scott Thompson (filed as Exhibit 10.3 to Registrant’s Current Report on Form 8-K as filed September 8, 2015).(1)(2)

Exhibit Number	Description of Exhibit

10.43	Matching Performance Restricted Stock Unit Award Agreement dated as of September 4, between the Company and Scott Thompson (filed as Exhibit 10.4 to Registrant’s Current Report on Form 8-K as filed September 8, 2015).(1)(2)

10.44	2015 Performance Restricted Stock Unit Award Agreement (dated as of September 4, between the Company and Scott Thompson (filed as Exhibit 10.5 to Registrant’s Current Report on Form 8-K as filed September 8, 2015).(1)(2)

10.45	Subscription Agreement (dated as of September 4, between the Company and Scott Thompson (filed as Exhibit 10.6 to Registrant’s Current Report on Form 8-K as filed September 8, 2015).(1)(2)

10.46	Amendment to Matching Performance Restricted Stock Unit Award Agreement dated as of October 12, 2015, between the Company and Scott Thompson (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed October 14, 2015).(1)(2)

10.47	Form of 2015 Performance Restricted Stock Unit Award Agreement (filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K as filed October 29, 2015).(1)(2)

10.48	Form of Stock Option Agreement under the 2003 Equity Incentive Plan (filed as Exhibit 10.9 to Registrant’s Quarterly Report on Form 10-Q as filed August 8, 2006).(1)(2)

10.49	Form of Stock Option Agreement under the Amended and Restated 2003 Equity Incentive Plan (Executive) (filed as Exhibit 9.1 to Registrant’s Current Report on Form 8-K as filed on May 19, 2008).(1)(2)

10.50	Form of Stock Option Agreement under the Amended and Restated 2003 Equity Incentive Plan (Director) (filed as Exhibit 10.40 to Registrant’s Annual Report on Form 10-K as filed on February 12, 2009).(1)(2)

10.51	Form of Stock Option Agreement under the 2013 Equity Incentive Plan (Executive) (filed as Exhibit 10.51 to the Registrant’s Annual Report on Form 10-K as filed on February 12, 2016).(1)(2)

10.52	Form of Performance Restricted Stock Unit Award Agreement under the 2013 Equity Incentive Plan Executive (filed as Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K as filed on February 12, 2016).(1)(2)

10.53	Form of Stock Option Agreement under the United Kingdom Approved Share Option Sub Plan to the 2003 Equity Incentive Plan (filed as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q as filed on April 30, 2009).(1)(2)

10.54	Form of Performance Restricted Stock Unit Award Agreement under the Amended and Restated 2003 Equity Incentive Plan (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K as filed on February 19, 2010).(1)(2)

10.55	Form of Stock Option Agreement under Amended and Restated 2003 Equity Incentive Plan (Executive) (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K as filed on February 19, 2010).(1)(2)

10.56	Form of Stock Option Agreement under the Amended and Restated 2003 Equity Incentive Plan (Director) (filed as Exhibit 10.2 to Registrant’s Quarterly Report on Form 10-Q as filed on July 28, 2010).(1)(2)

10.57	Stock Option Agreement dated June 28, 2006 between Tempur-Pedic International Inc. and David Montgomery (filed as Exhibit 10.7 to Registrant’s Quarterly Report on Form 10-Q as filed August 8, 2006).(1)(2)

10.58	Stock Option Agreement dated June 28, 2006 between Tempur-Pedic International Inc. and Dale E. Williams (filed as Exhibit 10.8 to Registrant’s Quarterly Report on Form 10-Q as filed August 8, 2006).(1)(2)

Exhibit Number	Description of Exhibit

10.59	Stock Option Agreement dated February 5, 2008 between Tempur-Pedic International, Inc. and Richard Anderson (filed as Exhibit 10.2 to Registrant’s Quarterly Report on Form 10-Q as filed on May 6, 2008).(1)(2)

10.60	Stock Option Agreement dated June 30, 2008 between Tempur-Pedic International Inc. and Mark Sarvary (filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K as filed on June 30, 2008).(1)(2)

10.61	Form of Stock Option Agreement under the 2013 Equity Incentive Plan (Director) (filed as Exhibit 10.3 to Registrant’s Quarterly Report on Form 10-Q as filed on November 8, 2013).(1)(2)

10.62	Amended and Restated Sealy Benefit Equalization Plan dated December 18, 2008 (filed as Exhibit 10.44 to Sealy Corporation’s Annual Report on Form 10-K as filed on January 15, 2009).(1)(2)

10.63	Form of Letter Agreement Outlining Retention Program for United States Executive Officers (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K as filed on June 1, 2015).(1)(2)

10.64	Form of Letter Agreement Outlining Retention Program for non-United States Executive Officer (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K as filed on June 1, 2015).(1)(2)

12.1	Statement Regarding Computation of Earnings to Fixed Charges.

21.1	Subsidiaries of Tempur Sealy International, Inc.

23.1	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on signature page).

25.1	Form T-1 Statement of Eligibility and Qualification of Trustee.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery .

99.3	Letter of Clients.

99.4	Letter of Brokers.

(1)	Incorporated by reference.
(2)	Indicates management contract or compensatory plan or arrangement.

Item 22.	Undertakings

(a)	The undersigned hereby undertakes:

(1)	To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement.

(b)	The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)	The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

TEMPUR SEALY INTERNATIONAL, INC.

By:	/s/ Barry A. Hytinen
Name:	Barry A. Hytinen
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ Scott L. Thompson Scott L. Thompson	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Bhaskar Rao Bhaskar Rao	Chief Accounting Officer and Senior Vice President Finance (Principal Accounting Officer)

/s/ Evelyn S. Dilsaver Evelyn S. Dilsaver	Director

/s/ Francis A. Doyle Francis A. Doyle	Director

/s/ John A. Heil John A. Heil	Director

/s/ Peter K. Hoffman Peter K. Hoffman	Director

Signature	Title

/s/ Sir Paul Judge Sir Paul Judge	Director

/s/ Nancy F. Koehn Nancy F. Koehn	Director

/s/ Jon L. Luther Jon L. Luther	Director

/s/ Usman Nabi Usman Nabi	Director

/s/ Richard W. Neu Richard W. Neu	Director

/s/ Lawrence J. Rogers Lawrence J. Rogers	Director

/s/ Robert B. Trussell Jr. Robert B. Trussell Jr.	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

TEMPUR WORLD, LLC

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President, Chief Executive Officer and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Manager

/s/ Bhaskar Rao Bhaskar Rao	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

TEMPUR-PEDIC MANAGEMENT, LLC

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President, Chief Executive Officer and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Manager

/s/ Bhaskar Rao Bhaskar Rao	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

TEMPUR-PEDIC NORTH AMERICA, LLC

By:	/s/ Richard Anderson
Name:	Richard Anderson
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ Richard Anderson Richard Anderson	President (Principal Executive Officer) and Manager

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

TEMPUR-PEDIC TECHNOLOGIES, INC.

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operations Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operations Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

TEMPUR PRODUCTION USA, LLC

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President, Chief Executive Officer and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer) and Manager

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

COCOON INTERNATIONAL SALES, LLC

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operations Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operations Officer (Principal Executive Officer)

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

TEMPUR-PEDIC MANUFACTURING, INC.

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President, Chief Executive Officer and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

TEMPUR-PEDIC SALES, INC.

By:	/s/ Richard Anderson
Name:	Richard Anderson
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ Richard Anderson Richard Anderson	President (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

TEMPUR RETAIL STORES, LLC

By:	/s/ Barry A. Hytinen
Name:	Barry A. Hytinen
Title:	President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ Barry A. Hytinen Barry A. Hytinen	President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Manager

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

TEMPUR SEALY INTERNATIONAL DISTRIBUTION, LLC

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President (Principal Executive Officer)

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Manager

/s/ Bhaskar Rao Bhaskar Rao	Executive Vice President, Chief Accounting Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

SEALY CORPORATION

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

SEALY MATTRESS CORPORATION

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Director

/s/ Bhaskar Rao Bhaskar Rao	Executive Vice President, Chief Accounting Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

SEALY MATTRESS COMPANY

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

OHIO-SEALY MATTRESS MANUFACTURING CO.

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

SEALY MATTRESS COMPANY OF KANSAS CITY, INC.

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

SEALY MATTRESS COMPANY OF ILLINOIS

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

A. BRANDWEIN & CO.

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

SEALY MATTRESS COMPANY OF ALBANY, INC.

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

SEALY OF MARYLAND AND VIRGINIA, INC.

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

SEALY OF MINNESOTA, INC.

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

SEALY, INC.

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

THE OHIO MATTRESS COMPANY LICENSING AND COMPONENTS GROUP

By:	/s/ Scott L. Thompson
Name:	Scott L. Thompson
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ Scott L. Thompson Scott L. Thompson	Chief Executive Officer (Principal Executive Officer)

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Director

/s/ Bhaskar Rao Bhaskar Rao	Executive Vice President, Chief Accounting Officer (Principal Accounting Officer)

/s/ W. Timothy Yaggi W. Timothy Yaggi	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

SEALY MATTRESS MANUFACTURING COMPANY, INC.

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

SEALY TECHNOLOGY, LLC

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Manager

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Manager

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

SEALY MATTRESS COMPANY OF PUERTO RICO

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer) and Director

/s/ Bhaskar Rao Bhaskar Rao	Executive Vice President, Chief Accounting Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

SEALY TEXAS MANAGEMENT, INC.

By:	/s/ W. Timothy Yaggi
Name:	W. Timothy Yaggi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ W. Timothy Yaggi W. Timothy Yaggi	President and Chief Operating Officer (Principal Executive Officer) and Director

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, state of Kentucky on February 12, 2016.

SEALY US SALES, LLC

By:	/s/ Richard Anderson
Name:	Richard Anderson
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott L. Thompson and Barry A. Hytinen his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacity indicated on February 12, 2016.

Signature	Title

/s/ Richard Anderson Richard Anderson	President (Principal Executive Officer) and Manager

/s/ Barry A. Hytinen Barry A. Hytinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated as of September 26, 2012 (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K as filed on September 27, 2012).(1)

3.1	Amended and Restated Certificate of Incorporation of Tempur-Pedic International Inc. (filed as Exhibit 3.1 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-109798) as filed on December 12, 2003).(1)

3.2	Amendment to Certificate of Incorporation of Tempur-Pedic International Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed on May 24, 2013).(1)

3.3	Sixth Amended and Restated By-laws of Tempur Sealy International, Inc. (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K as filed on October 14, 2015).(1)

3.4	Certificate of Formation of Tempur-Pedic Management, LLC (filed as Exhibit 3.4 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.5	Limited Liability Company Agreement of Tempur-Pedic Management, LLC (filed as Exhibit 3.5 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.6	Certificate of Formation Tempur-Pedic North America, LLC (filed as Exhibit 3.6 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.7	Limited Liability Company Agreement of Tempur-Pedic North America, LLC (as amended) (filed as Exhibit 3.7 to the Registrant’s registration statement on Form S-4
(File No. 333-189063) as filed on June 4, 2013).(1)

3.8	Articles of Organization of Tempur Production USA, LLC (filed as Exhibit 3.8 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.9	Operating Agreement of Tempur Production USA, LLC (as amended) (filed as Exhibit 3.9 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.10	Certificate of Formation of Tempur World, LLC (as amended) (filed as Exhibit 3.10 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.11	Limited Liability Company Agreement of Tempur World, LLC (as amended).

3.12	Certificate of Incorporation of Tempur-Pedic Technologies, Inc. (filed as Exhibit 3.12 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.13	Bylaws of Tempur-Pedic Technologies, Inc. (filed as Exhibit 3.13 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.14	Certificate of Formation of Cocoon International Sales, LLC (as amended) (f/k/a Dawn Sleep Technologies, Inc.).

3.15	Limited Liability Company Agreement of Cocoon International Sales, LLC (f/k/a Dawn Sleep Technologies, Inc.).

3.16	Certificate of Incorporation of Tempur-Pedic Manufacturing, Inc. (filed as Exhibit 3.16 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

Exhibit Number	Description of Exhibit

3.17	Bylaws of Tempur-Pedic Manufacturing, Inc. (filed as Exhibit 3.17 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.18	Certificate of Incorporation of Tempur-Pedic Sales, Inc. (filed as Exhibit 3.18 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.19	Bylaws of Tempur-Pedic Sales, Inc. (filed as Exhibit 3.19 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.20	Certificate of Formation of Tempur Retail Stores, LLC (as amended) (f/k/a Tempur-Pedic America, LLC).

3.21	Limited Liability Company Agreement of Tempur Retail Stores, LLC (as amended) (f/k/a Tempur-Pedic America, LLC).

3.22	Certificate of Incorporation of Sealy Corporation (filed as Exhibit 3.26 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.23	Second Amended and Restated Bylaws of Sealy Corporation (filed as Exhibit 3.27 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.24	Certificate of Incorporation of Sealy Mattress Corporation (filed as Exhibit 3.28 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.25	Bylaws of Sealy Mattress Corporation (filed as Exhibit 3.29 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.26	Restated Certificate of Incorporation of The Ohio Mattress Company Licensing and Components Group (f/k/a Sealy, Incorporated) (as amended) (filed as Exhibit 3.30 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.27	Bylaws of The Ohio Mattress Company Licensing and Components Group (filed as Exhibit 3.31 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.28	Certificate of Incorporation of Sealy Mattress Manufacturing Company, Inc. (filed as Exhibit 3.32 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.29	Bylaws of Sealy Mattress Manufacturing Company, Inc. (filed as Exhibit 3.33 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.30	Articles of Incorporation of Sealy of Maryland and Virginia, Inc. (filed as Exhibit 3.4 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.31	Bylaws of Sealy of Maryland and Virginia, Inc. (filed as Exhibit 3.41 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.32	Certificate of Incorporation of Sealy Mattress Company of Albany, Inc. (f/k/a Empire State Bedding Co., Inc. and Sealy of Eastern New York, Inc.) (as amended) (filed as Exhibit 3.44 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.33	Bylaws of Sealy Mattress Company of Albany, Inc. (filed as Exhibit 3.45 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

Exhibit Number	Description of Exhibit

3.34	Amended Articles of Incorporation of Sealy Mattress Company (f/k/a Ohio-Sealy Mattress Manufacturing Co.) (filed as Exhibit 3.48 to the Registrant’s registration statement on
Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.45	Bylaws of Sealy Mattress Company (filed as Exhibit 3.49 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.36	Articles of Incorporation of Ohio-Sealy Mattress Manufacturing Co. (f/k/a Sealy Mattress
Co., of Georgia, Inc.) (as amended) (filed as Exhibit 3.50 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.37	Bylaws of Ohio-Sealy Mattress Manufacturing Co. (filed as Exhibit 3.51 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.38	Amended and Restated Articles of Incorporation of Sealy Mattress Company of Kansas City, Inc. (filed as Exhibit 3.52 to the Registrant’s registration statement on Form S-4
(File No. 333-189063) as filed on June 4, 2013).(1)

3.39	Bylaws of Sealy Mattress Company of Kansas City, Inc. (filed as Exhibit 3.53 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.40	Articles of Incorporation of Sealy Mattress Company of Illinois (f/k/a R.H. Taylor Bedding Company and Sealy Mattress Company) (as amended) (filed as Exhibit 3.54 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.41	Bylaws of Sealy Mattress Company of Illinois (filed as Exhibit 3.55 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.42	Articles of Incorporation of A. Brandwein & Co. (as amended) (filed as Exhibit 3.56 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.43	Bylaws of A. Brandwein & Co. (filed as Exhibit 3.57 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.44	Articles of Incorporation of Sealy of Minnesota, Inc. (f/k/a Super Rest Products, Inc.) (as amended) (filed as Exhibit 3.58 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.45	Bylaws of Sealy of Minnesota, Inc. (filed as Exhibit 3.59 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.46	Articles of Incorporation of Sealy, Inc. (f/k/a OMT Corp.) (as amended) (filed as Exhibit 3.62 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.47	Code of Regulations of Sealy, Inc. (filed as Exhibit 3.63 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.48	Articles of Organization of Sealy Technology LLC (filed as Exhibit 3.64 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.49	Operating Agreement of Sealy Technology LLC (filed as Exhibit 3.65 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.50	Amended Articles of Incorporation of Sealy Mattress Company of Puerto Rico
(f/k/a Ohio-Sealy Mattress Manufacturing Co.) (filed as Exhibit 3.68 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

Exhibit Number	Description of Exhibit

3.51	Bylaws of Sealy Mattress Company of Puerto Rico (filed as Exhibit 3.69 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.52	Articles of Incorporation of Sealy Texas Management, Inc. (f/k/a Sealy Mattress Company of Fort Worth and Ohio- Sealy Mattress Manufacturing Co.—Fort Worth) (as amended) (filed as Exhibit 3.70 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.53	Bylaws of Sealy Texas Management, Inc. (f/k/a The Ohio-Sealy Mattress Manufacturing
Co.—Fort Worth) (filed as Exhibit 3.71 to the Registrant’s registration statement on Form
S-4 (File No. 333-189063) as filed on June 4, 2013).(1)

3.54	Certificate of Formation of Tempur Sealy International Distribution, LLC (f/k/a TS Extended Warranty, LLC f/k/a Sealy International Distribution, LLC) (as amended).

3.55	Limited Liability Company Agreement of Tempur Sealy International Distribution, LLC (f/k/a TS Extended Warranty, LLC f/k/a Sealy International Distribution, LLC) (as amended).

3.56	Certificate of Formation of Sealy US Sales, LLC.

3.57	Limited Liability Company Agreement of Sealy US Sales, LLC.

4.1	Specimen certificate for shares of common stock (filed as Exhibit 4.1 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-109798) as filed on December 12, 2003).(1)

4.2	Indenture dated as of December 19, 2012 (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed on December 19, 2012).(1)

4.3	Registration Rights Agreement dated as of December 19, 2012 (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K as filed on December 19, 2012).(1)

4.4	Supplemental Indenture, dated as of March 18, 2013, among Tempur-Pedic International Inc., the additional Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed on March 18, 2013).(1)

4.5	Indenture, dated as of July 10, 2009, by and among Sealy Mattress Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, with respect to Guaranteed Debt Securities (filed as Exhibit 4.1 to Sealy Corporation’s Current Report on Form 8-K (File No. 333-117081) as filed July 16, 2009).(1)

4.6	Supplemental Indenture, dated as of July 10, 2009, by and among Sealy Mattress Company, Sealy Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent, with respect to 8% Senior Secured Third Lien Convertible Notes due 2016 (filed as Exhibit 4.2 to Sealy Corporation’s Current Report on Form 8-K (File No. 333-117081) as filed July 16, 2009).(1)

4.7	Second Supplemental Indenture, dated as of March 18, 2013, by and among Sealy Mattress Company, Sealy Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent, with respect to 8% Senior Secured Third Lien Convertible Notes due 2016 (incorporated herein by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K as filed on March 18, 2013).(1)

4.8	Third Supplemental Indenture, dated as of March 18, 2013, by and among Sealy Mattress Company, Sealy Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent, with respect to 8% Senior Secured Third Lien Convertible Notes due 2016 (incorporated herein by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K as filed on March 18, 2013).(1)

Exhibit Number	Description of Exhibit

4.9	Indenture, dated as of September 24, 2015, among Tempur Sealy International, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed on September 24, 2015).(1)

4.10	Registration Rights Agreement, dated as of September 24, 2015, by and among Tempur Sealy International, Inc., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers named therein (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K as filed on September 24, 2015).(1)

5.1	Opinion of Thompson & Knight L.L.P.

5.2	Opinion of FisherBroyles, LLP with respect to the Georgia guarantor.

5.3	Opinion of Baker & McKenzie LLP with respect to the Illinois guarantors.

5.4	Opinion of Morgan, Lewis & Bockius LLP with respect to the Maryland and Virginia guarantors.

5.5	Opinion of Fredrikson & Byron, P.A. with respect to the Minnesota guarantor.

5.6	Opinion of Husch Blackwell LLP with respect to the Missouri guarantor.

5.7	Opinion of McGuire, Wood & Bissette, P.A. with respect to the North Carolina guarantors.

5.8	Opinion of Vorys, Sater, Seymour and Pease LLP with respect to the Ohio guarantors.

10.1	Amendment No. 2 dated December 12, 2012, to that certain Amended and Restated Credit Agreement dated as of June 28, 2012 (filed as Exhibit 10.3 to Registrant’s Annual Report on Form 10-K as filed on February 1, 2013).(1)

10.2	Commitment Letter dated September 26, 2012 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on September 27, 2012).(1)

10.3	Credit Agreement dated as of December 12, 2012 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on December 12, 2012).(1)

10.4	Purchase Agreement dated December 12, 2012 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on December 19, 2012).(1)

10.5	Escrow and Security Agreement dated as of December 19, 2012 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K as filed on December 19, 2012).(1)

10.6	Amendment No. 1, dated as of March 13, 2013, to that certain Credit Agreement, dated as of December 12, 2012 (filed as Exhibit 10.6 to Amendment No. 1 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on July 12, 2013).(1)

10.7	Amendment No. 2, dated as of May 16, 2013, to that certain Credit Agreement, dated as of December 12, 2012 (filed as Exhibit 10.7 to Amendment No. 1 to the Registrant’s registration statement on Form S-4 (File No. 333-189063) as filed on July 12, 2013).(1)

10.8	Amendment No. 3, dated as of July 11, 2013, to that certain Credit Agreement, dated as of December 12, 2012, as amended (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed on July 12, 2013).(1)

10.9	Amendment No. 4, dated as of October 17, 2014, to that certain Credit Agreement, dated as of December 12, 2012, as amended (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed on October 17, 2014).(1)

10.10	Amendment No. 5, dated September 24, 2015, to that certain Credit Agreement dated as of December 12, 2012, as amended (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K as filed on September 24, 2015).(1)

Exhibit Number	Description of Exhibit

10.11	Purchase Agreement, dated September 21, 2015, among Tempur Sealy International, Inc., the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on September 24, 2015).(1)

10.12	Bond Purchase Agreement, dated October 26, 2005, by and among Tempur World LLC, Tempur Production USA, Inc. and Bernalillo County (filed as Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K as filed on March 14, 2006).(1)

10.13	Trust Indenture, dated September 1, 2005, by and between Bernalillo County and The Bank of New York Trust Company, N.A., as Trustee (filed as Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K as filed on March 14, 2006).(1)

10.14	Mortgage, Assignment, Security Agreement and Fixture Filing, dated as of October 27, 2005, by and between Bernalillo County and Tempur Production USA, Inc. (filed as Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K as filed on March 14, 2006).(1)

10.15	Lease Agreement, dated September 1, 2005, by and between Bernalillo County and Tempur Production USA, Inc. (filed as Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K as filed on March 14, 2006).(1)

10.16	Agreement by and among H Partners, other members of the H Partners Group and the Company, dated as of May 11, 2015 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on May 13, 2015.(1)

10.17	Non-Employee Director Deferred Compensation Plan (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q as filed on July 28, 2010).(1)(2)

10.18	Tempur Sealy International, Inc. Amended and Restated Non-Employee Director Deferred Compensation Plan, which includes as Exhibit A the Form of Acknowledgement and Award Agreement and as Exhibit B the Election Form under such Plan (filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q as filed on November 8, 2013).(1)(2)

10.19	Form of Stock Option Agreement under the Tempur Sealy International, Inc. 2013 Equity Incentive Plan (Director) (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q as filed on November 8, 2013).(1)(2)

10.20	Tempur Sealy International, Inc. 2013 Long-Term Incentive Plan (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed on October 23, 2013).(1)(2)

10.21	Tempur Sealy International, Inc. Severance and Retention Plan (filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K as filed on October 23, 2013).(1)(2)

10.22	Amended and Restated Tempur-Pedic International Inc. 2003 Equity Incentive Plan (filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A
(File No. 001-31922) as filed on March 25, 2009).(1)(2)

10.23	First Amendment to the Amended and Restated 2003 Equity Incentive Plan (filed as Appendix A to the Registrant’s Registration Proxy Statement on Schedule 14A (File No. 001-31922) as filed on March 25, 2009).(1)(2)

10.24	Tempur-Pedic International Inc. 2013 Equity Incentive Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-31922) as filed on April 12, 2013).(1)(2)

10.25	Tempur-Pedic International Inc. Long-term Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on February 19, 2010).(1)(2)

10.26	Amended and Restated Annual Incentive Bonus Plan for Senior Executives (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q as filed on April 27, 2010).(1)(2)

Exhibit Number	Description of Exhibit

10.27	Employment Agreement dated September 12, 2003, between Tempur International Limited and David Montgomery (filed as Exhibit 10.13 to Amendment No. 1 to the Registrant’s registration statement on Form S-4 ((File No. 333-109054-02) as filed on October 31, 2003).(1)(2)

10.28	Employment Agreement dated as of July 18, 2006 between Tempur-Pedic International Inc. and Richard Anderson (filed as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q as filed November 7, 2006).(1)(2)

10.29	Amended and Restated Employment Agreement dated March 5, 2008 by and among
Tempur-Pedic International Inc., Tempur World, LLC and Dale E. Williams (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed March 7, 2008).(1)(2)

10.30	Amendment to the Amended and Restated Employment and Non-Competition Agreement of Dale Williams dated as of July 30, 2015 (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed July 30, 2015).(1)(2)

10.31	Employment and Noncompetition Agreement dated as June 30, 2008, between Tempur-Pedic International Inc. and Mark Sarvary (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed on June 30, 2008).(1)(2)

10.32	First Amendment to the Employment and Non-Competition Agreement, by and between the Company and Mark Sarvary, dated as of May 22, 2015 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on June 1, 2015).(1)(2)

10.33	Letter Agreement, between the Company and Mark Sarvary, dated as of May 22, 2015 (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K as filed on June 1, 2015).(1)(2)

10.34	Employment and Non-Competition Agreement by and between Tempur-Pedic International Inc. and Lou Hedrick Jones dated as of June 1, 2009) (filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q as filed on July 27, 2009).(1)(2)

10.35	Employment and Non-Competition Agreement by and between Tempur-Pedic International Inc. and Brad Patrick dated as of September 1, 2010) (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q as filed on October 28, 2010).(1)(2)

10.36	Employment and Noncompetition Agreement dated as of February 4, 2013, between
Tempur-Pedic International Inc. and W. Timothy Yaggi (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on February 4, 2013).(1)(2)

10.37	Employment and Noncompetition Agreement dated as of August 28, 2014, between Tempur Sealy International, Inc. and Barry Hytinen (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q as filed on November 7, 2014).(1)(2)

10.38	Amended and Restated Employment and Non-Competition Agreement of Barry Hytinen dated as of July 30, 2015 (filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K as filed July 30, 2015).(1)(2)

10.39	Employment and Noncompetition Agreement dated as of November 18, 2014, between Tempur Sealy International, Inc. and Jay Spenchian (filed as Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K as filed on February 12, 2016).(1)(2)

10.40	Employment and Non-Competition Agreement of Scott Thompson dated as of September 4, 2015 (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed September 8, 2015).(1)(2)

10.41	Stock Option Agreement dated as of September 4, between the Company and Scott Thompson (filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K as filed September 8, 2015).(1)(2)

Exhibit Number	Description of Exhibit

10.42	Restricted Stock Unit Award Agreement dated as of September 4, between the Company and Scott Thompson (filed as Exhibit 10.3 to Registrant’s Current Report on Form 8-K as filed September 8, 2015).(1)(2)

10.43	Matching Performance Restricted Stock Unit Award Agreement dated as of September 4, between the Company and Scott Thompson (filed as Exhibit 10.4 to Registrant’s Current Report on Form 8-K as filed September 8, 2015).(1)(2)

10.44	2015 Performance Restricted Stock Unit Award Agreement (dated as of September 4, between the Company and Scott Thompson (filed as Exhibit 10.5 to Registrant’s Current Report on Form 8-K as filed September 8, 2015).(1)(2)

10.45	Subscription Agreement (dated as of September 4, between the Company and Scott Thompson (filed as Exhibit 10.6 to Registrant’s Current Report on Form 8-K as filed September 8, 2015).(1)(2)

10.46	Amendment to Matching Performance Restricted Stock Unit Award Agreement dated as of October 12, 2015, between the Company and Scott Thompson (filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K as filed October 14, 2015).(1)(2)

10.47	Form of 2015 Performance Restricted Stock Unit Award Agreement (filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K as filed October 29, 2015).(1)(2)

10.48	Form of Stock Option Agreement under the 2003 Equity Incentive Plan (filed as Exhibit 10.9 to Registrant’s Quarterly Report on Form 10-Q as filed August 8, 2006).(1)(2)

10.49	Form of Stock Option Agreement under the Amended and Restated 2003 Equity Incentive Plan (Executive) (filed as Exhibit 9.1 to Registrant’s Current Report on Form 8-K as filed on May 19, 2008).(1)(2)

10.50	Form of Stock Option Agreement under the Amended and Restated 2003 Equity Incentive Plan (Director) (filed as Exhibit 10.40 to Registrant’s Annual Report on Form 10-K as filed on February 12, 2009).(1)(2)

10.51	Form of Stock Option Agreement under the 2013 Equity Incentive Plan (Executive) (filed as Exhibit 10.51 to the Registrant’s Annual Report on Form 10-K as filed on February 12, 2016).(1)(2)

10.52	Form of Performance Restricted Stock Unit Award Agreement under the 2013 Equity Incentive Plan Executive (filed as Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K as filed on February 12, 2016).(1)(2)

10.53	Form of Stock Option Agreement under the United Kingdom Approved Share Option Sub Plan to the 2003 Equity Incentive Plan (filed as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q as filed on April 30, 2009).(1)(2)

10.54	Form of Performance Restricted Stock Unit Award Agreement under the Amended and Restated 2003 Equity Incentive Plan (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K as filed on February 19, 2010).(1)(2)

10.55	Form of Stock Option Agreement under Amended and Restated 2003 Equity Incentive Plan (Executive) (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K as filed on February 19, 2010).(1)(2)

10.56	Form of Stock Option Agreement under the Amended and Restated 2003 Equity Incentive Plan (Director) (filed as Exhibit 10.2 to Registrant’s Quarterly Report on Form 10-Q as filed on July 28, 2010).(1)(2)

10.57	Stock Option Agreement dated June 28, 2006 between Tempur-Pedic International Inc. and David Montgomery (filed as Exhibit 10.7 to Registrant’s Quarterly Report on Form 10-Q as filed August 8, 2006).(1)(2)

Exhibit Number	Description of Exhibit

10.58	Stock Option Agreement dated June 28, 2006 between Tempur-Pedic International Inc. and Dale E. Williams (filed as Exhibit 10.8 to Registrant’s Quarterly Report on Form 10-Q as filed August 8, 2006).(1)(2)

10.59	Stock Option Agreement dated February 5, 2008 between Tempur-Pedic International, Inc. and Richard Anderson (filed as Exhibit 10.2 to Registrant’s Quarterly Report on Form 10-Q as filed on May 6, 2008).(1)(2)

10.60	Stock Option Agreement dated June 30, 2008 between Tempur-Pedic International Inc. and Mark Sarvary (filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K as filed on June 30, 2008).(1)(2)

10.61	Form of Stock Option Agreement under the 2013 Equity Incentive Plan (Director) (filed as Exhibit 10.3 to Registrant’s Quarterly Report on Form 10-Q as filed on November 8, 2013).(1)(2)

10.62	Amended and Restated Sealy Benefit Equalization Plan dated December 18, 2008 (filed as Exhibit 10.44 to Sealy Corporation’s Annual Report on Form 10-K as filed on January 15, 2009).(1)(2)

10.63	Form of Letter Agreement Outlining Retention Program for United States Executive Officers (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K as filed on June 1, 2015).(1)(2)

10.64	Form of Letter Agreement Outlining Retention Program for non-United States Executive Officer (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K as filed on June 1, 2015).(1)(2)

12.1	Statement Regarding Computation of Earnings to Fixed Charges.

21.1	Subsidiaries of Tempur Sealy International, Inc.

23.1	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on signature page).

25.1	Form T-1 Statement of Eligibility and Qualification of Trustee.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery .

99.3	Letter of Clients.

99.4	Letter of Brokers.

(1)	Incorporated by reference.
(2)	Indicates management contract or compensatory plan or arrangement.